UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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(RULE 14a-101)

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WeWork Inc.

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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of WeWork Inc. (the “Company”). The special meeting will be held on [                ], [                ], 2023 at [                ], Eastern Time, online via live audio webcast available at www.cstproxy.com/wework/sm2023 (such meeting, including any adjournment or postponement thereof, the “Special Meeting”) for the following purposes:

1.

To adopt an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, in the form attached to this proxy statement as Annex A, to increase the total number of shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), that the Company will have authority to issue from 1,500,000,000 shares to 4,874,958,334 shares (the “Authorized Shares Proposal”);

2.

To approve, for purposes of the rules of the New York Stock Exchange (“NYSE”), the potential issuance of more than 19.99% of the outstanding shares, including more than one percent of the outstanding shares to a Related Party (as defined in the rules of the NYSE), of Class A Common Stock and Class C Common Stock, par value $0.0001 per share (the “Class C Common Stock” and, together with Class A Common Stock, the “Common Stock”), in the Transactions described below (the “Stock Issuance Proposal”); and

3.

To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve any of the Proposals (as defined below) at the time of the Special Meeting (the “Adjournment Proposal” and, collectively with the Authorized Shares Proposal and the Stock Issuance Proposal, the “Proposals”).

The Proposals are being submitted to the Company’s stockholders in connection with a series of transactions (the “Transactions”) described in this proxy statement that are being undertaken concurrently by us to comprehensively strengthen our balance sheet by reducing our consolidated indebtedness and extending the maturities of our long-term debt. The Transactions are intended to lower the Company’s leverage and cash interest expense and to provide additional liquidity to help advance the Company’s strategic objectives. Among other things, the Transactions contemplate the following potential issuances of additional shares of Class A Common Stock by the Company, which would require approval of our stockholders pursuant to Section 312.03 of the NYSE Listing Manual:

1.

the issuance of shares of Class A Common Stock upon: (i) the exchange (the “SoftBank Unsecured Notes Exchange”) of (x) up to $250.0 million in aggregate principal amount of 5.00% Senior Notes due 2025, Series I (the “Series I Notes”), issued pursuant to the Amended and Restated Senior Notes Indenture, dated December 16, 2021 (as amended and supplemented from time to time), by and among WeWork Companies LLC (the “Issuer”), WW Co-Obligor Inc. (the “Co-Obligor” and, together with the Issuer, the “Issuers”), the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “2021 Indenture”), for consideration consisting of a combination of up to $187.5 million in aggregate principal amount of 11.00% Second Lien Exchangeable Senior Secured PIK Notes due 2027 (with interest per annum payable 5.00% in cash and 6.00% by increasing the outstanding principal amount thereof (“PIK”)) (“Second Lien Exchangeable Notes”) issued by the Issuers, which are exchangeable into shares of Class A Common Stock, and 162 shares of Class A Common Stock per $1,000 in principal amount of Series I Notes being exchanged (which represents shares of Class A Common Stock with a value equal to $150 per $1,000 in principal amount of the Series I Notes being exchanged, calculated at the Common Equity VWAP (as defined herein)) and (y) up to $359.5 million in aggregate principal amount of Series I Notes for consideration consisting of a combination of up to $269.625 million in aggregate principal amount of 12.00% Third Lien Exchangeable Senior Secured PIK Notes (with interest per annum payable in PIK only) (“Third Lien Exchangeable Notes”), which are exchangeable into shares of Class A Common Stock, and 162 shares of Class A Common Stock per $1,000 in principal amount of Series I Notes being exchanged (which represents shares of Class A Common Stock

i

with a value equal to $150 per $1,000 in principal amount of the Series I Notes being exchanged, calculated at the Common Equity VWAP); (ii) the exchange of any remaining Series I Notes following the SoftBank Unsecured Notes Exchange for consideration consisting of 974 shares of Class A Common Stock per $1,000 in principal amount of Series I Notes being exchanged (which represents shares of Class A Common Stock with a value equal to $900 per $1,000 in principal amount of the Series I Notes being exchanged, calculated at the Common Equity VWAP) (the “SoftBank Equitization”); and (iii) the exchange of any Second Lien Exchangeable Notes and Third Lien Exchangeable Notes for shares of Class A Common Stock (the issuance of shares of Class A Common Stock in the transactions contemplated by this paragraph, the “SoftBank Equity Transactions”); and

2.

the issuance of shares of Class A Common Stock separately or in combination with either: (i) assuming a concurrent purchase of First Lien Notes (as defined below), 11.00% Second Lien Senior Secured PIK Notes (with interest per annum payable 5.00% in cash and 6.00% in PIK) (“Second Lien Notes”); or (ii) 12.00% Third Lien Senior Secured PIK Notes (with interest per annum payable in PIK only) (“Third Lien Notes”), as consideration for the exchange by the Company and the Issuers of any and all outstanding 5.00% Senior Notes due 2025, Series II, issued by the Issuers pursuant to the 2021 Indenture and 7.875% Senior Notes due 2025, issued by the Issuers pursuant to the Senior Notes Indenture, dated as of April 30, 2018 (as amended and supplemented from time to time), by and among the Issuers, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the issuance of shares of Class A Common Stock in the transactions contemplated by this paragraph, the “Public Noteholders Equity Transactions” and, collectively with the SoftBank Equity Transactions, the “Equity Transactions”).

The number of shares of Class A Common Stock that will be issued in the Equity Transactions cannot be conclusively determined as of the date of this proxy statement since this number will be based on, among other things, the amount of Series I Notes exchanged in the SoftBank Unsecured Notes Exchange, the amount of Unsecured Public Notes (as defined herein) tendered and accepted in the Exchange Offers (as defined herein) and the consideration which Eligible Noteholders (as defined herein) elect to receive in the Exchange Offers. While the number of shares of Class A Common Stock that will be issued in the Equity Transactions is uncertain, up to approximately 2,831 million shares of Class A Common Stock may be issued in the Equity Transactions, which would exceed the threshold set forth under Section 312.03 of the NYSE Listing Manual.

After consulting with its financial advisors and outside legal counsel, and after reviewing and considering the terms and conditions of the Agreements (as defined herein) and Proposals, as well as the factors more fully described in this proxy statement, a special committee of independent and disinterested directors of the Board (as defined below) (such committee, the “Special Committee”) unanimously determined that the Company’s entry into the Agreements is fair to and in the best interests of the Company and the Company’s stockholders (other than (i) the SoftBank Holders (as defined herein) and (ii) the Third Party Investor (as defined herein) (together with the SoftBank Holders and its and their respective affiliates that may hold or beneficially hold Common Stock, in their capacity as holders of Common Stock only, the “Interested Stockholders”)) and unanimously recommended that the Company’s board of directors (the “Board”) approve the Company’s entry into the Agreements and any other agreements, documents and certificates contemplated by such Agreements or referred to therein, or necessary to consummate the Transactions. Acting upon the unanimous recommendation of the Special Committee, the Board has: (a) approved, adopted and ratified the consummation by the Company of the Transactions and the performance by the Company of its obligations under the Agreements; and (b) recommended that the Company’s stockholders approve the Proposals at the Special Meeting. Accordingly, the Board recommends that you vote “FOR” each of the Proposals.

The close of business on April 7, 2023 is the record date for determining stockholders who are entitled to receive notice of and to vote at the Special Meeting. This Notice of Special Meeting and the accompanying proxy statement are first being distributed on or about [    ], 2023.

To provide convenient access and promote attendance and participation at the Special Meeting, we will hold the Special Meeting virtually. Stockholders may attend the Special Meeting by logging in at www.cstproxy.com/wework/sm2023. Please see page 10 of this proxy statement for additional information regarding participation in the Special Meeting.

Your vote is very important to us. As discussed in greater detail below, the Transactions that are being undertaken concurrently by us to comprehensively strengthen our balance sheet by reducing our consolidated indebtedness and extending the maturities of our long-term debt, cannot be completed unless the Stock Issuance Proposal and the Authorized Shares Proposal are both approved. Please submit your proxy as soon as possible to ensure that your shares are represented at the Special Meeting.

You can ensure your shares are represented at the Special Meeting if you are a stockholder of record by promptly voting electronically over the Internet or by returning your completed proxy card in the pre-addressed, postage-paid return envelope, or, if your shares are held in street name, by returning your completed voting instruction card to your broker. The proxy is solicited on behalf of the Board.

By Order of the Board of Directors

Pamela Swidler
Chief Legal Officer, Chief Compliance Officer and Secretary 75 Rockefeller Plaza, 10th Floor
New York, NY 10019
[ ], 2023

BACKGROUND AND GLOSSARY

We are furnishing you this proxy statement (the “Proxy Statement”) in connection with a special meeting of the stockholders of the Company that will be held on [                ], [                ], 2023 at [                ], Eastern Time (such meeting, including any adjournment or postponement thereof, the “Special Meeting”). The Special Meeting will be conducted online via live audio webcast. As a global company with stockholders located around the world, we are focused on providing convenient access and promoting attendance and participation.

The Special Meeting can be accessed via the Internet by visiting www.cstproxy.com/wework/sm2023. Stockholders without an Internet connection or a computer will be able to listen to the meeting by calling the appropriate telephone number (provided below). The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this Proxy Statement.

Unless stated otherwise or the context indicates otherwise, references to “WeWork,” “we,” “us” and “our” are to the business of WeWork Inc., a Delaware corporation, and its consolidated subsidiaries, including WeWork Companies LLC and WW Co-Obligor Inc., and references to the “Company” are to WeWork Inc. alone. Below are additional defined terms and acronyms used in this Proxy Statement.

7.875% Senior Notes	:	7.875% Senior Notes due 2025, issued by the Issuers pursuant to the 2018 Indenture

2018 Indenture	:	Senior Notes Indenture, dated as of April 30, 2018, by and among the Issuer (as successor to WeWork Companies Inc.), the Co-Obligor, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, as amended, restated, supplemented or modified from time to time

2021 Indenture	:	Amended and Restated Senior Notes Indenture, dated as of December 16, 2021, by and among the Issuer, the Co-Obligor, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, as amended, restated, supplemented, or modified from time to time

Agreements	:	The TSA, the SoftBank Agreement, the Backstop Agreement, the Third Party Purchase Agreement, the Support Agreements and other ancillary agreements relating to the Transactions

Backstop Agreement	:	Backstop Commitment Agreement, dated March 17, 2023, among the Company and certain Consenting Public Noteholders

Board	:	Board of directors of the Company

Bylaws	:	Amended and Restated Bylaws of the Company

Class A Common Stock	:	Class A Common Stock, par value $0.0001 per share, of the Company

Class C Common Stock	:	Class C Common Stock, par value $0.0001 per share, of the Company

Common Equity VWAP	:	Price per share equal to the 20-day volume weighted average price of the shares of Class A Common Stock during the period starting 10 trading days prior to the announcement of the Transactions and ending 10 trading days after such announcement, which has been determined to be $0.9236 per share

Common Stock	:	Class A Common Stock and Class C Common Stock, together

Consenting Public Noteholders	:	Certain holders (or beneficial owners) of, or investment advisors, sub-advisors or managers of funds or accounts in their capacities as holders of, Unsecured Public Notes

Co-Obligor	:	WW Co-Obligor Inc., an indirect subsidiary of the Company

Credit Agreement	:	Credit Agreement, dated as of December 27, 2019, among the Issuer, SVF II, SVF II GP (Jersey) Limited, SB Global Advisers Limited, Goldman Sachs International Bank, as senior tranche administrative agent, Kroll Agency Services Limited, as junior tranche administrative agent and the issuing creditors and letter of credit participants party thereto, as amended, restated, supplemented, or modified from time to time

Eligible Noteholders	:	Holders of Unsecured Public Notes that are eligible to participate in the Exchange Offers

Exchange Act	:	U.S. Securities Exchange Act of 1934, as amended

Exchange Offers	:	The offers to exchange all of the Issuers’ outstanding Unsecured Public Notes pursuant to the terms of the Offering Memorandum

First Lien Notes	:	15.00% (7.0% Cash/8.0% PIK) First Lien Senior Secured PIK Notes due 2027 to be issued by the Issuers

Issuer	:	WeWork Companies LLC, an indirect subsidiary of the Company

Issuers	:	Issuer and Co-Obligor, together

New Money Participant	:	An Eligible Noteholder who elects to purchase First Lien Notes and delivers cash in an amount no less than its Pro Rata Portion in order to receive First Lien Notes pursuant to and subject to the terms and conditions described in the Offering Memorandum

Non-New Money Participants	:	An Eligible Noteholder other than a New Money Participant

NYSE	:	New York Stock Exchange

Offering Memorandum	:	Confidential offering memorandum and consent solicitation statement, dated April 3, 2023

Pro Rata Portion	:	The result of (i) (x) the aggregate dollar amount of Unsecured Public Notes tendered for exchange by an Eligible Noteholder in the Exchange Offers divided by (y) $1,219 million multiplied by (ii) $500 million

Proposals	:	Collectively, the Authorized Shares Proposal, the Stock Issuance Proposal and the Adjournment Proposal

Record Date	:	The close of business on April 7, 2023, which is effectively the close of business on April 6, 2023 due to a market holiday

SEC	:	U.S. Securities and Exchange Commission

Secured Notes	:	Senior Secured Notes due 2025, issued by the Issuers pursuant to the Secured Notes Indenture

Secured Notes Indenture	:	Senior Secured Notes Indenture, dated as of January 3, 2023, by and among the Issuer, the Co-Obligor, the guarantors party thereto and U.S. Bank Trust Company, National Association, as amended, restated, supplemented, or modified from time to time

Securities Act	:	U.S. Securities Act of 1933, as amended

Series I Notes	:	5.00% Senior Notes due 2025, Series I, issued by the Issuers pursuant to the 2021 Indenture

Series II Notes	:	5.00% Senior Notes due 2025, Series II, issued by the Issuers pursuant to the 2021 Indenture

SoftBank Agreement	:	Purchase, Exchange and Sale Agreement, to be entered into, between the Company, the Issuers, SVF II and the SoftBank Noteholder

SoftBank Group	:	SoftBank Group Corp. and its affiliates (excluding (i) the Company and its controlled affiliates and (ii) SVF and its affiliates)

SoftBank Holders	:	SVF and SVF II

SoftBank Noteholder	:	StarBright WW LP (or any SoftBank Group affiliate to which StarBright WW LP transfers its Series I Notes)

Special Meeting	:	Special meeting of the stockholders of the Company to be held on [ ], [ ], 2023 at [ ], Eastern Time (including any adjournment or postponement thereof)

SVF	:	SVF Endurance (Cayman) Limited and its affiliates (excluding (i) the Company and its controlled affiliates, (ii) SoftBank Group and (iii) SVF II)

SVF II	:	SoftBank Vision Fund II-2 L.P and its affiliates (excluding (i) the Company and its controlled affiliates, (ii) SoftBank Group and (iii) SVF)

Support Agreements	:	Agreements among the Company and certain stockholders of the Company pursuant to which such stockholders agreed to vote in favor of each of the Proposals

Third Party Purchase Agreement	:	Securities Purchase and Commitment Agreement, dated March 17, 2023, between the Company and a third-party investor (the “Third Party Investor”)

TSA	:	Transaction Support Agreement, dated March 17, 2023, among the Company, the Issuer, the Co-Obligor, certain other direct and indirect subsidiaries of the Issuer, SVF II, SVF II WW Holdings (Cayman) Limited, SVF II WW (DE) LLC, the SoftBank Noteholder, to a certain extent, SVF Endurance (Cayman) Limited, and the Consenting Public Noteholders, a copy of which is attached hereto as Annex B

Unsecured Public Notes	:	The 7.875% Senior Notes and the Series II Notes, together

Warrants	:	Redeemable warrants of the Company, exercisable for shares of Class A Common Stock at an exercise price of $11.50 per share

WeWork Partnership	:	The We Company Management Holdings L.P.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this Proxy Statement may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. However, not all forward-looking statements in this Proxy Statement may contain one or more of these identifying terms.

Forward-looking statements, including the Projections (as defined herein), are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

Although we believe the expectations reflected in any forward-looking statement are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors.

Such factors include, but are not limited to:

•	any delays with respect to, or the failure to complete, the Transactions, including due to the failure to receive stockholder approval for the Proposals described herein;

•	our ability to execute and realize the expected benefits from the Transactions;

•	the impact of the Transactions on the market price of our securities;

•	litigation, including the outcome of any legal proceedings that may be instituted against us or others relating to the Transactions;

•	diversion of our management’s attention away from our business on account of the Transactions;

•	our ability to raise additional capital in the future;

•	the risk that an insufficient number of Eligible Noteholders participate in the Exchange Offers and tender their Unsecured Public Notes;

•

if the Transactions are not consummated, the potential delays and significant costs of alternative transactions, which may not be available to us on acceptable terms, or at all, which in turn may impact our ability to continue as a going concern;

•	the adverse impact of failing to consummate the Transactions or otherwise deleveraging on our financial condition, business prospects and the market price of our securities;

•

the fact that the “as adjusted” and “as further adjusted” capitalization figures, dilution metrics and financial information presented in this Proxy Statement do not constitute guarantees of our future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ from those anticipated;

•	the significant costs incurred by us in connection with the Transactions;

•	our financial and business performance;

•	the continuing impact of the COVID-19 pandemic;

•

delays in customers and prospective customers returning to the office and taking occupancy, or changes in the preferences of customers and prospective customers with respect to remote or hybrid working, as a result of the COVID-19 pandemic, leading to a parallel delay, or potentially permanent change, in receiving the corresponding revenue;

•	our ability to maintain the listing of the Class A Common Stock and Warrants on the NYSE;

•	our public securities’ potential liquidity and trading;

•	our liquidity needs to operate our business and execute our strategy and related use of cash;

•	the impact of foreign exchange rates on our financial performance;

•	our ability to execute our restructuring plan relating to our business and our operating model;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business;

•	the impact of the regulatory environment and complexities with compliance related to such environment;

•	our ability to maintain an effective system of internal control over financial reporting;

•	our ability to grow market share in our existing markets or any new markets we may enter;

•

our ability to respond to changes in customer demand, geopolitical events, including the conflict in Ukraine, or other disruptions and general economic conditions, including rising interest rates, inflation, disruptions created by instability in the banking sector, and the impact of such conditions on WeWork and our customers;

•	the health of the commercial real estate industry;

•	risks associated with our real estate assets and increased competition in the commercial real estate industry;

•	our ability to manage our growth effectively;

•	our ability to achieve and maintain profitability in the future;

•

our ability to access sources of capital, including debt financing and securitization funding to finance our real estate inventories and other sources of capital to finance operations and growth, and our ability to restructure, refinance, extend or repay our outstanding indebtedness;

•	our ability to maintain and enhance our products and brand and to attract customers;

•	our ability to manage, develop and refine our platform for managing and powering flexible work spaces and access to our customer base;

•	the success of strategic relationships with third parties;

•	the outcome of any known and unknown litigation and regulatory proceedings;

•	the anticipated benefits of our partnerships with third parties;

•	our expectations regarding our exits of underperforming locations, including the timing of any such exits and the ability to retain our members;

•	the impact of the Transactions on our U.S. federal income tax position, including the availability of utilizing our net operating losses to offset any taxes incurred in connection therewith;

•

the impact of potential mergers, business combinations, acquisitions, divestitures or dispositions of assets, or other limitations imposed as a result of any merger, business combination, acquisition, divestiture or disposition of assets; and

•	other risks referenced in “Risk Factors” in this Proxy Statement and identified in documents filed by us with the SEC.

Forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the anticipated benefits from the Transactions, the impact of the Transactions on our financial condition and results of operations, future economic, competitive, business and market conditions as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions. We discuss these and other risks and uncertainties in the Company’s annual and quarterly periodic reports and other documents filed with the SEC, which you should consider and read carefully.

We operate in a very competitive and rapidly changing environment and have recently undergone significant changes at the executive and board levels and intend to make several changes to our capital structure as part of the Transactions. New risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Proxy Statement, and our expected future levels of activity and performance, may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. As a result, you should not regard any of these forward-looking statements as a representation or warranty by us or any other person or place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

You should read this Proxy Statement and the Company’s annual report, in particular the section entitled “Risk Factors,” as updated by any of the Company’s subsequent quarterly periodic reports and other documents filed with the SEC in their entirety and with the understanding that our actual future results may be materially different from our expectations. All of our forward-looking statements are qualified by the cautionary statements contained in this section and elsewhere in this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following are answers to some questions that you, as a stockholder, may have regarding the Special Meeting and the Proposals. The Company urges you to carefully read the remainder of this Proxy Statement because the information in this section does not provide all the information that might be important to you with respect to the Special Meeting and the Proposals.

1.	Why am I receiving these proxy materials?

You are receiving this Proxy Statement and proxy card from the Company because, at the close of business on April 7, 2023, the record date for the Special Meeting, you were a holder of record of shares of Common Stock of the Company. This Proxy Statement describes the matters that will be presented for your consideration at the Special Meeting. It also gives you information concerning the matters to assist you in making an informed decision.

We are calling the Special Meeting to approve the Authorized Shares Proposal, the Stock Issuance Proposal and the Adjournment Proposal. As discussed in greater detail below, the Transactions that are being undertaken concurrently by us to comprehensively strengthen our balance sheet by reducing our consolidated indebtedness and extending the maturities of our long-term debt, cannot be completed unless the Stock Issuance Proposal and the Authorized Shares Proposal are both approved.

The approval of the Adjournment Proposal would permit the Board to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve any of the Proposals at the time of the Special Meeting. The Transactions are not conditioned on the approval of the Adjournment Proposal.

2.	What am I voting on?

The Company’s stockholders are being asked to approve:

•

a proposal to adopt an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”), in the form attached to this Proxy Statement as Annex A, to increase the total number of shares of Class A Common Stock that the Company will have authority to issue from 1,500,000,000 shares to 4,874,958,334 shares;

•

a proposal to approve, for purposes of the rules of the NYSE, the potential issuance of more than 19.99% of the outstanding shares, including more than one percent of the outstanding shares to a Related Party (as defined in the rules of the NYSE), of Common Stock in the Transactions; and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve any of the Proposals at the time of the Special Meeting.

3.	What will happen if the Proposals are not approved?

The Equity Transactions are conditioned upon the approval of the Stock Issuance Proposal and the Authorized Shares Proposal. Accordingly, if the Stock Issuance Proposal and the Authorized Shares Proposal are not both approved, we will be unable to complete the Equity Transactions. In addition, as discussed in greater detail below, the other transactions that are being undertaken concurrently by us to comprehensively strengthen our balance sheet by reducing our consolidated indebtedness and extending the maturities of our long-term debt, cannot be completed unless the Stock Issuance Proposal and the Authorized Shares Proposal are both approved. For a detailed discussion on the consequences of our failure to consummate the Transactions, see “Risk Factors—We have a history of operating losses and negative cash flow and failure to fully consummate the Transactions could have a material adverse effect on our business, operating results, financial condition, liquidity and long-term prospects.”

If we are unable to successfully consummate the Transactions and address our near-term liquidity needs, we may be unable to satisfy our future debt service obligations, meet other financial obligations or comply with the debt covenants governing our indebtedness. Accordingly, the Company will need to consider other alternatives to deleverage and strengthen our financial condition. These alternatives may include (subject to market conditions) capital markets transactions, repurchases, redemptions, exchanges or other refinancings of our existing debt, the potential issuance of equity securities, the potential sale of additional assets and businesses, or other strategic transactions and measures. These alternatives involve significant uncertainties, potential significant delays, costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future. See “Risk Factors—We have a history of operating losses and negative cash flow and failure to fully consummate the Transactions could have a material adverse effect on our business, operating results, financial condition, liquidity and long-term prospects.”

If the Adjournment Proposal is not approved, the Board may not be able to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve any of the Proposals at the time of the Special Meeting. The Transactions are not conditioned upon approval of the Adjournment Proposal.

4.	Does the Board and the Company’s management support the Transactions?

The Board, including a special committee of independent and disinterested directors (the “Special Committee”), and the Company’s management support the Transactions and believe them to be in the best interests of the Company and our stockholders. The Special Committee, the Board and the Company’s management believe that the substantial debt reduction contemplated by the Transactions is critical to meeting our operational goals and financial obligations. If we are unable to successfully consummate the Transactions and address our near-term liquidity needs, we may be unable to satisfy our future debt service obligations, meet other financial obligations or comply with the debt covenants governing our indebtedness. Accordingly, we will need to consider other alternatives that may or may not be available to us to deleverage and strengthen our financial condition. These alternatives may include (subject to market conditions) capital markets transactions, repurchases, redemptions, exchanges or other refinancings of our existing debt, the potential issuance of equity securities, the potential sale of additional assets and businesses, or other strategic transactions and measures. These alternatives involve significant uncertainties, potential significant delays, costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future. See “Risk Factors—We have a history of operating losses and negative cash flow and failure to fully consummate the Transactions could have a material adverse effect on our business, operating results, financial condition, liquidity and long-term prospects.”

The Board recommends that you vote in favor of the Proposals at the Special Meeting.

5.	What interests do the Company’s officers, directors and principal stockholders have in the approval of the Proposals?

As of March 20, 2023 the SoftBank Holders held approximately 55.4% of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting. In addition, a total of four of our nine directors on the Board have been designated for nomination by the SoftBank Holders. Our Charter provides that, if at any meeting of the Company’s stockholders the aggregate number of voting securities held by the SoftBank Group and the SoftBank Holders would otherwise represent more than 49.90% of the voting securities present (in person or by proxy) at such meeting with respect to any vote or election submitted to the holders of shares of capital stock of the Company for approval (each, a “Stockholder Vote”), then the SoftBank Group and the SoftBank Holders will only be entitled to vote 49.90% of the voting securities present (in person or by proxy) and voting in such Stockholder Vote, with the SoftBank Group not voting the minimum number of its shares of Class A Common Stock as is required to reduce the combined voting power exercised by the SoftBank Group and the SoftBank Holders to no more than 49.90% (rounded down to the nearest whole share) of the voting securities present (in person or by proxy) and voting at such Stockholder Vote. Despite this provision, the SoftBank Holders exercise the most significant voting power in the Company and have designated for nomination a significant number of the directors on the Board.

The SoftBank Noteholder and SVF II are affiliates of the SoftBank Holders and will be parties to the SoftBank Agreement. While the number of shares of Class A Common Stock that will be issued in the SoftBank Equity Transactions is uncertain, the completion of these transactions is expected to cause a significant dilution in the relative percentage interests of the Company’s stockholders (other than the SoftBank Holders). See “Purpose of the Special Meeting; Background of the Proposals—Dilutive Effects of the Transactions.”

Furthermore, pursuant to the Transactions, SVF II will rollover $300.0 million in aggregate principal amount of Secured Notes currently held by or that may be issued and sold to SVF II into either, at the Issuers’ option, (i) up to $300.0 million in aggregate principal amount of a second separate series of First Lien Notes to be issued at closing of the Transactions or (ii) a commitment from SVF II to purchase, at the Company’s option, in full or in part, and from time to time, up to $300.0 million in aggregate principal amount of SoftBank Delayed Draw Notes (as defined below), subject to the repayment in full of the outstanding Secured Notes, including any accrued and unpaid interest thereon, at the closing of the Transactions (such repayment, the “SoftBank Secured Notes Redemption”). Therefore, the SoftBank Holders have interests in the Transactions that are different from, or in addition to, the interests of other stockholders of the Company. See “Interests of Our Officers, Directors and Principal Stockholders” and “Security Ownership of Certain Beneficial Owners and Management.”

6.	Was a special committee of the Board formed?

Yes. Given the SoftBank Holders’ significant ownership interests in the Company and representation on the Board, the Board formed the Special Committee consisting of Bruce Dunlevie, Daniel Hurwitz, Vivek Ranadivé and David Tolley to review, evaluate, explore and negotiate the Transactions and recommend to the Board whether the Transactions are fair to and in the best interests of the Company and the Company’s stockholders (other than the Interested Stockholders). Mr. Dunlevie was selected to serve as Chair of the Special Committee. The Special Committee engaged financial and legal advisors to evaluate the Transactions. Pursuant to the authority granted to the Special Committee by the Board, and with the assistance of the Company’s management, the Special Committee conducted a wide-ranging examination of the Transactions and other alternatives available to us to strengthen our balance sheet and improve our liquidity.

On March 15, 2023, after consulting with its financial advisors and outside legal counsel and after reviewing and considering the terms and conditions of the Proposals and the factors more fully described in this Proxy Statement, the Special Committee unanimously determined that the Company’s entry into the Agreements is fair to and in the best interests of the Company and the Company’s stockholders (other than the Interested Stockholders) and recommended that the Board approve the Company’s entry into the Agreements and any other agreements, documents and certificates contemplated by such Agreements or referred to therein, or necessary to consummate the Transactions.

On March 15, 2023, the Board, acting on the unanimous recommendation of the Special Committee: (a) approved, adopted and ratified the consummation by the Company of the Transactions and the performance by the Company of its obligations under the Agreements; and (b) recommended that the Company’s stockholders approve the Proposals at the Special Meeting. For more information, see “Purpose of the Special Meeting; Background of the Proposals.”

7.	How will the Special Meeting be conducted?

The Special Meeting will be conducted online via live audio webcast. Stockholders may attend the meeting regardless of location.

8.	What if I don’t have Internet access?

Please call +1 (800) 450-7155 (toll free in North America) or +1 (857) 999-9155 (International) to listen to the Special Meeting. You will not be able to vote your shares of Common Stock during the meeting if you only access the meeting by phone.

9.	How can I participate in the Special Meeting?

The Special Meeting will be conducted virtually via live audio webcast available at www.cstproxy.com/wework/sm2023. You are entitled to participate in the Special Meeting if you were a stockholder as of the Record Date, or hold a valid proxy for the Special Meeting.

To be admitted to the Special Meeting via live audio webcast at www.cstproxy.com/wework/sm2023, you must enter the 12-digit control number found next to the label “Control Number” on your proxy card. If you do not have your 12-digit control number, you will be able to login as a guest but will not be able to vote your shares during the Special Meeting.

You may begin to log in to the meeting platform beginning at [                ], Eastern Time, on [                ], 2023. The meeting will begin promptly at [                ], Eastern Time, on [                ], 2023.

10.	What if I experience technical difficulties?

Please call +1 (800) 450-7155 (toll free in North America) or +1 (857) 999-9155 (International) for assistance.

11.	Who is entitled to vote at the Special Meeting?

You can vote at the Special Meeting if, as of the Record Date, you were a stockholder of record of the Class A Common Stock or Class C Common Stock and are entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote. As of March 20 2023 there were 711,363,722 shares of Class A Common Stock issued and outstanding and 19,938,089 shares of Class C Common Stock issued and outstanding. Holders of Common Stock will vote together as a single class on all matters described in this Proxy Statement.

A quorum is required for the Company’s stockholders to conduct business at the Special Meeting. A quorum exists if stockholders holding at least a majority of the voting power of the shares of the Company’s issued and outstanding Common Stock (voting together as a single class) and entitled to vote are present at the Special Meeting or represented by proxy. Pursuant to the TSA, the SoftBank Holders have agreed that they will vote in favor of each of the Proposals. In addition, pursuant to the Support Agreements, certain stockholders of the Company, who collectively held approximately 8.9% of outstanding shares of Common Stock as of March 20, 2023, have agreed that they will vote in favor of each of the Proposals. As a result of these commitments, we expect that a quorum of the Company’s stockholders will be present at the Special Meeting. See “Purpose of the Special Meeting; Background of the Proposals—Background.”

12.	Who is soliciting my vote pursuant to this Proxy Statement and who will bear the cost of this proxy solicitation?

The Board is soliciting your vote at the Special Meeting. The Company will bear the cost of the solicitation of proxies related to the Special Meeting. Proxies may be solicited by officers, directors and employees of the Company, none of whom will receive any additional compensation for their services. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. We have also engaged Morrow Sodali LLC (“Morrow Sodali”) to assist us in the solicitation of proxies and provide related advice and informational support for a fee and the reimbursement of customary disbursements that is not expected to exceed $20,000 in the aggregate. We will also indemnify Morrow Sodali against certain losses arising out of its provision of these services on our behalf.

13.	How can I vote my shares of Common Stock at the Special Meeting?

If you are a stockholder of record you can vote in three ways:

Voting Online — You can vote online at www.cstproxyvote.com by following the instructions on your proxy card.

Vote at the Meeting — If you plan to attend the Special Meeting virtually, you will need your 12 digit control number to vote electronically at the Special Meeting.

Voting by Mail — You can vote by mail by completing the enclosed proxy card and returning it per the instructions on the card.

If you are voting online, you may vote your shares until 11:59 p.m., Eastern Time, on [                ], 2023. If you are voting by mail, your marked, signed and dated proxy card must be received by the Company by [                ], 2023.

Proxies are solicited by and on behalf of the Board. If you vote by proxy, your shares will be voted at the Special Meeting as you direct. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted to approve the Proposals. You can also vote via the Internet during the Special Meeting if you are a stockholder of record.

If, as of the Record Date, your shares of Common Stock were not held in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and this Proxy Statement is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you request and obtain a valid proxy from your broker, bank or other agent. If you are a beneficial owner and want to vote your shares at the Special Meeting, you will need to request a legal proxy from your bank, broker or other nominee well in advance of the Special Meeting. We encourage you to vote your proxy by Internet or mail prior to the meeting, even if you plan to participate in the Special Meeting.

If you experience any technical difficulties or have any questions regarding the virtual meeting website, please call +1 (800) 450-7155 (toll free in North America) or +1 (857) 999-9155 (International) and we will endeavor to assist you. If there are any technical issues in convening or hosting the meeting, we plan to promptly post information to our investor relations website, investors.wework.com, including information on when the meeting will be reconvened. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this Proxy Statement.

Your vote is very important to us. As discussed in greater detail below, the Transactions that are being undertaken concurrently by us to comprehensively strengthen our balance sheet by reducing our consolidated indebtedness and extending the maturities of our long-term debt, cannot be completed unless the Stock Issuance Proposal and the Authorized Shares Proposal are both approved.

Please submit your proxy as soon as possible to ensure that your shares are represented at the Special Meeting.

14.	What are my voting choices?

You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on any proposal to be voted on at the Special Meeting. Your shares will be voted as you specifically instruct. If you sign your proxy card without giving specific instructions on how your shares are to be voted at the Special Meeting, your shares will be voted in accordance with the recommendation of the Board in favor of each Proposal presented at the Special Meeting.

15.	Can I change or revoke my vote after I return my proxy card?

Yes. If you are a stockholder of record, you can change or revoke your proxy before the Special Meeting by (i) timely notifying the Company in writing, (ii) timely delivering a later-dated proxy by mail or (iii) timely casting a new vote online. Alternatively, you can participate in and vote at the Special Meeting. If you are a beneficial owner of shares held in street name, you must follow the instructions for changing or revoking your proxy provided by your broker, bank or other nominee.

You are the “stockholder of record” for any shares of our Common Stock that you own directly in your name.

You are a “beneficial stockholder” of shares held in street name if your shares of our Common Stock are held in an account with a broker, bank or other nominee as custodian on your behalf. The broker, bank or other nominee is considered the stockholder of record of these shares, commonly referred to as holding the shares in “street name.” As the beneficial owner, you have the right to instruct the broker, bank or other nominee how to vote your shares.

16.	How do I vote shares not held under my name?

If your shares are held in street name by a nominee, the proxy materials are being forwarded to you by that organization, and you should follow the instructions for voting as set forth on that organization’s voting instruction card. As the beneficial owner, you have the right to instruct the broker, bank or other nominee how to vote your shares.

Under the rules and practices of the NYSE, if you hold shares through a nominee, your nominee is permitted to vote your shares on certain “routine” matters in its discretion even if the nominee does not receive instructions from you. None of the proposals at the Special Meeting are routine matters. Generally, broker non-votes will exist only if there is at least one “routine” matter on which your nominee may exercise discretionary voting power without having received instructions from you. Consequently, it is not expected that there will be any “broker non-votes” at the Special Meeting. Abstentions do not constitute votes properly cast favoring or opposing proposals on “non-routine” matters.

17.	What vote is required for approval of the Proposals?

The Bylaws provide that the holders of a majority in voting power of the issued and outstanding shares of the capital stock of the Company and entitled to vote at the Special Meeting, present in person or by remote communication, if applicable, or represented by proxy, constitute a quorum for the transaction of business at the Special Meeting. Shares that are authorized to be voted on or to abstain on any matter presented at the Special Meeting, or that are held by stockholders who are present at the Special Meeting, are counted as present and entitled to vote and are therefore included for purposes of determining whether a quorum is present at the Special Meeting. If you hold your Class A Common Stock or Class C Common Stock through a broker, the broker may be prevented from voting shares held in your brokerage account if you have not given the broker voting instructions with respect to your shares (resulting in what is referred to as a “broker non-vote”). Thus, it is important that you vote your shares to ensure that they are represented on all matters presented at the Special Meeting. For each of the proposals, the applicable voting standard, the Board’s recommendation, and treatment of abstentions and broker non-votes are as follows:

Voting Item	Board Recommendation	Voting Standard	Treatment of Abstentions	Expected Treatment of Broker Non-Votes
Proposal 1 - Authorized Shares Proposal	FOR	Majority of the issued and outstanding shares of Common Stock	Same effect as a vote AGAINST the Proposal	Same effect as a vote AGAINST the Proposal

Proposal 2 - Stock Issuance Proposal	FOR	Majority in voting power of votes cast by holders of Common Stock	No effect	No effect

Proposal 3 - Adjournment Proposal	FOR	Majority in voting power of votes cast by holders of Common Stock	No effect	No effect

Stockholders should be aware that the Charter provides that, if at any meeting of the Company’s stockholders the aggregate number of voting securities held by the SoftBank Group and the SoftBank Holders would otherwise represent more than 49.90% of the voting securities present (in person or by proxy) with respect to any Stockholder Vote, then the SoftBank Group and the SoftBank Holders will only be entitled to vote 49.90% of the voting securities present (in person or by proxy) and voting in such Stockholder Vote, with the SoftBank Group not voting the minimum number of its shares of Class A Common Stock (such minimum number of shares, the “Subject Shares”) as is required to reduce the combined voting power exercised by the SoftBank Group and the SoftBank Holders to no more than 49.90% (rounded down to the nearest whole share) of the voting securities present (in person or by proxy) and voting at such Stockholder Vote. The SoftBank Group has appointed an executive of the Company as its attorney and proxy, to the full extent of its voting rights with respect to the Subject Shares in such applicable Stockholder Vote, to vote all the Subject Shares in proportion to the votes cast by the stockholders of the Company (other than the Interested Stockholders) in such Stockholder Vote. The SoftBank Group has retained all economic and all other non-voting rights, powers and preferences in the Subject Shares.

Pursuant to the TSA, the SoftBank Holders have agreed that they will vote in favor of each of the Proposals. In addition, pursuant to the Support Agreements, certain stockholders of the Company, who collectively held approximately 8.9% of outstanding shares of Common Stock as of March 20, 2023, have agreed that they will vote in favor of each of the Proposals. As a result of these commitments, we expect that each of the Proposals will receive a sufficient number of votes at the Special Meeting to ensure that they are approved. See “Purpose of the Special Meeting; Background of the Proposals—Background.”

18.	Am I entitled to dissenters’ rights or appraisal rights?

None of the Company’s stockholders are entitled to dissenters’ or appraisal rights with respect to any of the Proposals being submitted to the stockholders at the Special Meeting, or with respect to the Transactions.

19.	What happens if I do not respond or if I respond and fail to indicate my voting preference?

If you fail to attend the Special Meeting or are not represented by proxy at the Special Meeting, your shares will not be counted toward establishing a quorum for the Special Meeting, which requires that stockholders holding at least a majority of the voting power of the shares of our issued and outstanding Class A Common Stock and our Class C Common Stock (voting together as a single class), entitled to vote are present at the Special Meeting or represented by proxy.

If you respond and do not indicate your voting preference, your shares will be voted in accordance with the recommendation of the Board in favor of each Proposal presented at the Special Meeting.

20.	Can I vote on other matters?

The Special Meeting has been called only to consider and vote on the approval of the Authorized Shares Proposal, the Stock Issuance Proposal and the Adjournment Proposal. Under the Bylaws, no other matters may be considered at the Special Meeting if they are not included in this Proxy Statement, which serves as the notice of the Special Meeting.

21.	Why were my proxy materials included in the same envelope as other people at my address?

Stockholders of record who have the same address and last name will receive a single envelope containing this Proxy Statement and proxy card for all stockholders having that address unless we receive contrary instructions from one or more of the stockholders residing at that address. The proxy card for each stockholder will include that stockholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If multiple stockholders of record residing at a single address (i) are receiving a single copy of the proxy materials and would prefer to receive separate copies of the proxy materials or (ii) are receiving a multiple copies of the proxy materials and would prefer to receive a single copy of the proxy materials, please call our proxy solicitor at +1 (800) 662-5200 (toll free in North America) or at +1 (203) 658-9400 (International), or by email at WeWork@investor.morrowsodali.com. We will promptly deliver a separate copy of the proxy materials in response to any such request. If, in the future, you do not wish to participate in householding, you should contact us at the above phone number, address or email.

Beneficial stockholders can request additional information about householding from their banks, brokers or other holders of record.

22.	What do I need to do now?

We urge you to read this Proxy Statement carefully and then either vote online at www.cstproxy.com/wework/sm2023 by following the voting instructions on the proxy card or mail your dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted in connection with the Special Meeting.

23.	Who can help answer my other questions?

If you have more questions on the Proposals or voting, or if you need additional copies of this Proxy Statement or the enclosed proxy card you should contact:

Morrow Sodali LLC

509 Madison Avenue

Suite 1206

New York, NY 10022

Toll-free in North America: +1 (800) 662-5200

International: + 1 (203) 658-9400

Email: WeWork@investor.morrowsodali.com

PURPOSE OF THE SPECIAL MEETING; BACKGROUND OF THE PROPOSALS

Background

WeWork is the leading global flexible workspace provider, serving a membership base of businesses large and small through our network of 779 systemwide locations as of December 31, 2022. With our global footprint, we have worked to establish ourselves as the preeminent brand within the flexible workspace category, by combining prime locations and unique design with member-first hospitality and exceptional community experiences.

WeWork has been highly focused over the past several months on taking steps to strengthen its capital structure and enhance its financial flexibility in the current volatile macroeconomic environment. The duration and scope of the COVID-19 pandemic has been unpredictable and has resulted in a slower than expected recovery in our business. In addition, the potential for an economic recession, as well as rising interest rates and increased inflation, have impacted our members and their ability to renew their membership agreements. WeWork has also observed some slowing growth in certain markets. We have therefore sought to comprehensively strengthen our balance sheet by reducing our consolidated indebtedness and extending the maturities of our long-term debt.

As a result of these developments, the Board and our management team have been exploring a variety of capital-raising transactions, including transactions involving the issuance of Class A Common Stock, Preferred Stock (as defined herein) or other equity securities; transactions involving the sale of certain of our businesses or assets; and refinancing of our existing indebtedness. One of the several transactions considered by the Board contemplated the issuance of Class A Common Stock as consideration for the purchase of the Series I Notes issued by the Issuers that are held by the SoftBank Noteholder. Given the SoftBank Holders’ ownership interests in the Company and representation on the Board, the Board formed the Special Committee, consisting of Daniel Hurwitz, Vivek Ranadivé, David Tolley and Bruce Dunlevie, to review, evaluate, explore and negotiate the Transactions and recommend to the Board whether the Transactions are fair to and in the best interests of the Company and the Company’s stockholders (other than the Interested Stockholders). Mr. Dunlevie was selected to serve as Chair of the Special Committee. The Board did not grant the members of the Special Committee any additional compensation for their service on the Special Committee beyond what each member receives in the ordinary course as a member of the Board.

The Special Committee retained financial and legal advisors to assist it in its work. Perella Weinberg Partners LP (“Perella Weinberg”) was retained as the Special Committee’s independent financial advisor for purposes of the Special Committee’s review, evaluation and negotiation of the Transactions and alternatives to the Transactions. In retaining Perella Weinberg, the Special Committee believed that it would be beneficial to its work to have assistance and advice from an independent financial advisor who was retained by, and answerable only to, the Special Committee. The Special Committee also believed that Perella Weinberg would bring a valuable perspective on the risks and uncertainties relevant to the Transactions and potential alternatives to the Transactions. The Special Committee determined to engage Perella Weinberg based upon, among other things, Perella Weinberg’s qualifications, reputation, experience and expertise in serving as advisors to special committees of boards of directors, generally and in connection with similar transactions and circumstances; Perella Weinberg’s familiarity with the Company (given that Perella Weinberg had represented prior special committees of the Board); and the Special Committee’s assessment of Perella Weinberg’s independence from the Company and the Interested Stockholders. Following its engagement by the Special Committee, Perella Weinberg held numerous discussions with the Special Committee and members of our management and our financial advisors regarding the Transactions and alternatives to the Transactions, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and the effects of the Transactions on the financial condition and the future prospects of the Company. In addition, the Special Committee met numerous times, both with and without the Company’s management, to discuss the terms of the Transactions and alternatives to the Transactions. With the assistance of its independent financial and legal advisors and the Company’s management, the Special Committee conducted a wide-ranging examination of other alternatives available to the Company to strengthen its balance sheet and improve its liquidity. Ultimately, the Special Committee unanimously concluded that none of those alternatives were actionable or accomplished the same set of objectives as the Transactions.

Pursuant to the authority granted to the Special Committee by the Board, the Special Committee also made a variety of requests that the parties modify the terms of the Transactions for the benefit of the Company’s stockholders (other than the Interested Stockholders). As a result of these requests:

•	the Company agreed to modify the Common Equity VWAP calculation to reflect share price performance both before and after announcement of the Transactions;

•

the Company made certain amendments to the Third Party Purchase Agreement to ensure that any participating Third Party Investor would be obligated to acquire shares of Common Stock, rather than being provided an option to do so;

•

the Company negotiated with SoftBank Holders and Consenting Public Noteholders to improve certain other economic terms of the Transactions to further reduce potential dilution to stockholders while maximizing cash proceeds to the Company;

•

the SoftBank Holders will take all actions necessary to ensure that certain voting limitations contemplated by the Charter (including in respect of director elections) remain in place so long as the SoftBank Holders own in excess of 49.90% of the Company’s voting power;

•

the Company and the SoftBank Holders will take all action necessary to ensure that: (i) the SoftBank Holders retain their existing right to nominate four members of the Board, which nomination rights will step down in accordance with the terms of the Stockholders Agreement (the “Stockholders Agreement”), dated as of October 20, 2021 by and among the Company, BowX Sponsor, LLC (“BowX Investor”), SB WW Holdings (Cayman) Limited, SVF Endurance (Cayman) Limited and Benchmark Capital Partners VII (AIV), L.P. (“Benchmark”); (ii) Benchmark, Insight Partners and BowX Investor will retain, if applicable, their existing rights to each designate one member of the Board, with such nomination rights stepping down in accordance with the terms of the Stockholders Agreement; (iii) the independent directors not nominated by the SoftBank Holders (the “Independent Directors”) will nominate one additional independent director; (iv) the Company’s Chief Executive Officer will continue to serve as a director; and (v) the Board size will continue to be fixed at nine directors; and

•

for so long as the SoftBank Holders hold at least 25% of the Company’s voting power (on an outstanding basis), all amendments or waivers to the Company’s related party transactions policy must be approved by a majority of the Independent Directors.

On March 15, 2023, the Special Committee held a meeting in which representatives of the Special Committee’s financial and legal advisors were in attendance. At the request of the Special Committee, representatives of Lincoln International LLC (“Lincoln”) attended the meeting and presented Lincoln’s financial analyses with respect to the Company and the Transactions based on the terms and conditions of the Transactions as they had been negotiated at such time and indicated that, based on such terms and conditions, Lincoln would be prepared to render an opinion to the effect that, as of such date and based on the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken as described therein, the Transactions, taken as a whole, were fair, from a financial point of view, to the Company, the Issuer and stockholders of the Company (other than the Interested Stockholders), in their capacity as such. Following finalization of the terms of the Transactions, Lincoln rendered its written opinion to such effect on March 17, 2023 taking into account the updated financial terms of the Transactions that had been negotiated since March 15, 2023. For additional information on Lincoln and its opinion, please see the section of this Proxy Statement entitled “Fairness Opinion.”

At the meeting on March 15, 2023, the Special Committee unanimously determined that the Company’s entry into the Agreements is fair to and in the best interests of the Company and the Company’s stockholders (other than the Interested Stockholders) and unanimously recommended that the Board approve the Company’s entry into each of the Agreements and any other agreements, documents and certificates contemplated by such Agreements or referred to therein, or necessary to consummate the Transactions. Subsequently, on March 15, 2023, the Board, acting on the unanimous recommendation of the Special Committee, among other things, approved the Company’s entry into the Agreements and also authorized, empowered and directed certain members of management to negotiate, prepare, execute and deliver each of the Agreements and any other agreements, documents and certificates contemplated by such Agreements or necessary to consummate the Transactions.

Pursuant to the TSA, a copy of which is attached hereto as Annex B, the parties thereto have agreed to, among other things and subject to certain terms and conditions contained in the TSA, approve, implement and enter into definitive documents covering the following transactions:

(i) the Exchange Offers and the Consent Solicitations (each as defined below). The Issuers have agreed to, among other things, use commercially reasonable efforts to execute, deliver, implement and effectuate such documents necessary or advisable to effectuate and consummate the Exchange Offers and the Consent Solicitations;

(ii) each of the Consenting Public Noteholders have agreed to tender all of its respective Unsecured Public Notes in the Exchange Offers and provide its consent to the proposed amendments to the indentures governing the Unsecured Public Notes in the Consent Solicitations;

(iii) the SoftBank Unsecured Notes Exchange and the SoftBank Equitization;

(iv) the rollover (the “SoftBank Rollover”) of $300.0 million out of the $500.0 million in aggregate principal amount of the Secured Notes currently held by or that may be issued and sold to SVF II pursuant to that certain Amended and Restated Master Senior Secured Notes Note Purchase Agreement, dated as of October 20, 2021 (as amended, waived or otherwise modified from time to time, the “Secured NPA”), into either, at the Issuers’ option, (i) up to $300.0 million in aggregate principal amount of a second separate series of First Lien Notes to be issued at closing of the Transactions or (ii) a commitment from SVF II to purchase, at the Company’s option, in full or in part, and from time to time, up to $300.0 million in aggregate principal amount of such separate series of First Lien Notes (the “SoftBank Delayed Draw Notes”) pursuant to a new note purchase agreement, subject to the SoftBank Secured Notes Redemption. During the period from the entry into the TSA to the closing of the Transactions, the Issuers may draw upon the remaining $250.0 million in aggregate principal of the Secured Notes, each draw subject to the terms of the Secured NPA and subject to the following schedule: (i) first, a draw request of $50.0 million, which may be made no earlier than April 1, 2023 (which draw request was made on April 1, 2023); (ii) a subsequent draw request of no more than $75.0 million which may be made no earlier than May 1, 2023; (iii) another subsequent draw request of no more than $75.0 million which may be made no earlier than June 1, 2023; and (iv) if applicable, a draw request of $50.0 million thereafter. SVF II will be entitled to a 12.5% fee on up to $50.0 million in aggregate principal amount of First Lien Notes outstanding and held by SVF II in excess of $250.0 million, in the form of additional First Lien Notes. In connection with the SoftBank Rollover upon closing of the Transactions, the Secured NPA will be terminated and any aggregate principal amount of Secured Notes outstanding in excess of $300.0 million, or, if the Issuers elect the commitment from SVF II to purchase $300.0 million of SoftBank Delayed Draw Notes from time to time, all of the aggregate principal amount of Secured Notes outstanding, in each case with any accrued and unpaid interest thereon, shall be repaid in cash;

(v) the applicable SoftBank Holders have agreed to vote and exercise any powers or rights available to them in favor of the Proposals;

(vi) the SoftBank Holders have agreed to, among other things, use commercially reasonable efforts to cooperate with and assist the Company and the Issuers in obtaining additional support for the Transactions from their other material stakeholders and from the issuing creditors, letter of credit participants and other parties under the Credit Agreement, including an agreement by the SoftBank Holders to enter into a credit support letter extending the maturities of the existing letter of credit facilities thereunder and certain other changes with respect thereto; and

(vii) the SoftBank Holders have agreed to enter into a letter agreement with the Company regarding certain governance matters negotiated with the Special Committee, which provides, among other things, that the SoftBank Holders will take all actions necessary to ensure that certain voting limitations contemplated by the Charter remain in place so long as the SoftBank Holders own in excess of 49.90% of the Company’s voting power.

The TSA contains certain covenants on the part of each of the parties thereto, including covenants that the applicable SoftBank Holders and the Consenting Public Noteholders support the Exchange Offers and Consent Solicitations, otherwise use good faith when negotiating the forms of the definitive documents that will govern the Transactions, and support and cooperate with the Company and one another in consummating the Transactions.

The TSA also contains certain customary representations, warranties and other agreements by the parties thereto. Closing of any Transaction pursuant to the TSA is subject to, and conditioned upon, closing of all of the other Transactions as well as approval of the Authorized Shares Proposal and the Stock Issuance Proposal.

On March 17, 2023, the Company, the Issuers and certain Eligible Noteholders that are Consenting Public Noteholders (the “Backstop Parties”) entered into the Backstop Agreement pursuant to which, and subject to the terms and conditions therein, each of the Backstop Parties has agreed to (i) tender its applicable Unsecured Public Notes by the Early Exchange Time (as defined herein) of the Exchange Offers and provide its consent to the proposed amendments in the Consent Solicitations and (ii) purchase its agreed percentage of up to $500.0 million of First Lien Notes, at a price equal to $1,000 per $1,000 in principal amount of such First Lien Notes, to the extent such amount is not funded by Eligible Noteholders in the Exchange Offers, including as a result of failures to fund by an Eligible Noteholder (the “Backstop Commitment”), subject to the consummation of the Exchange Offers and Consent Solicitations and satisfaction of certain other conditions, and in exchange for a $25.0 million premium payable to the Backstop Parties (other than any Backstop Party who defaults under the Backstop Commitment), pro rata for each such Backstop Party’s Backstop Commitment, in the form of additional First Lien Notes.

On March 17, 2023, the Company, the Issuers and the Third Party Investor also entered into the Third Party Purchase Agreement, pursuant to which (i) the Company agreed to issue and sell, and the Third Party Investor agreed to purchase, 35.0 million shares of Class A Common Stock in a private placement for a purchase price of $1.15 per share at the closing of the other Transactions (the “Third Party Investor Equity Sale”) and the Company agreed to provide certain resale registration rights with respect thereto upon, and subject to, the consummation of the Third Party Investor Equity Sale and (ii) the Issuers agreed to issue and sell from time to time, and the Third Party Investor agreed to purchase, at the Issuers’ option, up to $175.0 million in aggregate principal amount of a third separate series of First Lien Notes (the “Third Party Investor Delayed Draw Notes” and, together with the SoftBank Delayed Draw Notes, the “Delayed Draw Notes” and collectively with the First Lien Notes, the Second Lien Notes, the Third Lien Notes, the Second Lien Exchangeable Notes and the Third Lien Exchangeable Notes, the “New Notes”), which the Issuers may, subject to certain conditions, draw immediately following closing of the Transactions or from time to time in full or in part, at their option. The Third Party Investor will be entitled to a 12.5% fee on up to $50.0 million in aggregate principal amount of Third Party Investor Delayed Draw Notes outstanding and held by the Third Party Investor in excess of $125.0 million, in the form of additional First Lien Notes. Any draw request by the Company under the SoftBank Delayed Draw Notes and the Third Party Investor Delayed Draw Notes shall be made as follows: (i) the first $250.0 million under the SoftBank Delayed Draw Notes and the first $125.0 million under the Third Party Investor Delayed Draw Notes shall be drawn ratably; and (ii) the final $50.0 million under each of the SoftBank Delayed Draw Notes and the Third Party Investor Delayed Draw Notes shall be drawn ratably. The consummation of the Third Party Investor Equity Sale is subject to the substantially concurrent consummation of the other Transactions and the satisfaction or waiver of the other conditions in the Third Party Purchase Agreement.

Since the shares of Class A Common Stock are listed on the NYSE, the consummation of the Transactions requires stockholder approval pursuant to Section 312.03 of the NYSE Listing Manual. Section 312.03 of the NYSE Listing Manual requires an issuer to obtain stockholder approval prior to the issuance of common stock in any transaction or series of related transactions, if, among other things: (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock; (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of common stock; or (iii) the common stock will be issued to a director, officer or substantial security holder (a “Related Party”) of the issuer and will exceed either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance. The approval of the Company’s stockholders is required for the issuance of the shares of Class A Common Stock contemplated by the Equity Transactions, because the Company will be required to issue more than 19.99% of its currently outstanding Common Stock in the Equity Transactions and because the SoftBank Noteholder is a Related Party of the Company, which will receive more than one percent of the Company’s currently outstanding Common Stock in the Equity Transactions. The consummation of the Third Party Investor Equity Sale does not require approval of our stockholders since such transaction involves a sale of common stock at a price at least as great as the Minimum Price (as defined under Section 312.04(h) of the NYSE Listing Manual).

Accordingly, the Company is calling the Special Meeting to approve the Stock Issuance Proposal and the Authorized Shares Proposal, which are conditions to the completion of the Transactions that are being undertaken concurrently by us to strengthen our balance sheet.

The Exchange Offers and Consent Solicitations

On April 3, 2023, the Issuers commenced the Exchange Offers and Consent Solicitations. The terms and conditions of the Exchange Offers and Consent Solicitations are set forth in the Offering Memorandum and the related offer materials (as amended and supplemented from time to time), which are summarized in a press release dated April 3, 2023 that the Company filed as an exhibit to a Current Report on Form 8-K filed with the SEC on April 3, 2023.

The Exchange Offers consist of offers to exchange any and all of the Unsecured Public Notes for: (1) in the case of a New Money Participant, either (at the option of the applicable Eligible Noteholder) (a) a combination of Second Lien Notes issued by the Issuers and shares of Class A Common Stock (the “First Option Consideration”) or (b) shares of Class A Common Stock (the “Second Option Consideration”), in each case subject to the concurrent purchase of the Eligible Noteholder’s applicable Pro Rata Portion of First Lien Notes via cash payment by the tendering Eligible Noteholder, or (2) in the case of a Non-New Money Participant, either (at the option of the applicable Eligible Noteholder) (a) a combination of Third Lien Notes issued by the Issuers and shares of Class A Common Stock (the “Third Option Consideration”) or (b) shares of Class A Common Stock (the “Fourth Option Consideration”). The Consent Solicitations consist of the solicitation by the Issuers of consents to amend the indentures governing the Unsecured Public Notes to eliminate substantially all of the restrictive covenants, eliminate certain events of default, modify covenants regarding mergers and consolidations and modify or eliminate certain other provisions, including certain provisions relating to future guarantors and defeasance, contained in such indentures and the Unsecured Public Notes (the “Consent Solicitations”).

New Money Participants that validly tender and do not validly withdraw their Unsecured Public Notes prior to April 14, 2023 (as the same may be extended, the “Early Exchange Time”) will be entitled to receive, at their option, (i) $750 in principal amount of Second Lien Notes per $1,000 in principal amount of Unsecured Public Notes tendered and 162 shares of Class A Common Stock per $1,000 in principal amount of Unsecured Public Notes tendered (which represents shares of Class A Common Stock with a value equal to $150 per $1,000 in principal amount of Unsecured Public Notes tendered, calculated at the Common Equity VWAP), as part of the First Option Consideration or (ii) 974 shares of Class A Common Stock per $1,000 in principal amount of Unsecured Public Notes tendered (which represents shares of Class A Common Stock with a value equal to $900 per $1,000 in principal amount of Unsecured Public Notes tendered, calculated at the Common Equity VWAP), as part of the Second Option Consideration, subject to the consummation of the Exchange Offers and the terms set forth in the Offering Memorandum. Non-New Money Participants that validly tender and do not validly withdraw their Unsecured Public Notes prior to the Early Exchange Time will be entitled to receive, at their option, (i) $750 in principal amount of Third Lien Notes per $1,000 principal amount of Unsecured Public Notes tendered and 162 shares of Class A Common Stock per $1,000 in principal amount of Unsecured Public Notes tendered (which represents shares of Class A Common Stock with a value equal to $150 per $1,000 in principal amount of Unsecured Public Notes tendered, calculated at the Common Equity VWAP), as part of the Third Option Consideration or (ii) 974 shares of Class A Common Stock per $1,000 in principal amount of Unsecured Public Notes tendered (which represents shares of Class A Common Stock with a value equal to $900 per $1,000 in principal amount of Unsecured Public Notes tendered), calculated at the Common Equity VWAP, as part of the Fourth Option Consideration, subject to the consummation of the Exchange Offers and the terms set forth in the Offering Memorandum.

New Money Participants that validly tender and do not validly withdraw their Unsecured Public Notes after the Early Exchange Time but before May 1, 2023 will be entitled to receive, at their option, (i) $700 in principal amount of Second Lien Notes per $1,000 in principal amount of Unsecured Public Notes tendered and 162 shares of Class A Common Stock per $1,000 in principal amount of Unsecured Public Notes tendered (which represents shares of Class A Common Stock with a value equal to $150 per $1,000 in principal amount of Unsecured Public Notes tendered, calculated at the Common Equity VWAP), as part of the First Option Consideration or (ii) 974 shares of Class A Common Stock per $1,000 in principal amount of Unsecured Public Notes tendered (which represents shares of Class A Common Stock with a value equal to $900 per $1,000 in principal amount of Unsecured Public Notes tendered, calculated at the Common Equity VWAP), as part of the Second Option Consideration, subject to the consummation of the Exchange Offers and the terms set forth in the Offering Memorandum. Non-New Money Participants that validly tender and do not validly withdraw their Unsecured Public Notes prior to the Early Exchange Time will be entitled to receive, at their option, (i) $700 in principal amount of Third Lien Notes per $1,000 principal amount of Unsecured Public Notes tendered and 162 shares of Class A Common Stock per $1,000 in principal amount of Unsecured Public Notes tendered (which represents shares of Class A Common Stock with a value equal to $150 per $1,000 in principal amount of Unsecured Public Notes tendered, calculated at the Common Equity VWAP), as part of the Third Option Consideration or (ii) 974 shares of Class A Common Stock per $1,000 in principal amount of Unsecured Public Notes tendered (which represents shares of Class A Common Stock with a value equal to $900 per $1,000 in principal amount of Unsecured Public Notes tendered, calculated at the Common Equity VWAP), as part of the Fourth Option Consideration, subject to the consummation of the Exchange Offers and the terms set forth in the Offering Memorandum.

Eligible Noteholders who elect the First Option Consideration or the Second Option Consideration and do not pay all of the applicable purchase price with respect to their Pro Rata Portion by the funding date will not be entitled to withdraw the tender of the Unsecured Public Notes (unless we extend withdrawal rights) and will be automatically deemed to have elected the Fourth Option Consideration.

No consideration will be paid for consents tendered in the Consent Solicitations.

The consummation of the Exchange Offers and Consent Solicitations is conditioned upon, among other things: (i) a minimum of 90% of the aggregate principal amount outstanding of each of the 7.875% Senior Notes and Series II Notes being validly tendered (and not validly withdrawn) pursuant to the Exchange Offers, (ii) the substantially concurrent completion of the other Transactions, including the approval of the Stock Issuance Proposal and the Authorized Shares Proposal, (iii) the receipt of consents by the holders of at least a majority of the aggregate principal amount outstanding of each the 7.875% Senior Notes and Series II Notes and (iv) the satisfaction of certain other general conditions.

This Proxy Statement does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security, including shares of Class A Common Stock, the 7.875% Senior Notes, the Series I Notes, the Series II Notes, the New Notes or any other securities issued by WeWork. This Proxy Statement does not constitute an invitation or solicitation to participate in the Exchange Offers or the Consent Solicitations, which are being conducted solely pursuant to the terms and conditions of the Offering Memorandum. The Exchange Offers and Consent Solicitations are being made, and shares of Class A Common Stock and the New Notes will be issued, only to such persons and in such jurisdictions as is permitted under applicable law.

The New Notes

The terms and conditions of the New Notes described herein are not binding on any party and are subject to negotiation and execution of definitive documents. There is no assurance that we will be able to enter into such definitive documents or issue the New Notes on the terms described herein, if at all. See “Cautionary Note Regarding Forward-Looking Statements.”

First Lien Notes

Generally

The First Lien Notes will be issued by the Issuers and bear interest at a rate of 15.00% per year, subject to any default interest, payable semi-annually, with 7.00% of such interest to be payable in cash (“First Lien Cash Interest”) and 8.00% of such interest to be payable in the form of PIK. Default interest will be payable in cash at 2.00% per annum in excess of the First Lien Cash Interest rate for any overdue installments of principal and interest. The First Lien Notes will mature on August 15, 2027.

Guarantors and Collateral

The First Lien Notes will be guaranteed (i) on a senior unsecured basis by the Company (the “First Lien Notes Parent Guarantee”) and (ii) on a senior first-priority basis (subject to permitted liens) by all of the Issuers’ existing and future direct and indirect restricted subsidiaries that are or from time to time become borrowers under or guarantee the L/C Facilities (as defined herein) or other indebtedness of the Issuers or any restricted subsidiary or incurs indebtedness (other than intercompany indebtedness) (collectively, the “Subsidiary Guarantors”), in excess of a specified threshold, subject to permitted liens and certain other exceptions (the “First Lien Notes Subsidiary Guarantees”).

The First Lien Notes and the First Lien Notes Subsidiary Guarantees will be secured by a first-priority security interest (subject to permitted liens) in the existing and future assets of the Issuers and the Subsidiary Guarantors (other than cash collateral for the L/C Facilities and certain other exceptions) that secure the L/C Facilities, the First Lien Notes, the Delayed Draw Notes, the Second Lien Notes, the Second Lien Exchangeable Notes, the Third Lien Notes, the Third Lien Exchangeable Notes or certain other indebtedness of the Issuers or any of the Subsidiary Guarantors in excess of a specified threshold, subject to permitted liens and certain other exceptions (collectively, the “Collateral”).

Optional Redemption

At any time and from time to time prior to November 1, 2024, the Issuers may redeem the First Lien Notes at their option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including PIK interest), if any, on the First Lien Notes to be redeemed to, but excluding, the applicable redemption date, plus the applicable “make-whole” premium.

At any time and from time to time on and after November 1, 2024, the Issuers may redeem the First Lien Notes at their option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including PIK interest), if any, on the First Lien Notes to be redeemed to (but not including) the applicable redemption date.

At any time and from time to time on or prior to November 1, 2024, the Issuers may redeem First Lien Notes with an amount not to exceed the net cash proceeds from certain equity offerings at a redemption price equal to 115% of the principal amount of such of First Lien Notes, plus accrued and unpaid interest (including PIK interest), if any, to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the aggregate principal amount of the First Lien Notes issued under the indenture governing such notes (including any additional First Lien Notes), subject to certain exceptions.

Ranking

The First Lien Notes and the First Lien Notes Subsidiary Guarantees (i) will rank equally in right of payment, without giving effect to collateral arrangements, with any existing and future senior indebtedness of the Issuers and the Subsidiary Guarantors, (ii) will be senior in right of payment to any existing and future subordinated obligations of the Issuers and the Subsidiary Guarantors, (iii) will be effectively subordinated to all secured indebtedness of the Issuers and the Subsidiary Guarantors that is secured by a lien on assets not constituting Collateral to the extent of the value of the applicable pledged assets thereunder, (iv) will be effectively senior to all indebtedness of the Issuers and the Subsidiary Guarantors that is not secured by a lien on the Collateral, including any remaining 7.875% Senior Notes or Series II Notes, or that is secured by a lien ranking junior to the lien on the Collateral securing the First Lien Notes, including any Second Lien Notes, Second Lien Exchangeable Notes, Third Lien Notes and Third Lien Exchangeable Notes, to the extent of the value of the Collateral and (v) will be structurally subordinated to all liabilities of Issuers’ subsidiaries that are not Subsidiary Guarantors.

The First Lien Notes Parent Guarantee (i) will rank equally in right of payment with any existing and future senior indebtedness of the Company, (ii) will be senior in right of payment to any existing and future subordinated obligations of the Company, (iii) will be effectively subordinated to all indebtedness of the Company that is secured by a lien on the Company’s assets to the extent of the value of such assets and (iv) will be structurally subordinated to all liabilities of the Company’s subsidiaries that are not Subsidiary Guarantors to the extent of the value of such subsidiaries’ assets.

Change of Control

Upon the occurrence of specific events constituting a change of control, holders of the First Lien Notes will have the right to cause the Issuers to repurchase some or all of such holder’s First Lien Notes at 101% of their face amount plus accrued and unpaid interest (including PIK interest) to, but excluding, the repurchase date.

Certain Covenants

The indenture that will govern the First Lien Notes will, among other things, limit the Issuers’ ability and the ability of the Issuers’ restricted subsidiaries to:

•	incur additional indebtedness and guarantee indebtedness;

•	pay dividends or make other distributions or repurchase or redeem the Issuers’ capital stock;

•	prepay, redeem or repurchase subordinated debt;

•	issue certain preferred stock or similar equity securities;

•	make loans and investments;

•	sell assets;

•	incur liens;

•	enter into transactions with affiliates;

•	enter into agreements restricting the Issuers’ subsidiaries ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of the Issuers’ assets.

These covenants will be subject to important exceptions and qualifications.

Second Lien Notes

Generally

The Second Lien Notes will be issued by the Issuers and will bear interest at a rate of 11.00% per year, subject to any default interest, payable semi-annually, with 5.00% of such interest to be payable in cash (“Second Lien Cash Interest”) and 6.00% of such interest to be payable in the form of PIK. Default interest will be payable in cash at 2.00% per annum in excess of the Second Lien Cash Interest rate for any overdue installments of principal and interest. The Second Lien Notes will mature on August 15, 2027.

Guarantors and Collateral

The Second Lien Notes will be guaranteed (i) on a senior unsecured basis by the Company (the “Second Lien Notes Parent Guarantee”) and (ii) on a senior second-priority basis (subject to permitted liens) by the Subsidiary Guarantors (“Second Lien Notes Subsidiary Guarantees”), subject to permitted liens and certain other exceptions. The Second Lien Notes and the related Second Lien Notes Subsidiary Guarantees will be secured by a second-priority security interest in the Collateral, subject to permitted liens and certain other exceptions.

Optional Redemption

At any time and from time to time, the Issuers may redeem the Second Lien Notes at their option, in whole or in part, at a redemption price equal to 101%, plus accrued and unpaid interest (including PIK interest), if any, on the Second Lien Notes to be redeemed to, but excluding, the applicable redemption date.

Ranking

The Second Lien Notes and the Second Lien Notes Subsidiary Guarantees (i) will rank equally in right of payment, without giving effect to collateral arrangements, with any existing and future senior indebtedness of the Issuers and the Subsidiary Guarantors, (ii) will be senior in right of payment to any existing and future subordinated obligations of the Issuers and the Subsidiary Guarantors, (iii) will be effectively subordinated to all secured indebtedness of the Issuers and the Subsidiary Guarantors that is secured by a lien on the Collateral that is senior or prior to the lien on the Collateral (including obligations under the First Lien Notes and the Delayed Draw Notes), or that is secured by a lien on assets not constituting Collateral, in each case to the extent of the value of the applicable pledged assets thereunder, (iv) will be effectively senior to all indebtedness of the Issuers and the Subsidiary Guarantors that is not secured by a lien on the Collateral, including any remaining 7.875% Senior Notes or Series II Notes, or that is secured by a lien ranking junior to the lien on the Collateral securing the Second Lien Notes, including any Third Lien Notes and Third Lien Exchangeable Notes, to the extent of the value of the Collateral and (v) will be structurally subordinated to all liabilities of Issuers’ subsidiaries that are not Subsidiary Guarantors.

The Second Lien Notes Parent Guarantee (i) will rank equally in right of payment with any existing and future senior indebtedness of the Company, (ii) will be senior in right of payment to any existing and future subordinated obligations of the Company, (iii) will be effectively subordinated to all indebtedness of the Company that is secured by a lien on the Company’s assets to the extent of the value of such assets and (iv) will be structurally subordinated to all liabilities of the Company’s subsidiaries that are not Subsidiary Guarantors to the extent of the value of such subsidiaries’ assets.

Change of Control

Upon the occurrence of specific events constituting a change of control, holders of the Second Lien Notes will have the right to cause the Issuers to repurchase some or all of such holder’s Second Lien Notes at 101% of their face amount plus accrued and unpaid interest (including PIK interest) to, but excluding, the repurchase date.

Certain Covenants

The indenture that will govern the Second Lien Notes will contain covenants that will be substantially consistent with the covenants contained in the indenture for the First Lien Notes.

Third Lien Notes

Generally

The Third Lien Notes will be issued by the Issuers and will bear interest at a rate of 12.00% per year, subject to any default interest, payable semi-annually, in PIK. Default interest will be payable in PIK at 2.00% per annum in excess of the then applicable interest rate. The Third Lien Notes will mature on August 15, 2027.

Guarantors and Collateral

The Third Lien Notes will be guaranteed (i) on a senior unsecured basis by the Company (the “Third Lien Notes Parent Guarantee”) and (ii) on a senior third-priority basis (subject to permitted liens) by the Subsidiary Guarantors (“Third Lien Subsidiary Guarantees”), subject to permitted liens and certain other exceptions. The Third Lien Notes and the related guarantees will be secured by a third-priority security interest in the Collateral, subject to permitted liens and certain other exceptions.

Optional Redemption

At any time and from time to time, the Issuers may redeem the Third Lien Notes (including any additional Third Lien Notes issued after the issue date for such notes) at their option, in whole or in part, at a redemption price equal to 101%, plus accrued and unpaid PIK interest, if any, on the Third Lien Notes to be redeemed to, but excluding, the applicable redemption date.

Ranking

The Third Lien Notes and Third Lien Subsidiary Guarantees (i) will rank equally in right of payment, without giving effect to collateral arrangements, with any existing and future senior indebtedness of the Issuers and the Subsidiary Guarantors, (ii) will be senior in right of payment to any existing and future subordinated obligations of the Issuers and the Subsidiary Guarantors, (iii) will be effectively subordinated to all secured indebtedness of the Issuers and the Subsidiary Guarantors that is secured by a lien on the Collateral that is senior or prior to the lien on the Collateral (including obligations under the First Lien Notes, the Delayed Draw Notes, the Second Lien Notes and the Second Lien Exchangeable Notes), or that is secured by a lien on assets not constituting Collateral, in each case to the extent of the value of the applicable pledged assets thereunder, (iv) will be effectively senior to all indebtedness of the Issuers and the Subsidiary Guarantors that is not secured by a lien on the Collateral, including any remaining 7.875% Senior Notes or Series II Notes, or that is secured by a lien ranking junior to the lien on the Collateral securing the Third Lien Notes, to the extent of the value of the Collateral and (v) will be structurally subordinated to all liabilities of Issuers’ subsidiaries that are not Subsidiary Guarantors.

The Third Lien Notes Parent Guarantee (i) will rank equally in right of payment with any existing and future senior indebtedness of the Company, (ii) will be senior in right of payment to any existing and future subordinated obligations of the Company, (iii) will be effectively subordinated to all indebtedness of the Company that is secured by a lien on the Company’s assets to the extent of the value of such assets and (iv) will be structurally subordinated to all liabilities of the Company’s subsidiaries that are not Subsidiary Guarantors to the extent of the value of such subsidiaries’ assets.

Change of Control

Upon the occurrence of specific events constituting a change of control, holders of the Third Lien Notes will have the right to cause us to repurchase some or all of such holder’s Third Lien Notes at 101% of their face amount plus accrued and unpaid PIK interest to, but excluding, the repurchase date.

Certain Covenants

The indenture that will govern the Third Lien Notes will contain covenants that will be substantially consistent with the covenants contained in the indenture for the First Lien Notes.

Second Lien Exchangeable Notes

The Second Lien Exchangeable Notes will be subject to substantially the same terms as the Second Lien Notes, provided that the holders of Second Lien Exchangeable Notes will have the option to convert their notes into shares of Class A Common Stock at any time at a per share price equal to 130% of the Common Equity VWAP. In addition, such notes will be mandatorily exchangeable into shares of Class A Common Stock on or after the date that is approximately 18 months after the issue of the Second Lien Exchangeable Notes at a per share price equal to 130% of the Common Equity VWAP if (i) wholly owned net cash and cash equivalents and availability under the facilities with respect to the Delayed Draw Notes (and excluding cash from joint ventures) is greater than $250.0 million and (ii) the daily volume weighted average price of the shares of Class A Common Stock is equal to or greater than 250% of the Common Equity VWAP for at least 20 trading days in a 30-trading day period.

Third Lien Exchangeable Notes

The Third Lien Exchangeable Notes will be subject to substantially the same terms as the Third Lien Notes, provided that the holders of Third Lien Exchangeable Notes will have the option to convert their notes into shares of Class A Common Stock at any time at a per share price equal to 130% of the Common Equity VWAP. In addition, such notes will be mandatorily exchangeable into shares of Class A Common Stock on or after the date that is approximately 18 months after the issue of the Third Lien Exchangeable Notes at a per share price equal to 130% of the Common Equity VWAP if (i) wholly owned net cash and cash equivalents and availability under the facilities with respect to the Delayed Draw Notes (and excluding cash from joint ventures) is greater than $250.0 million and (ii) the daily volume weighted average price of the shares of Class A Common Stock is equal to or greater than 250% of the Common Equity VWAP for at least 20 trading days in a 30-trading day period.

SoftBank Delayed Draw Notes

Pursuant to the Transactions, SVF II will rollover $300.0 million out of the $500.0 million in aggregate principal amount of the Secured Notes currently held by or that may be issued and sold to SVF II pursuant to the Secured NPA into either, at the Issuers’ option, (i) up to $300.0 million in aggregate principal amount of a second separate series of First Lien Notes to be issued at closing of the Transactions or (ii) a commitment from SVF II to purchase, at the Company’s option, in full or in part, and from time to time, up to $300.0 million in aggregate principal amount of such separate series of the SoftBank Delayed Draw Notes pursuant to a new note purchase agreement, subject to the SoftBank Secured Notes Redemption. If drawn and issued, the SoftBank Delayed Draw Notes will be issued as a second separate series under the same indenture that will govern the First Lien Notes and will be subject to substantially the same terms as the First Lien Notes. During the period from the entry into the TSA to the closing of the Transactions, the Issuers may draw upon the remaining $250.0 million in aggregate principal of the Secured Notes, each draw subject to the terms of the Secured NPA and subject to the following schedule: (i) first, a draw request of $50.0 million, which may be made no earlier than April 1, 2023 (which draw request was made on April 1, 2023); (ii) a subsequent draw request of no more than $75.0 million which may be made no earlier than May 1, 2023; (iii) another subsequent draw request of no more than

$75.0 million which may be made no earlier than June 1, 2023; and (iv) if applicable, a draw request of $50.0 million thereafter. SVF II will be entitled to a 12.5% fee on up to $50.0 million in aggregate principal amount of First Lien Notes outstanding and held by SVF II in excess of $250.0 million, in the form of additional First Lien Notes. In connection with the SoftBank Rollover upon closing of the Transactions, the Secured NPA will be terminated and any aggregate principal amount of Secured Notes outstanding in excess of $300.0 million, or, if the Issuers elect the commitment from SVF II to purchase $300.0 million of SoftBank Delayed Draw Notes from time to time, all of the aggregate principal amount of Secured Notes outstanding, in each case with any accrued and unpaid interest thereon, shall be repaid in cash.

On April 1, 2023, the Issuers delivered a draw notice under the Secured NPA to issue and sell $50.0 million of additional Secured Notes on April 5, 2023.

Any draw request by the Company under the SoftBank Delayed Draw Notes and the Third Party Investor Delayed Draw Notes shall be made as follows: (i) the first $250.0 million under the SoftBank Delayed Draw Notes and the first $125.0 million under the Third Party Investor Delayed Draw Notes shall be drawn ratably; and (ii) the final $50.0 million under each of the SoftBank Delayed Draw Notes and the Third Party Investor Delayed Draw Notes shall be drawn ratably.

Third Party Investor Delayed Draw Notes

As part of the Transactions, the Third Party Investor has agreed to purchase, at the Issuers’ option up to $175.0 million in aggregate principal amount of Third Party Investor Delayed Draw Notes, which will be issued as a third separate series under the same indenture that will govern the First Lien Notes and will be subject to substantially the same terms as the First Lien Notes. The Third Party Investor will be entitled to a 12.5% fee on up to $50.0 million in aggregate principal amount of Third Party Investor Delayed Draw Notes outstanding and held by the Third Party Investor in excess of $125.0 million, in the form of additional First Lien Notes. Any draw request by the Company under the SoftBank Delayed Draw Notes and the Third Party Investor Delayed Draw Notes shall be made as follows: (i) the first $250.0 million under the SoftBank Delayed Draw Notes and the first $125.0 million under the Third Party Investor Delayed Draw Notes shall be drawn ratably; and (ii) the final $50.0 million under each of the SoftBank Delayed Draw Notes and the Third Party Investor Delayed Draw Notes shall be drawn ratably.

The SoftBank Agreement

As a condition to the completion of the Transactions, the Company, the Issuers, SVF II and the SoftBank Noteholder will enter into the SoftBank Agreement, pursuant to which the SoftBank Unsecured Notes Exchange, the SoftBank Equitization and the SoftBank Rollover will be effected.

The terms and conditions of the SoftBank Agreement described herein are not binding on any party and are subject to negotiation and execution of a definitive agreement. There is no assurance that we will be able to enter into definitive agreement or consummate the SoftBank Unsecured Notes Exchange, the SoftBank Equitization or the SoftBank Rollover on the terms described herein, if at all. See “Cautionary Note Regarding Forward-Looking Statements.”

Total Consideration

Pursuant to the SoftBank Agreement, the SoftBank Noteholder may, at its option, exchange (i) up to $250.0 million in aggregate principal amount of Series I Notes for consideration consisting of a combination of up to $187.5 million in aggregate principal amount of Second Lien Exchangeable Notes issued by the Issuers, which are exchangeable into shares of Class A Common Stock, and 162 shares of Class A Common Stock per $1,000 in principal amount of Series I Notes being exchanged (which represents shares of Class A Common Stock equal to $150 per $1,000 in principal amount of the Series I Notes being exchanged calculated at the Common Equity VWAP) and (ii) up to $359.5 million in aggregate principal amount of Series I Notes for consideration consisting of a combination of up to $269.625 million in aggregate principal amount of Third Lien Exchangeable Notes issued by the Issuers, which are exchangeable into shares of Class A Common Stock, and 162 shares of Class A Common Stock per $1,000 in principal amount of Series I Notes being exchanged (which represents shares of Class A Common Stock equal to $150 per $1,000 in principal amount of the Series I Notes being exchanged calculated at the Common Equity VWAP). Any remaining Series I Notes following the SoftBank Unsecured Notes Exchange will be exchanged for consideration consisting of 974 shares of Class A Common Stock per $1,000 in principal amount of Series I Notes being exchanged (which represents shares of Class A Common Stock equal to $900 per $1,000 in principal amount of the Series I Notes being exchanged calculated at the Common Equity VWAP).

In addition, SVF II will rollover $300.0 million out of the $500.0 million in aggregate principal amount of the Secured Notes currently held by or that may be issued and sold to SVF II pursuant to the Secured NPA into either, at the Issuers’ option, (i) up to $300.0 million in aggregate principal amount of a second separate series of First Lien Notes to be issued at closing of the Transactions or (ii) a commitment from SVF II to purchase, at the Company’s option, in full or in part, and from time to time, up to $300.0 million in aggregate principal amount of SoftBank Delayed Draw Notes pursuant to a new note purchase agreement, subject to the SoftBank Secured Notes Redemption. Following the closing of the SoftBank Unsecured Notes Exchange, the SoftBank Equitization and the SoftBank Rollover, the Series I Notes and Secured Notes exchanged by the Company will be contributed by the Company (indirectly through the Issuer’s parent entities) to the Issuer. Such Series I Notes and Secured Notes will be thereafter promptly canceled in accordance with the terms of the applicable indenture, resulting in a substantial reduction in consolidated indebtedness of the Company. See “—Effects of the Transactions on Our Capital Structure and Financial Results.”

Conditions

The obligations of the Company and the SoftBank Noteholder under the SoftBank Agreement will be subject to certain conditions, which are expected to include without limitation the substantially concurrent completion of the Exchange Offers and the Consent Solicitations and various other customary conditions to be set forth in the SoftBank Agreement.

Representations and Warranties

The SoftBank Agreement is expected to contain certain customary representations, warranties and other agreements by the Company, the Issuers, SVF II and the SoftBank Noteholder.

Termination

The SoftBank Agreement is expected to provide that it can be terminated by written notice by either the Company or the SoftBank Noteholder if the Stock Issuance Proposal and the Authorized Shares Proposal are not both approved by the stockholders of the Company at the Special Meeting. In addition, the SoftBank Agreement will provide that SoftBank Unsecured Notes Exchange, the SoftBank Equitization and the SoftBank Rollover can be abandoned by us at any time, including following approval of the Stock Issuance Proposal and the Authorized Shares Proposal. There can be no assurance that we will complete the SoftBank Unsecured Notes Exchange, the SoftBank Rollover or any of the other Transactions, on the terms described herein, even if the Proposals are approved by the Company’s stockholders. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

Registration Rights Agreement

In accordance with the terms of the TSA and the Third Party Purchase Agreement, the Company will enter into a new registration rights agreement (the “Registration Rights Agreement”) with certain of the SoftBank Holders, the Third Party Investor and the Backstop Parties and/or certain permitted transferees (on behalf of themselves and for the benefit of the other Public Noteholders), with respect to the Class A Common Stock issued as part of the Transactions (the “Registrable Securities”), pursuant to which the Company will agree to:

•

use reasonable best efforts to (a) file a shelf registration statement (the “First Registration Statement”) with the SEC to register and permit the public resale of the Registrable Securities issued to the SoftBank Holders, the Third Party Investor and the Backstop Parties (and certain permitted transferees), as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) (“Rule 415”), no later than the first business day following the settlement of the Exchange Offers, and (b) file a shelf registration statement (the “Second Registration Statement” and together with the First Registration Statement, the “Registration Statements”) to register and permit the public resale of the Registrable Securities issued to Eligible Noteholder (other than the Backstop Parties) who participate in the Exchange Offers and who provide a duly completed registration form set forth as an exhibit to the Offering Memorandum no later than the 15th business day after the settlement of the Exchange Offers, as permitted by Rule 415, no later than the 20th business day after the settlement of the Exchange Offers;

•

use commercially reasonable efforts to obtain effectiveness of the Registration Statements as soon as possible under applicable U.S. securities laws and maintaining the effectiveness of (i) the First Registration Statement until the date on which all Registrable Securities held by the SoftBank Holders, the Third Party Investor and the Backstop Parties (and certain permitted transferees) have been sold and (ii) the Second Registration Statement until the earlier of (x) two years after the date of the original issuance of the Class A Common Stock issued pursuant to the Exchange Offers and (y) the date on which all shares of Class A Common Stock issued to the participating Eligible Noteholder (other than the Backstop Parties) have been sold;

•

in the case of the SoftBank Holders, the Third Party Investor and the Backstop Parties, provide customary “piggyback” registration rights in the case of any primary offering of equity securities by the Company within two years of the date of original issuance of the Class A Common Stock issued pursuant to the Exchange Offers;

•	include customary blackout periods for registration rights; and

•	include customary expenses and indemnification provisions in the case of the SoftBank Holders, the Third Party Investor and the Backstop Parties and their respective permitted transferees.

The terms and conditions of the Registration Rights Agreement described herein are not binding on any party and are subject to negotiation and execution of a definitive agreement. There is no assurance that we will be able to enter into definitive agreement or consummate the Transactions on the terms described herein, if at all. See “Cautionary Note Regarding Forward-Looking Statements.”

Effects of the Transactions on Our Capital Structure and Financial Results

The Transactions are expected to result in a substantial recapitalization of our business. The following table sets forth our unaudited consolidated cash and cash equivalents and total debt and finance lease obligations as of December 31, 2022:

•	on an actual basis;

•

on an as adjusted basis after giving effect to (i) the issuance and sale by the Issuers of $250.0 million in aggregate principal amount of Secured Notes, which was completed on January 3, 2023, (ii) the issuance and sale by the Issuers of $50.0 million in aggregate principal amount of additional Secured Notes, which is expected to be completed on or about April 5, 2023 and (iii) the Sixth Amendment to the Credit Agreement, dated as of February 15, 2023 (the “Sixth Amendment”); and

•

on an as further adjusted basis after giving effect to (i) first, the Charter Amendment and (ii) then, the consummation of the Transactions (including payment of any accrued and unpaid interest on the Unsecured Public Notes, the Series I Notes and the Secured Notes, but excluding payment of estimated fees and expenses) and assuming that (a) all of the Unsecured Public Notes are validly tendered (and not withdrawn) prior to the Early Exchange Time and in exchange for First Option Consideration, (b) (x) the SoftBank Noteholder elects to exchange $250.0 million in aggregate principal amount of Series I Notes for the maximum amount of Second Lien Exchangeable Notes and $359.5 million in aggregate principal amount of Series I Notes for the maximum amount of Third Lien Exchangeable Notes and (y) the remaining Series I Notes issued by the Issuers are exchanged for 974 shares of Class A Common Stock per $1,000 in principal amount of Series I Notes being exchanged (which represents shares of Class A Common Stock equal to $900 per $1,000 in principal amount of the Series I Notes being exchanged calculated at the Common Equity VWAP), and (c) the Issuers elect to redeem with cash the SoftBank Secured Notes and enter into a new note purchase agreement for the SoftBank Delayed Draw Notes in connection with the SoftBank Rollover.

There can be no assurance as to (i) the aggregate principal amount of outstanding Unsecured Public Notes that will be tendered or accepted for exchange pursuant to the Exchange Offers, (ii) the aggregate principal amount of Series I Notes exchanged in connection with the SoftBank Unsecured Notes Exchange and the SoftBank Equitization, (iii) the amount of Secured Notes exchanged or repaid in connection with the SoftBank Rollover or (iv) the aggregate principal amount of First Lien Notes, Second Lien Notes, Second Lien Exchangeable Notes, Third Lien Notes or Third Lien Exchangeable Notes issued by us pursuant to the Exchange Offers and the SoftBank Unsecured Notes Exchange. Actual amounts may vary from as adjusted and as further adjusted amounts set forth below depending on several factors, including the timing of the consummation of the Transactions. You should read the data set forth in the table below in conjunction with the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s audited consolidated financial statements and the accompanying notes thereto in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein. See “Additional Information—Where You Can Find More Information.” The as adjusted and as further adjusted information set forth below may not reflect our cash, debt and capitalization in the future. See “Cautionary Note Regarding Forward-Looking Statements.”

	As of December 31, 2022
(Amounts in millions)	Actual	As Adjusted	As Further Adjusted
	(unaudited)	(unaudited)	(unaudited)
Cash and cash equivalents(1)	$287	$582	$786
Debt and finance lease obligations:
Drawn amount under Senior L/C Tranche(2)	—	—	—
Junior L/C Tranche(2)	350	470	470
Secured Notes(3)	—	300	—
First Lien Notes(4)	—	—	525
Second Lien Notes(5)	—	—	914
Third Lien Notes(6)	—	—	—
Second Lien Exchangeable Notes(7)	—	—	188
Third Lien Exchangeable Notes(8)	—	—	270
Delayed Draw Notes(9)	—	—	—
Series I Notes(10)	1,650	1,650	—
Series II Notes(11)	550	550	—
7.875% Senior Notes(12)	669	669	—
Other long-term debt, including current portion of long-term debt	25	25	25
Finance lease obligations	38	38	38

Total debt and finance lease obligations	$3,282	$3,702	$2,429

(1)

As adjusted and as further adjusted amounts reflect cash proceeds from the issuance of the Secured Notes and the Sixth Amendment, and assume that the $120 million proceeds from the Sixth Amendment are applied, together with cash on hand, to cash collateralize approximately $125 million of contingent obligations in respect of letters of credit issued under the senior tranche letter of credit facility (the “Senior L/C Facility”) as of December 31, 2022 (after giving effect to the Sixth Amendment). As further adjusted amount reflects additional cash on hand received in connection with the Transactions, including the issuance of the First Lien Notes and the Third Party Investor Equity Sale, less cash on hand used to fund the SoftBank Secured Notes Redemption (if applicable) and pay accrued and unpaid interest on the Unsecured Public Notes, Series I Notes and the Secured Notes, but does not reflect use of cash on hand to pay estimated fees and expenses related to the Transactions.
(2)

As of December 31, 2022, (i) on an actual basis, we had $1.1 billion of letters of credit issued, but undrawn, under the Senior L/C Tranche and $21 million of additional letters of credit available to be issued thereunder, and $350 million of borrowings outstanding under the Junior L/C Facility and (ii) on an as adjusted basis, after giving effect to the Sixth Amendment, we had $1.1 billion of letters of credit issued, but undrawn, under the Senior L/C Facility (including $125 million of undrawn letters of credit for which cash collateral has been posted with the administrative agent under the Senior L/C Facility in the amount of 105% of the stated amount thereof) and no additional letters of credit available to be issued thereunder, and $470 million of borrowings outstanding under the Junior L/C Facility. Following the Sixth Amendment, the aggregate amount of commitments under the Senior L/C Facility are $960 million, but such amount may be increased to up to $1,050 million as set forth in the Credit Agreement, and the aggregate junior tranche reimbursement obligations outstanding under the junior tranche of the letter of credit facility (the “Junior L/C Facility” and, together with the Senior L/C Facility, the “L/C Facilities”) are $470 million.

(3)	As adjusted amount reflects the aggregate principal amount of the Secured Notes and does not reflect costs, discounts or premiums. As further adjusted reflects the SoftBank Secured Notes Redemption.
(4)

As further adjusted amount reflects the aggregate principal amount of the First Lien Notes and does not reflect costs, discounts or premiums. The Issuer intends to use the proceeds from the issuance of the First Lien Notes (i) to fund the SoftBank Secured Notes Redemption (if applicable), (ii) to pay fees, expenses and accrued and unpaid interest in connection with the Transactions and (iii) for general corporate purposes.

(5)

As further adjusted amount reflects the issuance of the Second Lien Notes in exchange for the Unsecured Public Notes tendered in the Exchange Offers and assumes that all of the outstanding Unsecured Public Notes are tendered pursuant thereto for the First Option Consideration prior to the Early Exchange Time.

(6)	As further adjusted amount assumes that no Eligible Noteholder elects the Third Option Consideration in the Exchange Offers.
(7)	As further adjusted amount reflects the issuance of the Second Lien Exchangeable Notes in connection with the SoftBank Unsecured Notes Exchange.
(8)	As further adjusted amount reflects the issuance of the Third Lien Exchangeable Notes in connection with the SoftBank Unsecured Notes Exchange.
(9)	The SoftBank Delayed Draw Notes and the Third Party Investor Delayed Draw Notes will provide a right for the Issuers to draw up to $300.0 million and $175.0 million of First Lien Notes, respectively.
(10)

Actual and as adjusted amounts reflect the aggregate principal amount of Series I Notes and do not reflect costs, discounts or premiums. As further adjusted reflects the SoftBank Unsecured Notes Exchange and the SoftBank Equitization.

(11)

Actual and as adjusted amounts reflect the aggregate principal amount of Series II Notes and do not reflect costs, discounts or premiums. As further adjusted reflects the exchange in full of the Series II Notes in the Exchange Offers.

(12)

Actual and as adjusted amounts reflect the aggregate principal amount of 7.875% Senior Notes and do not reflect costs, discounts or premiums. As further adjusted reflects the exchange in full of the 7.875% Senior Notes in the Exchange Offers.

The Transactions are expected to result in a substantial reduction of the Company’s consolidated cash interest expense. Our management has prepared the table below to illustrate the impact of the Transactions on our cash interest paid, assuming the Transactions were effected on January 1, 2022:

(Amounts in millions)	Actual	As Adjusted	As Further Adjusted
	(unaudited)	(unaudited)	(unaudited)
Consolidated cash interest expense(1)	$257	$328	$237

(1)

Actual includes $20 million of cash interest for the Junior L/C Facility based on $350 million facility size and a May 10, 2022 closing date for the facility. As Adjusted and As Further Adjusted include $69 million of cash interest for the Junior L/C Facility, assuming a $470 million facility size and January 1, 2022 closing date for the facility.

Dilutive Effects of the Transactions

The number of shares of Class A Common Stock that will be issued in the Equity Transactions cannot be conclusively determined as of the date of this Proxy Statement since this number will be based on, among other things, the amount of Series I Notes exchanged in the SoftBank Unsecured Notes Exchange, the amount of Unsecured Public Notes tendered and accepted in the Exchange Offers and the consideration that Eligible Noteholders elect to receive in the Exchange Offers. While the number of shares of Class A Common Stock that will be issued in the Equity Transactions is uncertain, the Company has provided the information below to illustrate the potential dilutive impact to existing stockholders (other than the SoftBank Holders) as a result of the Transactions by making certain assumptions with respect to, among other things, the results of the Exchange Offers and Consent Solicitations and the consideration provided by the Company and the Issuers in the Transactions. This analysis is based on various assumptions and is not meant to predict the actual dilution that stockholders may experience as a consequence of the Transactions. This information is being provided for illustrative purposes only and is not intended to serve as, and must not be relied on by stockholders as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. There can be no assurance as to (i) the aggregate principal amount of outstanding Unsecured Public Notes that will be tendered or accepted for exchange pursuant to the Exchange Offers, (ii) the aggregate principal amount of Series I Notes exchanged in the SoftBank Unsecured Notes Exchange and the SoftBank Equitization, (iii) the amount of Secured Notes exchanged in the SoftBank Rollover or (iv) the aggregate principal amount of First Lien Notes, Second Lien Notes, Second Lien Exchangeable Notes, Third Lien Notes or Third Lien Exchangeable Notes issued by us pursuant to the Exchange Offers. Actual amounts may vary from the amounts set forth below depending on several factors, including the timing of the consummation of the Transactions. See “Cautionary Note Regarding Forward-Looking Statements.”

The table below illustrates the dilutive impact of the Transactions and the related changes in the beneficial ownership of our Common Stock held by our existing stockholders (other than the SoftBank Holders) and the SoftBank Holders assuming in each case that: (i) all of the outstanding Unsecured Public Notes are exchanged in the Exchange Offers and Eligible Noteholders elect to receive the Second Option Consideration or Fourth Option Consideration; (ii) the SoftBank Noteholder elects to receive Class A Common Stock in exchange for the sale of all of the Series I Notes; and (iii) all outstanding warrants to purchase shares of Class A Common Stock that are held by the SoftBank Holders are exercised by the SoftBank Holders. The table below does not reflect any shares of Class A Common Stock that may be issued upon the exercise or vesting of any equity awards that are granted or may be granted under the Company’s equity compensation plans.

(in millions, except percentages)
Shares of Class A Common Stock Issued to the SoftBank Holders	1,608
Shares of Class A Common Stock Issued to Eligible Noteholders in the Exchange Offers	1,188
Shares of Class A Common Stock Issued to the Third Party Investor	35
Total Shares Issued	2,831
Dilution to Existing Stockholders	78%
Existing Beneficial Ownership of the SoftBank Holders(1)	59%
Pro Forma Beneficial Ownership of the SoftBank Holders(1)	57%
Change in Beneficial Ownership of the SoftBank Holders(1)	(1%)
Existing Beneficial Ownership of Holders Other than the SoftBank Holders(1)(2)	41%
Pro Forma Beneficial Ownership of Holders Other than the SoftBank Holders(1)(2)	43%
Change in Beneficial Ownership of Holders Other than the SoftBank Holders(1)(2)	1%

(1)

As of March 20, 2023, (i) 711,363,722 shares of Class A Common Stock were issued and outstanding, (ii) 19,938,089 shares of Class C Common Stock were issued and outstanding, and (iii) the SoftBank Holders held 56,114,522 warrants that were exercisable for shares of Class A Common Stock. See “Security Ownership of Certain Beneficial Owners and Management.”

(2)	Includes shares of Common Stock held by Eligible Noteholders and the Third Party Investors.

The table below illustrates the dilutive impact to existing stockholders as a result of the Transactions and the related changes in the beneficial ownership of our Common Stock held by our existing stockholders (other than the SoftBank Holders) and the SoftBank Holders assuming in each case that: (i) all of the outstanding Unsecured Public Notes are exchanged in the Exchange Offers and all tendering Eligible Noteholders elect to receive the First Option Consideration or the Third Option Consideration; (ii) the SoftBank Noteholder elects to exchange $250.0 million in aggregate principal amount of Series I Notes for the maximum amount of Second Lien Exchangeable Notes and $359.5 million in aggregate principal amount of Series I Notes for the maximum amount of Third Lien Exchangeable Notes; and (iii) all outstanding warrants to purchase shares of Class A Common Stock that are held by the SoftBank Holders are exercised by the SoftBank Holders. The table below does not reflect any shares of Class A Common Stock that may be issued upon the exercise or vesting of any equity awards that are granted or may be granted under the Company’s equity compensation plans.

(in millions, except percentages)
Shares of Class A Common Stock Issued to the SoftBank Holders	1,014
Shares of Class A Common Stock Issued to the SoftBank Holders upon exchange of Second Lien Exchangeable Notes and Third Lien Exchangeable Notes	99
Shares of Class A Common Stock Issued to Eligible Noteholders in the Exchange Offers	198
Shares of Class A Common Stock Issued to the Third Party Investor	35
Total Shares Issued	1,346
Dilution to Existing Stockholders	63%
Existing Beneficial Ownership of the SoftBank Holders(1)	59%
Pro Forma Beneficial Ownership of the SoftBank Holders(1)	74%
Change in Beneficial Ownership of the SoftBank Holders(1)	15%
Existing Beneficial Ownership of Holders Other than the SoftBank Holders(1)(2)	41%
Pro Forma Beneficial Ownership of Holders Other than the SoftBank Holders(1)(2)	26%
Change in Beneficial Ownership of Holders Other than the SoftBank Holders(1)(2)	(15%)

(1)

As of March 20, 2023, (i) 711,363,722 shares of Class A Common Stock were issued and outstanding, (ii) 19,938,089 shares of Class C Common Stock were issued and outstanding, and (iii) the SoftBank Holders held 56,114,522 warrants that were exercisable for shares of Class A Common Stock. See “Security Ownership of Certain Beneficial Owners and Management.”

(2)	Includes shares of Common Stock held by Eligible Noteholders and the Third Party Investors.

View of Management

Management’s view is that the substantial debt reduction contemplated by the Transactions is critical to meeting our operational goals and financial obligations. If we are unable to successfully consummate the Transactions and address our near-term liquidity needs, we may be unable to satisfy our future debt service obligations, meet other financial obligations and comply with the debt covenants governing our indebtedness. Accordingly, the Company will need to consider other alternatives to deleverage and strengthen our financial condition. These alternatives may include (subject to market conditions) capital markets transactions, repurchases, redemptions, exchanges or other refinancings of our existing debt, the potential issuance of equity securities, the potential sale of additional assets and businesses, or other strategic transactions and measures. These alternatives involve significant uncertainties, potential significant delays, costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future. See “Risk Factors—We have a history of operating losses and negative cash flow and failure to fully consummate the Transactions could have a material adverse effect on our business, operating results, financial condition, liquidity and long-term prospects.”

Fairness Opinion

On March 15, 2023, and to comply with certain requirements under the Indentures in connection with transactions with affiliates of the Issuer, representatives of Lincoln attended a meeting of the Special Committee and presented Lincoln’s financial analyses with respect to the Company and the Transactions (based on the terms and conditions of the Transactions, as they had been negotiated at such time). At that meeting, Lincoln indicated that, based on such terms and conditions, Lincoln would be prepared to render a written opinion to the Special Committee to the effect that as of such date and based on the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken as described therein, the Transactions, taken as a whole, were fair, from a financial point of view, to the Company, the Issuer and the holders of Common Stock of the Company (other than the Interested Stockholders) (such holders in their capacity as such, the “Public Stockholders”). Lincoln delivered its written opinion for the benefit of the Board and any committees thereof, including the Special Committee, on March 17, 2023.

The full text of Lincoln’s written opinion, dated March 17, 2023, which sets forth the assumptions made, procedures followed, matters considered and limitations, qualifications and conditions on the review undertaken in connection with the opinion, is attached as Annex C to this Proxy Statement and is incorporated herein by reference. The summary of Lincoln’s opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion attached as Annex C to this Proxy Statement. Lincoln’s opinion was authorized for issuance by a Lincoln opinion review committee and was addressed to, and for the use and benefit of, the Board and any committees thereof, including the Special Committee. Lincoln’s opinion addressed only the fairness, from a financial point of view, to the Company, the Issuer and the Public Stockholders of the Transactions, taken as a whole, and did not address any other terms, aspects or implications of the Transactions or any agreements, arrangements or understandings entered into or to be entered into in connection with the Transactions. Lincoln analyzed the fairness, from a financial point of view, of the Transactions to the Issuer and the Company on a consolidated basis, as well as the Public Stockholders. Lincoln’s opinion did not address the fairness of the Transactions, taken as a whole, to the holders (other than the Public Stockholders) of any class of securities, creditors or other constituencies of any party. Lincoln’s opinion was limited to the fairness, from a financial point of view, of the Transactions taken as a whole to the Issuer and the Company on a consolidated basis, as well as to the Public Stockholders and did not address the terms of any individual component of the Transactions or the terms of any specific security to be issued in connection with the Transactions. In addition, Lincoln’s opinion did not address the relative merits of the Transactions (or any component thereof) as compared to other transaction structures, transactions, or business strategies that may have been available to the Issuer or the Company, nor did it address or constitute a recommendation regarding the decision of the Special Committee to recommend the Transactions or the Board to authorize the execution of any agreement or to engage in the Transactions. Lincoln did not express any opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the officers, directors or employees of any party to the Transactions, or any class of such persons, in connection with the Transactions, whether relative to the terms of the Transactions or otherwise. Lincoln’s opinion does not in any manner address what the value of any security would be when issued or the prices at which any security would trade at any time. Lincoln was not requested to, nor did Lincoln, participate in the negotiation or structuring of the Transactions. Lincoln was not requested to, nor did Lincoln, seek alternative candidates for the Transactions. Lincoln’s opinion did not address the underlying business decision of the Special Committee to recommend, or the Board or the Company and the Issuer to proceed with or effect the Transactions or the effect of any other transaction in which the Company and the Issuer might engage, and did not address whether the terms of the Transactions are the best possibly attainable under the circumstances. In addition, Lincoln’s opinion did not constitute advice or a recommendation to any security holder as to how they should act or vote with respect to any matter relating to the Transactions.

In arriving at its opinion, Lincoln, among other things:

1)	Reviewed the following documents:

a.	the Issuer’s Credit Agreement, dated as of December 27, 2019 (as amended and supplemented from time to time);

b.	the Issuer’s Amended and Restated Reimbursement Agreement, dated as of December 20, 2022 (as amended and supplemented from time to time);

c.	the 2018 Indenture;

d.	the 2021 Indenture;

e.	the Secured Notes Indenture;

f.	the Secured NPA;

g.	draft of the TSA, including the Transactions Term Sheet attached as Exhibit A thereto (the “Term Sheet”);

h.	draft of the Backstop Agreement;

i.	draft of the Third Party Purchase Agreement;

j.	form of the Support Agreements to be entered into by the Company and certain stockholders;

k.	discussion materials, dated February 8, 2023;

l.	the Company’s Investor Presentation dated February 2023;

m.	the Company’s Current Report on Form 8-K filed on February 16, 2023;

n.	the Company’s Annual Report on Form 10-K filed on March 17, 2022;

o.	the Company’s Quarterly Report on Form 10-Q filed on November 14, 2022;

p.	the Projections (as defined herein) provided to Lincoln by management of the Company and Issuer;

q.	a letter addressed to Lincoln by management of the Company, dated March 17, 2023 (the “Management Rep Letter”); and

r.

other documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Issuer and the Company, provided to Lincoln by the management of the Issuer and the Company.

2)

Discussed the terms and circumstances surrounding the Transactions with certain representatives of Kirkland & Ellis LLP, the Company’s outside legal counsel, and the management of the Company and the Issuer.

3)	Spoke with the management of the Company and the Issuer regarding the business, financial outlook, liquidity and balance sheet management, and prospects of the Company and the Issuer.

4)

Reviewed the financial terms of the Transactions as described in the Term Sheet and compared those terms with the publicly available financial terms of certain other transactions and securities that Lincoln deemed relevant.

5)

Reviewed certain financial and other information for the Company and the Issuer, and compared that data and information with certain security trading, financial and corresponding data and information for companies with publicly traded securities as of the date of the opinion, none of which was directly comparable to the Company or the Issuer, that Lincoln deemed relevant.

6)

Considered such other information, financial studies, credit quality assessment, market yield, valuation and other financial analyses and investigations and financial, economic, and market criteria that Lincoln deemed relevant.

In preparing its opinion, Lincoln relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax, and other information Lincoln reviewed, and Lincoln did not assume any responsibility for the independent verification of (and did not independently verify) any of such information. With respect to the financial forecasts and the unaudited financial statements and other financial information provided to Lincoln by the Company and the Issuer, Lincoln assumed that they were reasonably prepared in good faith on a basis reflecting the currently available estimates and judgments of the applicable parties who prepared them. Lincoln assumed no responsibility for, and expressed no opinion with respect to, the reasonableness of the assumptions, estimates and judgments on which such forecasts and interim financial statements and other financial information were based. In addition, Lincoln did not conduct a physical inspection of any assets or facilities of any party. Lincoln was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company, the Issuer or any of their respective subsidiaries or affiliates, nor was Lincoln furnished with any such evaluations or appraisals. Lincoln did not evaluate the solvency or fair value of the Company, the Issuer or any of their respective subsidiaries (or the impact of the Transactions thereon) under any law relating to bankruptcy, insolvency, or similar matters. With regard to the information provided to Lincoln by the Company and the Issuer, Lincoln relied upon the assurances of management that they are unaware of any facts or circumstances that would make such information materially incomplete or misleading in any material respect. Lincoln also assumed that there had been no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations, or prospects of the Company, the Issuer and their respective subsidiaries since the date of the most recent financial statements made available to Lincoln, other than as set forth in the Management Rep Letter. With the Board’s and Special Committee’s consent, Lincoln also assumed that in the course of obtaining any necessary regulatory and third-party consents, approvals and agreements for the Transactions, no modification, delay, limitation, restriction, or condition will be imposed that would have an adverse effect on the Company or the Issuer or the consummation of the Transactions. Solely for the purposes of its Opinion, Lincoln assumed a Common Equity VWAP that was calculated using the 10-day historical volume weighted average price of the Company’s Class A Common Stock as of March 16, 2023, given the Opinion was delivered prior to date as of which the actual Common Equity VWAP could be calculated. Lincoln’s Opinion was delivered as of March 17, 2023 and did not address or incorporate the actual Common Equity VWAP that will be calculated based, in part, on the price of the Company’s Class A Common Stock following the delivery of the Opinion. With the Board’s and Special Committee’s consent, Lincoln assumed that the definitive documents relating to the Transactions will contain terms and conditions that are materially consistent with the Term Sheet and the draft TSA it reviewed.

The decision as to whether to proceed with the Transactions or any related transaction depends on an assessment of various factors, many of which are unrelated to the financial analyses on which Lincoln’s opinion was based and as to which Lincoln did not provide any advice or opinion.

Lincoln relied upon the fact that the Transactions will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations.

Lincoln’s opinion was necessarily based upon financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Although subsequent developments may affect its opinion, Lincoln expressly disclaimed any undertaking or obligation to update, revise or reaffirm its opinion.

Pursuant to an engagement letter between the Company, the Issuer and Lincoln, dated March 15, 2023, the Company agreed to pay Lincoln an aggregate fee of $1,100,000 for its services as financial advisor to the Company and the Issuer in connection with the Transactions, a portion of which was payable upon execution of such engagement letter and the remainder of which was payable upon Lincoln informing the Company that it was prepared to deliver the fairness opinion. No portion of Lincoln’s fees was contingent upon either the conclusion reached in its opinion or the consummation of all or a portion of the Transactions or any other transaction. In addition, the Issuer and the Company have agreed to indemnify Lincoln and certain related parties against certain liabilities, and to reimburse Lincoln for certain expenses, arising in connection with or as a result of Lincoln’s engagement. In addition, the Issuer and the Company have previously retained Lincoln to provide financial advisory services and fairness opinions in connection with other transactions consummated by the Issuer and the Company for which Lincoln has received aggregate fees of approximately $1,125,000 since January 1, 2021. Since January 1, 2021, Lincoln has not provided any services or received any payments from the SoftBank Holders, the Third Party Investor or any of their respective affiliates (other than the Company and its subsidiaries). Lincoln and its affiliates provide a range of investment banking and financial services and, in that regard, Lincoln and its affiliates may in the future provide investment banking and other financial services to the Issuer, the Company, and their respective affiliates, as well as the SoftBank Holders and the Third Party Investor, for which Lincoln and its affiliates would expect to receive customary compensation.

Summary of Material Financial Analyses of Lincoln

The following is a summary of the material financial analyses presented by Lincoln to the Special Committee at its meeting held on March 15, 2023 and as updated prior to delivery of Lincoln’s written opinion on March 17, 2023, and that were used in connection with rendering its opinion described above.

The following summary, however, does not purport to be a complete description of the financial analyses performed by Lincoln, nor does the order in which the analyses are described below represent the relative importance or weight given to the analyses by Lincoln. Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand the analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of Lincoln’s analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 16, 2023, and is not necessarily indicative of current market conditions.

In preparing its analyses, Lincoln reviewed and analyzed the Company’s historical and projected financial performance and metrics, including, but not limited to: (i) revenue; (ii) Adjusted EBITDA (as defined in “—Unaudited Financial Projections of the Company”); and (iii) Adjusted EBITDA less net capital expenditures. For additional information regarding the financial data provided by management of the Company and the Issuer underlying these calculations, please see “—Unaudited Financial Projections of the Company.”

Fairness Analysis Overview

Lincoln analyzed the fairness of the Transactions, taken as a whole, to the Company, the Issuer and the Public Stockholders, in their capacity as such, by (i) analyzing and comparing the pre-Transactions and post-Transactions value of the Common Stock on a fully diluted basis (the “Valuation Analysis”) and (ii) analyzing the aggregate pro forma cost of borrowing of WeWork’s Junior L/C Tranche, the First Lien Notes, the Delayed Draw Notes, the Second Lien Notes, the Third Lien Notes, the Second Lien Exchangeable Notes and the Third Lien Exchangeable Notes (collectively, the “Transaction Debt”), taken as a whole, and comparing such cost of borrowing to the observed yield indications from debt securities, loans and debt indices Lincoln deemed relevant (the “Transaction Debt Analysis”).

Valuation Analysis

Lincoln estimated the pre-Transactions and post-Transactions enterprise value of the Company as a going concern without accounting for the financial risk related to the Company’s current leverage and liquidity profile.

Based on discussions with management of the Company and the Issuer, Lincoln utilized the same forecast and operating assumptions as provided by management for both the pre-Transactions and post-Transactions enterprise value analysis. Lincoln estimated the enterprise value range of the Company using a discounted cash flow analysis and a market approach analysis, each as described below.

Discounted Cash Flow Analysis. Lincoln performed a discounted cash flow analysis of the Company. A discounted cash flow analysis is a valuation methodology used to derive an intrinsic valuation of a company by calculating the present value of its estimated future cash flows discounted at a market-based cost of capital. Lincoln performed a discounted cash flow analysis of the projected unlevered free cash flows of the Company for the fiscal years 2023 through 2027. The discounted cash flow analysis was used to determine the net present value of projected unlevered free cash flows utilizing a weighted average cost of capital for the discount rate. For purposes of its discounted cash flow analysis, Lincoln utilized and relied upon financial data provided by management of the Company and the Issuer, which included a financial forecast for the fiscal years 2023 through 2027, and other financial information provided by management of the Company and the Issuer.

Lincoln calculated the Company’s projected unlevered free cash flows by taking Adjusted EBITDA, subtracting stock based compensation expenses, adjusting for non-cash lease expense, adding depreciation, and subtracting capital expenditures and changes in net working capital. Lincoln determined the net present value of the projected unlevered free cash flows using a weighted average cost of capital for the discount rate, which reflected the relative risk associated with the projected cash flows provided by the management of the Company and Issuer as well as the rates of return that investors could expect to realize on alternative investment opportunities with similar risk profiles to the Company. Lincoln’s selected range of discount rates for the Company, which ranged from 11.50% to 13.00%, was selected based on the application of Lincoln’s professional judgment and experience, and was calculated using a capital asset pricing model and information derived from the selected public companies (based on comparisons of various attributes including financial performance, capital requirements, geographic footprint and customer base) and using a 26.0% tax rate, as provided by the management of the Company and the Issuer. Lincoln, based on discussions with the Company’s management, assumed no taxes during the projection period from 2023 through 2027 and only applied the 26.0% tax rate in the normalized terminal year. Lincoln calculated the Company’s terminal value using the Gordon Growth perpetuity growth formula assuming a 3.0% terminal growth rate, which was based on the Company’s expected long-term growth in the markets in which it operates, and the aforementioned range of discount rates.

Based on these assumptions, Lincoln’s discounted cash flow analysis indicated an estimated illustrative enterprise value for the Company of approximately $4.84 billion to $5.74 billion.

Market Approach Analysis. Lincoln performed a selected public companies analysis for the Company based on companies that operate in the broader commercial real estate service industry described in the table below. Although none of these selected public companies is directly comparable to the Company, Lincoln selected these companies for its analysis based on their relative similarity to that of the Company, primarily in terms of business model, relative size, historical and projected growth and profitability, capital intensity, revenue and earnings composition, cash flow generating ability, and other financial performance metrics.

Based on the closing prices of the common stock of each of the selected companies on March 13, 2023, information contained in the most recent public filings of the selected companies and analyst consensus estimates for each of the selected companies, Lincoln calculated, among other things, the multiple of enterprise value to Wall Street analyst consensus estimated 2024 earnings before interest, taxes, depreciation and amortization (“EBITDA”) for each of the selected companies.

The results of these analyses are summarized as follows:

Company Name	Enterprise Value as a Multiple of Estimated 2024 EBITDA
CBRE Group, Inc.	7.9x
Colliers International Group Inc.	9.4x
Cushman & Wakefield plc	4.5x
IWG plc	4.9x
Jones Lang LaSalle Incorporated	6.4x
Newmark Group, Inc.	3.1x
Savills plc	6.9x
Servcorp Limited	3.0x

High	9.4x
Mean	5.8x
Median	5.6x
Low	3.0x

Lincoln noted that while IWG plc was the most comparable publicly traded company given that both IWG plc and the Company provided flexible workspace solutions and coworking locations, none of the selected public companies were identical to the Company. As a result, a complete valuation analysis cannot be limited to a quantitative review of the selected public companies, but also requires complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of the Company.

Based in part upon the multiples of the selected companies described above and taking into account its professional judgment and experience, Lincoln calculated a range of implied enterprise value for the Company of approximately $4.49 billion to $5.57 billion by applying multiples of enterprise value to 2024 estimated EBITDA of 6.25x to 7.75x to Company management estimates of 2024 Adjusted EBITDA (such estimated Adjusted EBITDA adjusted to include $52 million of stock based compensation expense).

Lincoln also considered comparable precedent merger & acquisition transactions, but did not identify any it deemed sufficiently comparable for the purpose of deriving applicable valuation multiples.

Enterprise Value Conclusion. Taking an average of enterprise value ranges derived from the foregoing analyses and subtracting the present value of certain non-recurring restructuring expenses in 2023 through 2025, as provided by management and discounted at the weighted average cost of capital, Lincoln derived an estimated illustrative enterprise value for the Company of approximately $4.48 billion to $5.46 billion as described below:

Enterprise Value
($ in billions)	Low	—	High
Discounted Cash Flow Analysis	$4.840	—	$5.740
Selected Public Companies Analysis	$4.490	—	$5.570

Average Enterprise Value Range	$4.665	—	$5.665
Present Value of Non-Recurring Expenses	(189)	—	(191)

Concluded Enterprise Value Range	$4.480	—	$5.460

Default Risk Adjusted Valuation Analysis. As described above in “Valuation Analysis”, the pre-Transactions and post-Transactions enterprise value of the Company described therein does not take into account the Company’s current leverage and liquidity profile; therefore, Lincoln then performed a risk-adjusted valuation analysis on the equity of the Company to take into account the Company’s default risk. Based on discussions with Company management, the Transactions are expected to increase the Company’s liquidity, extend the maturity of the Company’s long-term debt and reduce the Company’s net leverage and annual cash interest expense, among other things. Therefore, Lincoln estimated the value of the Common Stock on a pre-Transactions and post-Transaction basis by, in each case, (i) estimating the value of the Common Stock before explicitly accounting for default risk, and (ii) applying the default risk probability.

Lincoln estimated the pre-Transactions and post-Transactions aggregate equity value of the Company, before explicitly accounting for default risk, by taking the estimated enterprise value range described above, adding the pre-Transaction or pro forma post-Transaction cash and cash equivalents, as applicable, cash proceeds from the exercise of penny warrants, and the carrying value of equity method and other investments, and subtracting the pre-Transaction or pro forma post-Transaction debt and debt-like items, as applicable (including the value of conversion features of securities issued in connection with the Transactions and the present value of the cost of the Senior L/C Facility), the present value of non-recurring expenses not accounted for in enterprise value, and the carrying value of noncontrolling interests. The aggregate common equity value range was then divided by the fully-diluted shares outstanding, which included Class C Common Stock, in-the-money warrants and restricted stock units, on a pre-Transactions and post-Transactions basis to derive a non-risk-adjusted illustrative value per share of Common Stock, which for the post-Transactions fully diluted share count was based on an assumed Common Equity VWAP of $1.03, the Company’s historical 10-day volume weighted average price (“VWAP”) as of March 16, 2023.

To capture the impact of the default risk on the value range per share of Common Stock, Lincoln utilized the Merton Model to estimate the probability of default applicable in each of the pre-Transactions and post-Transactions scenarios and assumed that, in the event of default, there would be no value recovery for the common equity holders. This analysis resulted in a ranges of implied values of Company’s Common Stock of $0.10 to $1.12 per share on a pre-Transactions basis and $0.70 to $1.17 per share, on a post-Transactions basis, respectively. Lincoln then compared the concluded per share value range on a pre-Transactions and post-Transactions basis.

Transaction Debt Analysis

Lincoln analyzed the Company’s aggregate pro forma cost of borrowing related to the Transaction Debt, taken as a whole, and compared such cost to the observed yield indications from the securities, loans and indices Lincoln deemed relevant, as described below. Based on an analysis of the Company’s pro forma capitalization and financial position, and an analysis of the Company’s historical capitalization and credit ratings, Lincoln assumed the Company’s credit rating would be CCC+ following the Transactions. However, there can be no assurance as to the Company’s actual credit ratings following the Transactions.

In conducting its analysis, Lincoln screened for the following:

•	CCC+ rated high-yield traded bonds of publicly listed issuers with a term to maturity between one to six years (“Select Securities – Publicly Listed Issuers”);

•	CCC+ rated high-yield traded bonds of private issuers with a term to maturity between one to six years (“Select Securities – Private Issuers”);

•	Caa1 and Caa2 rated traded broadly syndicated loans with a term to maturity greater than one year (“Select Securities – Broadly Syndicated Loans”); and

•	ICE BofA CCC US High Yield Index.

Lincoln compared the observed yield indications and credit quality from the resulting securities, loans and indices described above, which are also further summarized in the tables below, to the Company’s aggregate pro forma cost of borrowing related to the Transaction Debt to assess the fairness of the Transactions, taken as a whole. The market based pricing and yield data is based on closing price and implied yields as of March 13, 2023.

Blended Cost of the Transaction Debt. Lincoln calculated the blended weighted average cost of the Transaction Debt as 15.7%, using the weighted average maturity date and effective yield assuming each security (if drawable) was fully drawn.

Select Securities – Publicly Listed Issuers. Lincoln considered various metrics of selected public listed issuers of CCC+ rated high yield bonds, including profitability, leverage, interest coverage and debt-to-capital ratios, based on market data as of March 13, 2023 and compared the yield on such bonds with the blended cost of the Transaction Debt. A list of the issuers and bonds is shown below:

Issuer Name	Issue
Beasley Mezzanine Holdings, LLC	8.625% Senior Secured Notes due 2026
CURO Group Holdings Corp.	7.500% Senior Secured Notes due 2028
KLX Energy Services Holdings, Inc.	11.500% Senior Secured Notes due 2025
Skillz Inc.	10.250% Secured Notes due 2026
Triumph Group, Inc.	9.000% Senior Secured First Lien Notes due 2028

Average Yield	20.3%
Median Yield	22.8%

Select Securities – Private Issuers. Lincoln considered various metrics of the selected private listed issuers of CCC+ rated senior secured bonds with a term to maturity between one to six years, based on market data as of March 13, 2023 and compared the yield on such bonds with the blended cost of the Transaction Debt. A list of the issuers and bonds is shown below:

Issuer Name	Issue
At Home Group Inc.	7.750% Senior Secured Notes due 2025
APT IM Corp.	9.033% Senior Secured Notes due 2025
Artera Services, LLC	9.125% Senior Secured Second Lien Notes due 2026
Boxer Parent Company, Inc.	8.500% Senior Secured Notes due 2026
CWT Travel Group, Inc.	12.250% Senior Secured Notes due 2026
Foxtrot Escrow Issuer, LLC	7.000% Senior Secured Notes due 2028
GPS Hospitality Holding Company LLC	9.250% Senior Secured Second Lien Notes due 2027
Mauser Packaging Solutions Holding Company	6.625% Senior Secured Notes due 2026
Millennium Escrow Corporation	7.750% Senior Secured Notes due 2025
P&L Development, LLC	4.500% Senior Secured Notes due 2026
Radiate Holdco, LLC	9.750% Senior Secured Notes due 2026
Spanish Broadcasting System, Inc.	11.000% Senior Secured Notes due 2026
Vericast Merger Sub, Inc.	7.750% Senior Secured Notes due 2025

Average Yield	16.4%
Median Yield	15.6%

Select Securities – Broadly Syndicated Loans. Lincoln considered Caa1 and Caa2 rated traded broadly syndicated loans with a term to maturity greater than one year, based on market data as of March 13, 2023 and compared the yield on such loans with the blended cost of the Transaction Debt. A list of the borrowers and loans is shown below:

Borrower Name	Loan
Artera Services	Secured Term Loan
Dodge Data & Analytics	2nd Lien Term Loan
Epicor Software Corp	2nd Lien Term Loan
Health Channels Inc	Secured Term Loan
Mitchell International Inc	2nd Lien Term Loan

Borrower Name	Loan
NAVEX Global	2nd Lien Term Loan
Nexus Buyer LLC	2nd Lien Term Loan
TRAC Intermodal LLC	2nd Lien Term Loan
TruGreen LP	2nd Lien Term Loan
Virgin Pulse Inc	2nd Lien Term Loan

Average Yield	21.0%
Median Yield	18.1%

Transaction Debt Borrowing Cost Summary. Lincoln compared the yield indications as shown below to the aggregate pro forma borrowing cost of the Transaction Debt, taken as a whole:

Transaction Debt Borrowing Cost Summary	Yield	Average Yield	Median Yield
Select Securities – Publicly Listed Issuers		20.3%	22.8%
Select Securities – Private Issuers		16.4%	15.6%
Select Securities – Broadly Syndicated Loans		21.0%	18.1%
ICE BofA CCC US High Yield Index	14.4%

Blended Cost of Transaction Debt	15.7%

Other Matters

This summary is not a complete description of Lincoln’s opinion or the underlying analyses and factors considered in connection with Lincoln’s opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business and financial judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. Lincoln believes that its analyses described above must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying its opinion. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Lincoln’s opinion. In arriving at its fairness determination, Lincoln considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, it made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or security in the analyses described above is identical to the Company, the Issuer, the Common Stock or any component of the Transaction Debt and no transaction in the analyses described above is identical to the Transactions.

In conducting its analyses and arriving at its opinion, Lincoln utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Lincoln to provide its opinion to, and for the use and benefit of, the Board and any committees thereof, including the Special Committee, as to the fairness of the Transactions, taken as a whole, from a financial point of view, to the Company, the Issuer and holders of Common Stock (other than the Interested Stockholders) in their capacity as such, as of the date of Lincoln’s opinion and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. As described above, in connection with its analyses, Lincoln made, and was provided by the management of the Company and the Issuer with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Lincoln, the Company or the Issuer. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual, past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the

Company and the Issuer or their respective advisors, none of Lincoln, the Company or the Issuer assume any responsibility if future results or actual values are materially different from these forecasts or assumptions. See “Cautionary Note Regarding Forward-Looking Statements.”

The terms of the Transactions were determined through arm’s-length negotiations among the Company, the Special Committee, the Consenting Public Noteholders, the SoftBank Holders and the Third Party Investor, and were recommended by the Special Committee and approved by the Board. Although Lincoln provided its opinion as described above, the decision to recommend that the Board approve the Company’s entry into the Agreements was solely that of the Special Committee and the decision to enter into the Agreements was solely that of the Board. Lincoln did not address the underlying business decision of the Special Committee to recommend, or the Board, the Company or the Issuer’s decisions to proceed with or effect, the Transactions, and did not address whether the terms of the Transactions were the best possibly attainable under the circumstances. As described in this Proxy Statement, the opinion of Lincoln and its presentation to the Special Committee were among a number of factors taken into consideration by the Special Committee to recommend, and the Board to approve the Company’s entry into the Agreements.

Unaudited Financial Projections of the Company

Certain prospective financial information internally prepared by the Company’s management (the “Projections”) were provided to Perella Weinberg and Lincoln in connection with the Special Committee’s review and evaluation of the Transactions. However, the Company does not, as a matter of general practice, develop or publicly disclose long-term forecasts or internal projections of its future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. The Projections should not be viewed as public guidance.

While the Projections were prepared by the Company’s management based on estimates that they reasonably believed to be achievable, the Projections represent only one scenario in a wide range of potential outcomes. Even though the Projections are presented with numeric specificity, the Projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are inherently uncertain, difficult to predict and many of which are beyond the Company’s control. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than the Projections. Since the Projections cover multiple years, such information, by its nature, becomes less reliable with each successive year into the future. The Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the section of this Proxy Statement titled “Cautionary Note Concerning Forward-Looking Statements” and in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference in this Proxy Statement, and in its other documents that are filed with or furnished to the SEC. The Company’s stockholders should read the applicable sections of this Proxy Statement and such reports filed with the SEC for additional information regarding the risks inherent in forward-looking information, such as the Projections. The information set forth in the Projections is not fact and should not be relied upon as being necessarily indicative of actual future results. The inclusion of the Projections in this Proxy Statement should not be regarded as an indication that the Company or its representatives considered or currently consider the Projections to be a reliable prediction of future events, and undue reliance should not be placed on the Projections.

The Projections were prepared solely for internal use and not with a view toward public disclosure or toward complying with generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Projections. Furthermore, the Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Transactions. Nonetheless, a summary of the Projections is provided in this Proxy Statement only because the Projections were made available to the Special Committee and its advisors as noted above. A summary of the Projections is not being included in this Proxy Statement to influence any stockholder’s decision regarding how to vote on any Proposal. Neither the Company nor its respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not materially differ from the Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date that such Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error.

The table below presents a summary of the Projections. Certain of the financial measures included in the Projections are not presented in accordance with GAAP, including Adjusted EBITDA, Net Capital Expenditure and Free Cash Flow. Non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. In addition, non-GAAP financial measures as used by the Company may not be comparable to similarly titled measures used by other companies, which may be defined and calculated differently. The Company believes that these non-GAAP measures of financial results provide useful supplemental information and its management uses forward-looking non-GAAP financial measures to evaluate the Company’s projected financials and operating results. The Company does not provide a forward-looking reconciliation of forward-looking non-GAAP financial measures as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful. Reconciliations of non-GAAP financial measures were also not provided to or relied upon by the Special Committee or its advisors in connection with the Transactions. Accordingly, no reconciliation of the financial measures included in the Projections is provided in this Proxy Statement.

The following table presents a summary of the Projections.

($ in millions)	FY2023	FY2024	FY2025	FY2026	FY2027
Total Revenue	$3,573	$4,148	$4,515	$4,754	$4,976
Adjusted EBITDA(1)(4)	$247	$771	$1,060	$1,219	$1,354
Net Capital Expenditures(2)(4)	($122)	($129)	($124)	($124)	($124)
Free Cash Flow(3)(4)	($788)	($99)	$269	$686	$788

(1)

Adjusted EBITDA is a non-GAAP financial measure and is calculated as Net loss before income tax (benefit) provision, interest and other (income) expense, net, depreciation and amortization expense, restructuring and other related cost, impairment /(gain on sale) of goodwill, intangibles and other assets, stock-based compensation expense, stock-based payments for services rendered by consultants, change in fair value of contingent consideration liabilities, legal, tax and regulatory reserves and settlements, legal costs incurred by the Company in connection with regulatory investigations and litigation and expenses related to costs associated with mergers, acquisitions, divestitures and capital raising activities.

(2)

Net Capital Expenditures is a non-GAAP financial measure and is calculated as gross purchases of property, equipment and capitalized software, less cash collected from landlords for tenant improvement allowances.

(3)

Free Cash Flow is a non-GAAP measure and is calculated as net cash provided by (used in) operating activities less purchases of property, equipment and capitalized software, each as presented in the Company’s condensed consolidated statements of cash flows and calculated in accordance with GAAP.

(4)

Forward-looking reconciliations of forward-looking non-GAAP financial measures is not provided as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

Recommendations of the Special Committee

In reaching its decision to unanimously recommend approval of the Proposals to the Board, the Special Committee considered a number of factors, including, but not limited to, the effects the Transactions would likely have on our capital structure and the current holders of the Common Stock, including:

•

the significant reduction in our consolidated indebtedness and the extension of the maturities of our long-term debt, compared to the substantial dilution that the Company’s stockholders will experience;

•	our increased ability to address our liquidity needs, including the significant reduction of cash interest expense on our debt obligations;

•	a possible reduction in the market value of the Class A Common Stock as a result of the Transactions;

•

the belief that the Transactions are a superior alternative to the other potential capital raising transactions reasonably available to the Company at this time, in each case, considering the potential additional value for the holders of our Common Stock that might result from such capital raising transactions, as well as the feasibility of such capital raising transactions and the risks and uncertainties associated with pursuing such capital raising transactions as compared to the Transactions;

•

the impact of the Transactions on our U.S. federal income tax position, including the use of the Company’s existing net operating losses (“NOLs”) and other tax attributes to offset any taxable income recognized (including “cancellation of indebtedness income”) in connection with the Transactions and any potential limitations that might be imposed on the use of such NOLs and other attributes in the future as a result of the ownership change limitation rules of Section 382 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) as a result of the Transactions;

•

the likely impact on us if we do not consummate the Transactions, including that we may lack sufficient liquidity to meet our operational goals and financial obligations and continue as a going concern;

•	the dilutive impact of the Transactions on the holders of our Common Stock;

•

the existing ownership of the SoftBank Holders, including that such ownership constituted approximately 55.4% of our outstanding Common Stock as of December 31, 2022, and the existing control of the SoftBank Holders over the Company, as well as the increase in ownership of the SoftBank Holders as a result of the Transactions;

•

the protections for the benefit of the Company’s stockholders (other than the Interested Stockholders) that will be implemented in connection with the Transactions, including preserving certain voting limitations in the Charter, preserving the composition of the Board and requiring amendments to the Company’s related party transactions policy must be approved by a majority of the Independent Directors;

•	the belief that the Transactions would improve our capital structure and permit our management to pursue our business plan;

•

the fact that the terms and conditions of all of the definitive documentation related to the Transactions are the product of arm’s-length negotiations among WeWork, the Special Committee, the Consenting Public Noteholders, the SoftBank Holders, the Third Party Investor and each of their respective legal and financial advisors, as applicable;

•	the advice and perspectives of the financial and legal advisors retained by the Special Committee;

•

the oral presentation of Lincoln in which Lincoln indicated that it would be prepared to render a written opinion to the Special Committee, to the effect that based on the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken as described therein, the Transactions, taken as a whole, were fair from a financial point of view, to the Company, the Issuer and the holders of Common Stock (other than the Interested Stockholders), in their capacity as such. Following finalization of the terms of the Transactions, Lincoln rendered its written opinion to such effect on March 17, 2023 taking into account the updated financial terms of the Transactions that had been negotiated since March 15, 2023; and

•	various other risks associated with the Transactions and our business, as discussed further in the section entitled “Risk Factors.”

Having considered all of the above factors, the Special Committee, which was comprised at all times of directors with no financial interest in the Transactions (other than as equity holders in the Company), unanimously concluded that the uncertainties, risks and potentially negative factors relevant to the Transactions were outweighed by the potential benefits. Accordingly, the Special Committee unanimously determined that Company’s entry into the Agreements is fair to and in the best interests of the Company and the Company’s stockholders (other than the Interested Stockholders) and unanimously recommended that the Board approve the Company’s entry into each of the Agreements and any other agreements, documents and certificates contemplated by such Agreements or referred to therein, or necessary to consummate the Transactions.

The Board considered (i) the unanimous recommendation of the Special Committee regarding the Transactions and (ii) that it received the views of the Company’s management and the advice of the Company’s financial and legal advisors regarding the Transactions. Acting upon the unanimous recommendation of the Special Committee, the Board: (a) approved, adopted and ratified the consummation by the Company of the Transactions and the performance by the Company of its obligations under the Agreements; and (b) recommended that the Company’s stockholders approve the Proposals at the Special Meeting.

The foregoing discussion of the information and factors considered by the Special Committee and the Board is not intended to be exhaustive and may not include all of the information and factors considered by the Special Committee and the Board. The Special Committee and the Board, in making their respective determinations regarding the Transactions, did not find it useful to and did not quantify or assign any relative weights to the various factors that they considered. Rather, the Special Committee and the Board view their respective determinations and recommendations as being based on an overall analysis and on the totality of the information presented to and factors considered by them. In addition, in considering the factors described above, individual members of the Special Committee and the Board may have given various weights to different factors and may have viewed some factors relatively more positively or negatively than others. The Board’s determination, acting upon the unanimous recommendation of the Special Committee, that the Transactions are fair to and in the best interests of the Company and the Company’s stockholders (other than the Interested Stockholders) was the result of extensive negotiations among the Company, the Special Committee, the Consenting Public Noteholders, the SoftBank Holders, the Third Party Investor and each of their respective legal and financial advisors, the results of which were regularly communicated to the Special Committee and the Board.

Neither the Special Committee nor the Board has made, nor will they make, any recommendation to the noteholders tendering their notes pursuant to the Exchange Offers and Consent Solicitations. Noteholders and investors should make an independent investment decision about whether or not to participate in the Exchange Offers and Consent Solicitations.

Interests of Our Officers, Directors and Principal Stockholders

As of March 20, 2023 the SoftBank Holders held approximately 55.4% of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting. In addition, a total of four of our nine directors on the

Board have been designated for nomination by the SoftBank Holders. Our Charter provides that, if at any meeting of the Company’s stockholders the aggregate number of voting securities held by the SoftBank Group and the SoftBank Holders would otherwise represent more than 49.90% of the voting securities present (in person or by proxy) with respect to any Stockholder Vote, then the SoftBank Group and the SoftBank Holders will only be entitled to vote 49.90% of the voting securities present (in person or by proxy) and voting in such Stockholder Vote, with the SoftBank Group not voting the minimum number of its shares of Class A Common Stock as is required to reduce the combined voting power exercised by the SoftBank Group and the SoftBank Holders to no more than 49.90% (rounded down to the nearest whole share) of the voting securities present (in person or by proxy) and voting at such Stockholder Vote. Despite this provision, the SoftBank Holders exercise the most significant voting power in the Company and have designated for nomination a significant number of the directors on the Board.

The SoftBank Noteholder and SVF II are affiliates of the SoftBank Holders and will be parties to the SoftBank Agreement. While the number of shares of Class A Common Stock that will be issued in the SoftBank Equity Transactions is uncertain, the completion of these transactions is expected to cause a significant dilution in the relative percentage interests of the Company’s stockholders (other than the SoftBank Holders). See “—Dilutive Effects of the Transactions.”

Furthermore, pursuant to the Transactions, SVF II will rollover $300.0 million in aggregate principal amount of Secured Notes currently held by or that may be issued and sold to SVF II pursuant to the Secured NPA into either, at the Issuers’ option, (i) up to $300.0 million in aggregate principal amount of a second separate series of First Lien Notes to be issued at closing of the Transactions or (ii) a commitment from SVF II to purchase, at the Company’s option, in full or in part, and from time to time, up to $300.0 million in aggregate principal amount of the SoftBank Delayed Draw Notes, subject to the SoftBank Secured Notes Redemption. The SoftBank Holders do not hold any 7.875% Senior Notes and Series II Notes that are the subject of the Exchange Offers and Consent Solicitations.

In addition, subject to the terms of the Registration Rights Agreement, the SoftBank Noteholder and other parties to the Registration Rights Agreement may sell large amounts of Class A Common Stock in the open market or in privately negotiated transactions. Sales of substantial amounts of Class A Common Stock in the public market, or the perception that these sales could occur, coupled with the increase in the outstanding number of shares of Class A Common Stock relative to shares of Class A Common Stock outstanding as of March 20, 2023, could cause the market price of the Class A Common Stock and the Warrants to decline. See “Risk Factors— The market price of shares of Class A Common Stock and the Warrants may decline in the future as a result of the sale of Class A Common Stock held by the SoftBank Holders or other current holders of Class A Common Stock.”

Therefore, the SoftBank Holders have interests in the Transactions that are different from, or in addition to, the interests of other stockholders of the Company. The Special Committee and the Board were aware and considered these interests, among other matters, in evaluating the Transactions.

Recommendation of the Board

The Board, acting upon the unanimous recommendation of the Special Committee: (a) approved, adopted and ratified the consummation by the Company of the Transactions and the performance by the Company of its obligations under the Agreements; and (b) recommended that the Company’s stockholders approve the Proposals at the Special Meeting.

The Board recommends that you vote “FOR” each of the Proposals.

PROPOSAL 1—THE AUTHORIZED SHARES PROPOSAL

The Special Committee unanimously recommended that the Board approve the Company’s entry into each of the Agreements and any other agreements, documents and certificates contemplated by such Agreements or referred to therein, or necessary to consummate the Transactions, and the Board, acting upon the unanimous recommendation of the Special Committee, approved and recommends that the Company’s stockholders approve a proposal to amend the Charter, in the form attached to this Proxy Statement as Annex A (the “Charter Amendment”), to increase the total number of shares of Class A Common Stock that the Company will have authority to issue from 1,500,000,000 shares to 4,874,958,334 shares.

Reason for Request for Stockholder Approval

Article IV of the Charter currently authorizes the Company to issue 1,625,041,666 shares of total capital stock, comprising 1,500,000,000 shares of Class A Common Stock, 25,041,666 shares of Class C Common Stock and 100,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). As of March 20, 2023, there were 711,363,722 shares of Class A Common Stock issued and outstanding.

The Transactions contemplate the issuance of up to approximately 2,831 million shares of Class A Common Stock. The number of shares that will be issued in the Equity Transactions will depend on, among other things, the amount of Series I Notes exchanged in the SoftBank Unsecured Notes Exchange, the amount of Unsecured Public Notes tendered and accepted in the Exchange Offers and the consideration which Eligible Noteholders elect to receive in the Exchange Offers. See “Purpose of the Special Meeting; Background of the Proposals—Dilutive Effects of the Transactions.” Therefore, the Company may not have sufficient authorized shares to complete the Transactions assuming the approval of the Stock Issuance Proposal.

The increase in authorized shares of Class A Common Stock would enable to Company to complete the Transactions. We have not proposed the increase in the authorized number of shares of Class A Common Stock with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company.

The text of the proposed amendment to Article IV of the Charter Amendment is included as Annex A to this Proxy Statement.

Effect of Vote in Favor of the Authorized Shares Proposal

If the Authorized Shares Proposal is approved by the Company’s stockholders, the Company intends to file the Charter Amendment with the Secretary of State of Delaware as soon as practicable thereafter. The Board may, at any time prior to effectiveness, abandon the Charter Amendment without further action by the stockholders or the Board (even if the requisite stockholder vote is obtained).

Adoption of the Charter Amendment would increase the number of shares of Class A Common Stock that the Company will have authority to issue from 1,500,000,000 shares to 4,874,958,334 shares and, as a result, increase the number of shares of capital stock that the Company will have authority to issue from 1,625,041,666 shares to 5,000,000,000 shares. The number of shares of Class C Common Stock and Preferred Stock that the Company is authorized to issue would remain at 25,041,666 shares and 100,000,000 shares, respectively. The Charter Amendment would amend and restate the text of Article IV of the Charter to read in full as follows:

•

“The Corporation is authorized to issue three classes of stock to be designated, respectively, “Class A Common Stock”, “Class C Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation shall have authority to issue is 5,000,000,000. The total number of shares of Class A Common Stock that the Corporation is authorized to issue is 4,874,958,334 having a par value of $0.0001 per share, the total number of shares of Class C Common Stock that the Corporation is authorized to issue is 25,041,666, having a par value of $0.0001 per share and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 100,000,000, having a par value of $0.0001 per share.”

The additional shares of Class A Common Stock authorized by the Charter Amendment would become part of the existing class of the Class A Common Stock and, if and when issued, would have the same rights and privileges as the shares of Class A Common Stock currently authorized and outstanding. The Charter Amendment will not affect the par value of the Class A Common Stock, which will remain at $0.0001 per share. The additional shares of Class A Common Stock authorized by the Charter Amendment would not (and the shares of Class A Common Stock currently outstanding do not) entitle the holders thereof to preemptive rights to purchase Class A Common Stock or other securities or to cumulative voting rights.

Approval of the Authorized Shares Proposal will allow us to, subject to the satisfaction of other conditions (including the approval of the Stock Issuance Proposal), undertake the Transactions which are being undertaken by us to comprehensively strengthen our balance sheet by reducing our consolidated indebtedness and extending the maturities of our long-term debt. The Transactions are intended to lower the Company’s leverage and cash interest expense and to provide additional liquidity to help advance the Company’s strategic objectives. Approval will not, however, ensure that we will be able to complete the Equity Transactions or any other Transaction. The Transactions can be abandoned by us at any time, including following approval of the Authorized Shares Proposal.

Effect of Not Obtaining Required Vote for Approval of the Authorized Shares Proposal

The Equity Transactions are conditioned upon the approval of the Stock Issuance Proposal and the Authorized Shares Proposal. Accordingly, if the Stock Issuance Proposal and the Authorized Shares Proposal are not both approved, we will be unable to complete the Equity Transactions. In addition, the other transactions that are being undertaken concurrently by us to comprehensively strengthen our balance sheet by reducing our consolidated indebtedness and extending the maturities of our long-term debt, cannot be completed unless the Stock Issuance Proposal and the Authorized Shares Proposal are both approved. If we are unable to complete any of the Transactions on the terms currently contemplated, we may consider strategic alternatives to reduce our outstanding indebtedness and strengthen our liquidity position. These alternatives may include (subject to market conditions) capital markets transactions, repurchases, redemptions, exchanges or other refinancings of our existing debt, the potential issuance of equity securities, the potential sale of additional assets and businesses and/or other strategic transactions and/or other measures. These alternatives involve significant uncertainties, potential significant delays, costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future. See “Risk Factors—We have a history of operating losses and negative cash flow and failure to fully consummate the Transactions could have a material adverse effect on our business, operating results, financial condition, liquidity and long-term prospects.”

Required Vote

Approval of the Authorized Shares Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding Common Stock entitled to vote thereon. Abstentions and broker non-votes, if any, will have the same effect as a vote AGAINST the Authorized Shares Proposal.

Pursuant to the TSA, the SoftBank Holders have agreed that they will vote in favor of the Authorized Shares Proposal. In addition, pursuant to the Support Agreements certain stockholders of the Company, who collectively held approximately 8.9% of outstanding shares of Common Stock as of March 20, 2023, have agreed that they will vote in favor of the Authorized Shares Proposal. As a result of these commitments, we expect that the Authorized Shares Proposal will receive a sufficient number of votes at the Special Meeting to ensure that it is approved. See “Purpose of the Special Meeting; Background of the Proposals—Background.”

Recommendation of the Board

THE BOARD, ACTING UPON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, RECOMMENDS YOU VOTE “FOR” APPROVAL OF THE AUTHORIZED SHARES PROPOSAL.

PROPOSAL 2—THE STOCK ISSUANCE PROPOSAL

The Special Committee unanimously recommended that the Board approve the Company’s entry into the Agreements and any other agreements, documents and certificates contemplated by such Agreements or referred to therein, or necessary to consummate the Transactions, and the Board, acting upon the unanimous recommendation of the Special Committee, approved and recommends that the Company’s stockholders adopt a proposal to approve, for purposes of the rules of the NYSE, the potential issuance of more than 19.99% of the outstanding shares, including more than one percent of the outstanding shares to a Related Party (as defined in the rules of the NYSE), of Common Stock in the Transactions.

Reason for Request for Stockholder Approval

The Class A Common Stock is listed on the NYSE and, as a result, the Company is subject to the rules and regulations of the NYSE. Section 312.03 of the NYSE Listing Manual requires an issuer to obtain stockholder approval prior to the issuance of common stock in any transaction or series of related transactions, if, among other things: (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock; (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of common stock; or (iii) the common stock will be issued to a Related Party of the issuer and will exceed either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance.

The approval of the Company’s stockholders is required in order to effectuate the Equity Transactions because the Company will be required to issue more than 19.99% of its currently outstanding Common Stock in the Equity Transactions and because the SoftBank Noteholder is a Related Party of the Company, which will receive more than one percent of the Company’s currently outstanding Common Stock in the Equity Transactions.

The additional shares of Class A Common Stock that are proposed to be issued pursuant to the Equity Transactions will have the same rights and privileges as the shares of Class A Common Stock currently authorized and outstanding. Holders of Common Stock are not entitled to preemptive rights to purchase Class A Common Stock or other securities or to cumulative voting rights in relation to the proposed issuance of shares of Class A Common Stock in connection with the Equity Transactions.

The Board believes that authorizing the issuance of additional shares of Class A Common Stock in the Equity Transactions is fair to and in the best interests of the Company and the Company’s stockholders (other than the Interested Stockholders), because consummation of the Equity Transactions are part of a series of Transactions that are being undertaken by us to comprehensively strengthen our balance sheet by reducing our consolidated indebtedness and extending the maturities of its long-term debt. The Transactions are intended to lower the Company’s leverage and cash interest expense and to provide additional liquidity to help advance the Company’s strategic objectives. For more information on the Equity Transactions see, “Purpose of the Special Meeting; Background of the Proposals.”

Effect of Vote in Favor for the Stock Issuance Proposal

A vote in favor of the Stock Issuance Proposal is a vote in favor of approving, for purposes of the rules of the NYSE, the issuance of shares of Class A Common Stock in the Equity Transactions in an amount that exceeds 19.99% of its currently outstanding Common Stock before the issuance of the Class A Common Stock. Approval of the Stock Issuance Proposal will allow us to, subject to the satisfaction of other conditions (including the approval of the Authorized Shares Proposal), undertake the Transactions which are being undertaken by us to comprehensively strengthen our balance sheet by reducing our consolidated indebtedness and extending the maturities of our long-term debt. The Transactions are intended to lower the Company’s leverage and cash interest expense and to provide additional liquidity to help advance the Company’s strategic objectives. Approval will not, however, ensure that we will be able to complete the Equity Transactions or any other Transaction. The Transactions can be abandoned by us at any time, including following approval of the Stock Issuance Proposal.

Approval of the Stock Issuance Proposal will not affect the rights of current holders of outstanding shares of Common Stock. Approval will, however, allow us to, subject to the satisfaction of other conditions, issue a significant number of additional shares of Class A Common Stock, which is expected to cause a significant dilution in the relative percentage interests of our current stockholders (other than the SoftBank Holders). Sales of substantial amounts of Class A Common Stock in the public market, or the perception that these sales could occur, coupled with the increase in the outstanding number of shares of Class A Common Stock relative to shares of Class A Common Stock outstanding as of March 20, 2023, could cause the market price of Class A Common Stock and Warrants to decline. See “Security Ownership of Certain Beneficial Owners and Management” and “Risk Factors.”

Effect of Not Obtaining Required Vote for Approval of the Stock Issuance Proposal

The Equity Transactions are conditioned upon the approval of the Stock Issuance Proposal and the Authorized Shares Proposal. Accordingly, if the Stock Issuance Proposal and the Authorized Shares Proposal are not both approved, we will be unable to complete the Equity Transactions. In addition, the other transactions that are being undertaken concurrently by us to comprehensively strengthen our balance sheet by reducing our consolidated indebtedness and extending the maturities of our long-term debt, cannot be completed unless the Stock Issuance Proposal and the Authorized Shares Proposal are both approved. If we are unable to complete any of the Transactions on the terms currently contemplated, we may consider strategic alternatives to reduce our outstanding indebtedness and strengthen our liquidity position. These alternatives may include (subject to market conditions) capital markets transactions, repurchases, redemptions, exchanges or other refinancings of our existing debt, the potential issuance of equity securities, the potential sale of additional assets and businesses and/or other strategic transactions and/or other measures. These alternatives involve significant uncertainties, potential significant delays, costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future. See “Risk Factors—We have a history of operating losses and negative cash flow and failure to fully consummate the Transactions could have a material adverse effect on our business, operating results, financial condition, liquidity and long-term prospects.”

Required Vote

Approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast by holders of Common Stock. Abstentions and broker non-votes, if any, will have no effect on the vote on the Stock Issuance Proposal.

Pursuant to the TSA, the SoftBank Holders have agreed that they will vote in favor of the Stock Issuance Proposal. In addition, pursuant to the Support Agreements certain stockholders of the Company, who collectively held approximately 8.9% of outstanding shares of Common Stock as of March 20, 2023, have agreed that they will vote in favor of the Stock Issuance Proposal. As a result of these commitments, we expect that the Stock Issuance Proposal will receive a sufficient number of votes at the Special Meeting to ensure that it is approved. See “Purpose of the Special Meeting; Background of the Proposals—Background.”

Recommendation of the Board

THE BOARD, ACTING UPON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, RECOMMENDS YOU VOTE “FOR” APPROVAL OF THE STOCK ISSUANCE PROPOSAL.

PROPOSAL 3 – THE ADJOURNMENT PROPOSAL

The Special Committee unanimously recommended that the Board approve the Company’s entry into the Agreements and any other agreements, documents and certificates contemplated by such Agreements or referred to therein, or necessary to consummate the Transactions, and the Board, acting upon the unanimous recommendation of the Special Committee, approved and recommends that the Company’s stockholders approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve any of the Proposals at the time of the Special Meeting.

We retain full authority to the extent set forth in the Charter and Bylaws to adjourn the Special Meeting for any other purpose, or to postpone the Special Meeting before it is convened, without the consent of any stockholder.

Effect of Vote in Favor for the Adjournment Proposal

If this Proposal is approved, the Board could adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve any of the Proposals at the time of the Special Meeting.

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast by holders of Common Stock. Abstentions and broker non-votes, if any, will have no effect on the vote on the Adjournment Proposal.

Pursuant to the TSA, the SoftBank Holders have agreed that they will vote in favor of the Adjournment Proposal. In addition, pursuant to the Support Agreements certain stockholders of the Company, who collectively held approximately 8.9% of outstanding shares of Common Stock as of March 20, 2023, have agreed that they will vote in favor of the Adjournment Proposal. As a result of these commitments, we expect that the Stock Issuance Proposal will receive a sufficient number of votes at the Special Meeting to ensure that it is approved. See “Purpose of the Special Meeting; Background of the Proposals—Background.”

Recommendation of the Board

OUR BOARD, ACTING UPON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

RISK FACTORS

In addition to the other information included in this Proxy Statement, you should read and carefully consider the following risks before deciding how to vote on the Proposals to be considered and voted upon at the Special Meeting. In addition, you should read and consider the risks associated with the businesses of the Company found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, particularly under the caption “Risk Factors,” as may be updated by any of the Company’s subsequent Form 10-Qs, all of which are filed with the SEC. See “Cautionary Note Regarding Forward-Looking Statements” and “Additional Information—Where You Can Find More Information.”

The SoftBank Holders have the most significant voting power in the Company and have interests in the Transactions that are different from, or in addition to, the interests of the other stockholders, including holders of any shares of Class A Common Stock issuable upon the consummation of the Exchange Offers.

As of March 20, 2023 the SoftBank Holders held approximately 55.4% of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting. As a result of the Transactions, including the Softbank Equitization and the Softbank Unsecured Notes Exchange, the Softbank Holders are expected to increase their beneficial ownership substantially. See “Purpose of the Special Meeting; Background of the Proposals—Dilutive Effects of the Transactions.” In addition, a total of four of our nine directors on the Board have been designated for nomination by the SoftBank Holders. Our Charter provides that, if at any meeting of the Company’s stockholders the aggregate number of voting securities held by the SoftBank Group and SoftBank Holders would otherwise represent more than 49.90% of the voting securities present (in person or by proxy) with respect to any Stockholder Vote, then the SoftBank Group and the SoftBank Holders will only be entitled to vote 49.90% of the voting securities present (in person or by proxy) and voting in such Stockholder Vote, with the SoftBank Group not voting the minimum number of its shares of Class A Common Stock as is required to reduce the combined voting power exercised by the SoftBank Group and the SoftBank Holders to no more than 49.90% (rounded down to the nearest whole share) of the voting securities present (in person or by proxy) and voting at such Stockholder Vote. Despite this provision, the SoftBank Holders exercise the most significant voting power in the Company and have designated for nomination a significant number of the directors on the Board.

The SoftBank Noteholder and SVF II are affiliates of the SoftBank Holders and will be parties to the SoftBank Agreement. While the number of shares of Class A Common Stock that will be issued in the SoftBank Equity Transactions is uncertain, the completion of these transactions is expected to cause a significant dilution in the relative percentage interests of the Company’s stockholders (other than the SoftBank Holders). See “Purpose of the Special Meeting; Background of the Proposals—Dilutive Effects of the Transactions.”

Furthermore, pursuant to the Transactions, SVF II will rollover $300.0 million in aggregate principal amount of Secured Notes currently held by or that may be issued and sold to SVF II pursuant to the Secured NPA into either, at the Issuers’ option, (i) up to $300.0 million in aggregate principal amount of a second separate series of First Lien Notes to be issued at closing of the Transactions or (ii) a commitment from SVF II to purchase, at the Company’s option, in full or in part, and from time to time, up to $300.0 million in aggregate principal amount of the SoftBank Delayed Draw Notes, subject to the SoftBank Secured Notes Redemption. Therefore, the SoftBank Holders have interests in the Transactions that are different from, or in addition to, the interests of other stockholders of the Company. See the section entitled “Interests of Our Officers, Directors and Principal Stockholders” and “Security Ownership of Certain Beneficial Owners and Management.”

So long as the SoftBank Holders retain their voting power, they will continue to have the ability to influence, directly or indirectly, and subject to applicable law, all matters affecting us, including:

•	any determination with respect to our business direction and policies, including the appointment and removal of officers and directors;

•	any determinations with respect to mergers, business combinations, disposition of assets and any future refinancing or restructuring transaction;

•	compensation and benefit programs and other human resources policy decisions;

•	the payment of dividends on Common Stock; and

•	determinations with respect to tax matters.

Since the interests of the SoftBank Holders may differ from ours or from those of the Company’s other stockholders, actions that the SoftBank Holders take with respect to us, as the Company’s controlling stockholders, may not be favorable to us or our other stockholders, including holders of Class A Common Stock and Warrants.

The Special Committee and the Board were aware of and considered these interests, among other matters, in evaluating the Transactions and, based upon the unanimous approval and recommendation of the Special Committee, the Board: (a) approved, adopted and ratified the consummation by the Company of the Transactions and the performance by the Company of its obligations under the Agreements; and (b) recommended that the Company’s stockholders approve the Proposals at the Special Meeting.

The Company’s stockholders (other than the SoftBank Holders) will have a substantially reduced ownership after the Transactions and will exercise even less influence over management than they currently have.

While the number of shares of Class A Common Stock that will be issued in the Transactions is uncertain, the completion of these transactions is expected to cause a significant dilution in the relative percentage interests of the Company’s stockholders (other than the SoftBank Holders). See “Purpose of the Special Meeting; Background of the Proposals—Dilutive Effects of the Transactions.” In addition, because of this, current stockholders (other than the SoftBank Holders), as a group, will have less influence over the Board, management and policies than they now have. See “Security Ownership of Certain Beneficial Owners and Management.”

The market price of shares of Class A Common Stock and the Warrants may decline in the future as a result of the sale of Class A Common Stock held by the SoftBank Holders or other current holders of Class A Common Stock.

The SoftBank Noteholder, the Third-Party Investor and the Eligible Noteholders may receive a substantial number of shares of Class A Common Stock. In connection with the Transactions we will also grant customary resale registration rights to each party that receives shares of Class A Common Stock as a result of the Transactions. These parties may (subject to such limitations as may be imposed pursuant to the SoftBank Agreement, the Backstop Agreement, and the Registration Rights Agreement) seek to sell their shares. Other stockholders may also seek to sell the shares of Class A Common Stock held by them following, or in anticipation of, completion of the Transactions. Sales of substantial amounts of Class A Common Stock in the public market, or the perception that these sales could occur, coupled with the increase in the outstanding number of shares of Class A Common Stock relative to shares of Class A Common Stock outstanding as of the date of this Proxy Statement, could cause the market price of Class A Common Stock and Warrants to decline.

Failure to consummate the Transactions could adversely affect the price of shares of Class A Common Stock and the Warrants.

The Transactions are subject to customary conditions. The Company cannot be certain that these conditions will be satisfied, including the approval of the Stock Issuance Proposal and the Authorized Shares Proposal by the stockholders of the Company. If the TSA, the SoftBank Agreement, the Third Party Purchase Agreement or the Backstop Agreement are terminated for failure to satisfy a condition precedent to closing or for any other reason, and the Transactions are not completed, the Company’s business and financial results may be adversely affected, including, without limitation, as follows:

•	Company’s liquidity position may be materially affected and the Company may be unable to reduce or refinance its existing indebtedness when it comes due (see “—We have a history of operating losses and negative cash flow and failure to fully consummate the Transactions could have a material adverse effect on our business, operating results, financial condition, liquidity and long-term prospects”);

•	the Company may experience negative reactions from the financial markets, including negative impacts on the market price of shares of Class A Common Stock and the Warrants; and

•

the Company will have expended substantial time and resources that could otherwise have been spent on the Company’s existing businesses and the pursuit of other opportunities that could have been beneficial to the Company and its stockholders.

Each of these factors may adversely affect the trading price of Class A Common Stock and Warrants and our financial results and operations.

We have a history of operating losses and negative cash flow, and failure to fully consummate the Transactions could have a material adverse effect on our business, operating results, financial condition, liquidity and long-term prospects.

We have a history of operating losses, and our capital needs have historically been funded through equity and debt offerings. In March 2023, we entered into a series of agreements relating to the Transactions, which if and once implemented, would result in the reduction of our net debt by approximately $1.5 billion, extend maturity of our senior notes from 2025 to 2027 and result in additional new funding and rolled over capital commitments of approximately $1.0 billion.

In the event that we are unable to complete the Transactions or otherwise raise sufficient alternative funding to reduce our significant debt and enhance its liquidity on acceptable terms, we may be required to delay, limit or curtail our operations or otherwise impede our business strategy, which may have a material adverse effect on our business, operating results, financial condition and long-term prospects. Such alternative funding may include (subject to market conditions) capital markets transactions, repurchases, redemptions, exchanges or other refinancings of our existing debt, the potential issuance of equity securities, the potential sale of additional assets and businesses and/or other strategic transactions and/or other measures. These alternatives involve significant uncertainties, potential delays, significant costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future. Our ability to pursue any alternate transaction will depend on, among other things, our business plans, operating performance, investor demand and the condition of the capital markets. The agreements governing our current indebtedness, and that will govern our indebtedness following the Transactions, also contain or will contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit its ability to engage in any alternate transaction. Our failure to consummate the Transactions or to otherwise deleverage could have important consequences, including the following:

•	our ability to continue as a going concern could be adversely affected;

•	our ability to obtain financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements, could be adversely affected;

•	we would be required to dedicate a substantial portion of our cash flows to debt payments instead of for other purposes;

•	our ability to attract and retain employees and capitalize on business opportunities may be adversely affected;

•	we could be placed at a competitive disadvantage compared to its competitors that may have less debt;

•	our flexibility in planning for and reacting to changes in the industry in which we competes could be limited; and

•	our vulnerability to general adverse economic conditions could increase.

The terms of our indebtedness restrict our current and future operations, particularly our ability to respond to changes or take certain actions, including some of which may affect completion of our strategic plan.

The agreements governing our indebtedness contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability to incur indebtedness (including guarantee obligations), incur liens, enter into mergers or consolidations, dispose of assets, enter into affiliate transactions, pay dividends, make acquisitions and make investments, loans and advances. The agreements that will govern our indebtedness to be issued in connection with the Transactions will contain significant additional restrictions which will further limit our ability to engage in the above-listed transactions.

These restrictions may affect our ability to execute on our business strategy, limit our ability to raise additional debt or equity financing to operate our business, including during economic or business downturns, and limit our ability to compete effectively or take advantage of new business opportunities.

The Transactions, including the Equity Transactions, may not ultimately benefit the Company or its stockholders.

The Transactions, including the Equity Transactions, may not result in an increase in additional value for holders of Common Stock or improve the liquidity and marketability of shares of Class A Common Stock and the Warrants. There can also be no assurance that if the Transactions are consummated, the additional liquidity provided will be sufficient to fund our future operations. Furthermore, securities markets worldwide have recently experienced significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could cause a reduction in the market price and liquidity of shares of Class A Common Stock and the Warrants following the Transactions, particularly if the Transactions are not viewed favorably by members of the investment community.

The Transactions will divert the attention of our management team from its other responsibilities.

The Transactions will cause our management team to focus its time and energies on matters related to the consummation of the Transactions, including any potential litigation or other proceedings, which would otherwise be directed to the business and operations of the Company. Any such diversion on the part of management, if significant, would affect our ability to operate its business or execute its strategy and adversely affect the business and results of operations of the Company. Furthermore, the cost of defending any litigation or other proceeding relating to the Transactions could be substantial.

The Company will incur significant costs in connection with the Transactions, which may be in excess of those anticipated by the Company.

The Company has incurred and will continue to incur substantial non-recurring costs and expenses in connection with the negotiation and completion of the Transactions. These costs and expenses include, without limitation, expenses associated with its entry into the definitive documentation, costs and expenses of printing and mailing this Proxy Statement, financial and legal advisory and other professional fees incurred related to the Transactions. Furthermore, the cost to the Company of defending any potential litigation or other proceeding relating to the Transactions could be substantial. These costs and expenses, as well as other unanticipated costs and expenses, could have an adverse effect on our financial condition and operating results.

The Company may recognize a significant amount of cancellation of indebtedness income for U.S. federal income tax purposes upon consummation of the Transactions.

The Company may recognize a significant amount of cancellation of indebtedness income (“CODI”) for U.S. federal income tax purposes upon consummation of the Transactions. However, we generally anticipate that any taxable CODI that we recognize in the Transactions will be offset, at least in part, by our existing NOLs and certain other tax attributes. To the extent that our existing NOLs and other tax attributes are not sufficient to offset fully any CODI, we may incur a cash tax liability from such CODI.

The benefit of our net operating loss carryforwards could be substantially limited if we experience an “ownership change” as defined in Section 382 of the Code.

We have NOLs and certain other tax attributes for U.S. federal income tax purposes that we can generally use to offset future taxable income and thus reduce our U.S. federal income tax liability. Our ability to fully utilize our existing NOLs could be limited, among other things, if we experience an “ownership change” within the meaning of Section 382 of the Code. An “ownership change,” under Section 382 of the Code, is generally defined as a greater than 50% change in equity ownership with respect to “5% shareholders” (by value) over a rolling three-year period. The issuance of our equity in the Transactions will count towards such an ownership change. If an ownership change were to occur as a result of the Transactions or otherwise (including as a result of the issuance of equity upon the exchange of an exchangeable note or the exercise of a warrant), Section 382 of the Code would impose an annual limit on the amount of NOLs and other tax attributes we could use to reduce our taxable income going forward and, as a result, could increase our U.S. federal income tax liability. The annual limit under Section 382 of the Code is generally derived by multiplying the fair market value of the Company’s equity immediately before the ownership change by the federal long-term tax-exempt rate, which is 2.92% for ownership changes occurring in March 2023 and 3.04% for ownership changes occurring in April 2023. While the Company does not believe that the Transactions, taken by themselves, will cause an ownership change, calculations under Section 382 are complex and depend in part on facts outside of the Company’s control, and issuances, sales, and/or exchanges of the Company’s Class A Common Stock (including potentially relatively small transactions and transactions beyond the Company’s control), taken together with prior and contemplated transactions with respect to Class A Common Stock, could trigger an ownership change and therefore a limitation on the Company’s ability to utilize its NOL carryforwards.

The price at which the SoftBank Noteholder, the Third-Party Investor and the Eligible Noteholders will acquire shares of Class A Common Stock is not an indication of the fair value of Class A Common Stock.

Based on the unanimous recommendation of the Special Committee, the Board approved the price at which the SoftBank Noteholder, the Third-Party Investor and the Eligible Noteholders will acquire shares of Class A Common Stock. While this price was the result of arm’s-length negotiations, it is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth, or any other established criteria used to value securities. You should not consider this rate to be an indication of the fair value of shares of Class A Common Stock in general. Following the consummation of the Transactions, shares of Class A Common Stock may trade at prices above or below the price at which the SoftBank Noteholder, the Third-Party Investor and the Eligible Noteholders will acquire shares of Class A Common Stock.

The market price of shares of Class A Common Stock and the Warrants will continue to fluctuate after the Transactions.

The market price of shares of Class A Common Stock and the Warrants has fluctuated significantly in response to numerous factors and will continue to fluctuate significantly following completion of the Transactions and holders of the Company’s Common Stock could lose some or all of the value of their investment.

The number of shares of Class A Common Stock that will be issued in the Equity Transactions cannot be conclusively determined as of the date of this Proxy Statement since this number will be based on, among other things, the amount of Series I Notes exchanged in the SoftBank Unsecured Notes Exchange, the amount of Unsecured Public Notes tendered and accepted in the Exchange Offers and the consideration which Eligible

Noteholders elect to receive in the Exchange Offers. While the number of shares of Class A Common Stock that will be issued in the Equity Transactions is uncertain, the completion of these transactions is expected to cause a significant dilution in the relative percentage interests of the Company’s stockholders (other than the SoftBank Holders) and lead to volatility in the price of shares of Class A Common Stock and the Warrants. See “Purpose of the Special Meeting; Background of the Proposals—Dilutive Effects of the Transactions.”

In addition, the stock market has experienced significant price and volume fluctuations in recent times, which, if they continue to occur, could have a significant adverse effect on the market for, or liquidity of, the shares of Class A Common Stock, regardless of the Company’s actual operating performance. Furthermore, the market price of shares of Class A Common Stock may fluctuate significantly in response to various factors, including, without limitation:

•	future resales of Class A Common Stock, which may cause the market price of our securities to decline significantly, even if our business is doing well;

•	industry trends and changes in market conditions, including as a result of the closure of Silicon Valley Bank and Signature Bank by regulatory authorities;

•	failure by analysts to publish research about our business or publication of inaccurate or unfavorable research, which could cause the Company’s stock price and trading volume to decline;

•	litigation, which is expensive and could divert management attention;

•

our inability to continue to retain existing members, many of whom enter into membership agreements with short-term commitments, or to attract new members in sufficient numbers or at sufficient rates to sustain and increase our memberships or at all;

•	our history of losses and inability to achieve profitability (as determined in accordance with GAAP);

•	our inability to maintain the value and reputation of our brand and the success of our strategic partnerships;

•	our inability to reduce the overall size of our organization and manage voluntary attrition, which may present challenges in managing our business;

•	our inability to maintain internal controls, financial systems and procedures required for a public company and a company of our global scale;

•

the fact that we rely on a combination of proprietary and third-party technology systems to support our business and member experience, and, if these systems experience difficulties, our business, financial condition, results of operations and prospects may be materially adversely affected;

•

our inability and the inability of our subsidiaries to generate sufficient cash to service all of our indebtedness and other obligations such that we may be forced to take other actions to satisfy our obligations, which may not be successful;

•	our failure to comply with anti-money laundering requirements which could subject us to enforcement actions, fines, penalties, sanctions and other remedial actions; and

•

the fact that our only material assets are our indirect interests in the WeWork Partnership, and we are accordingly dependent upon distributions from the WeWork Partnership to pay dividends and taxes and other expenses. Our debt facilities also impose or may in the future impose certain restrictions on our subsidiaries making distributions to us.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs and our management’s attention and resources could be diverted, which could adversely impact our financial condition, results of operations and cash flows. As a result, it may be difficult for you to resell your shares of Class A Common Stock and Warrants in the future.

In certain instances, NYSE may delist the Class A Common Stock from quotation on its exchange, which could limit investors’ ability to sell and purchase our securities and subject us to trading restrictions.

The Class A Common Stock is currently listed on the NYSE under the trading symbol “WE.” However, if the price of shares of Class A Common Stock drops and if the average closing price of shares of Class A Common Stock is less than $1.00 over a consecutive 30 trading-day period the Class A Common Stock may be suspended and/or delisted in accordance with Section 802.01C of the NYSE’s Listed Company Manual. If the Class A Common Stock is not listed on the NYSE, including at any time after the consummation of the Transactions, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity;

•

a determination that the Class A Common Stock is a “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Class A Common Stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If the Class A Common Stock becomes subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on the NYSE, and if the price of the Class A Common Stock is less than $5.00, the Class A Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for the Class A Common Stock, and therefore our stockholders may have difficulty selling their shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of March 20, 2023 by (i) each of our current directors; (ii) each of our named executive officers; (iii) all current directors and executive officers as a group; and (iv) each person or entity known by us to own beneficially more than 5% of Class A Common Stock or Class C Common Stock based solely on the Company’s review of filings with the SEC pursuant to Section 13(d), 13(g) or Section 16 of the Exchange Act.

We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

There were 711,363,722 shares of Class A Common Stock issued and outstanding and 19,938,089 shares of Class C Common Stock issued outstanding, in each case, as of March 20, 2023.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o WeWork Inc., 75 Rockefeller Plaza, Floor 10, New York, NY 10019.

	Shares of Common Stock Beneficially Owned
	Shares of Class A Common Stock Beneficially Owned		Shares of Class C Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	% of Shares Outstanding	Shares	% of Shares Outstanding
Directors and Named Executive Officers:
Sandeep Mathrani(1)	1,860,866	*	0	0
Alex Clavel	0	0	0	0
Bruce Dunlevie(2)	20,486,362	2.9%	0	0
Daniel Hurwitz(3)	30,431	0	0	0
Véronique Laury(4)	59,103	0	0	0
Vikas Parekh	0	0	0	0
Deven Parekh(5)	12,514,659	1.8%	0	0
Vivek Ranadivé(6)	7,227,531	1.0%	0	0
David Tolley	0	0	0	0
Jared DeMatteis(7)	232,380	*	0	0
Benjamin “Ben” Dunham	0	0	0	0
Susan Catalano(8)	67,136	*	0	0
Andre J. Fernandez	40,000	*	0	0
Anthony Yazbeck(9)	397,559	*	0	0
All current directors and executive officers as a group (15 persons) (10)	42,971,675	6.0%	0	0
Greater than 5% Stockholders:
Entities affiliated with SBGA(11)	370,277,759	48.9%	0	0
Entities affiliated with SBIA UK(12)	91,262,729	12.7%	0	0
Adam Neumann(13)	68,232,963	8.8%	19,896,032	99.8%
FMR LLC(14)	70,993,791	9.1%	0	0

*	Represents beneficial ownership of less than 1%.
(1)

Represents (i) 621,581 shares over which Mr. Mathrani has dispositive power and (ii) 1,239,285 shares over which Mr. Mathrani has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after March 21, 2023.

(2)	Represents (i) 19,471,310 shares held by Benchmark Capital Partners VII (AIV), L.P. (“BCP AIV”), as nominee for BCP AIV, Benchmark Founders’ Fund VII, L.P. (“BFF VII”) and Benchmark Founders’ Fund

VII-B, L.P. (“BFF VII-B”), (ii) 1,000,000 shares held by The Bruce & Elizabeth Dunlevie Living Trust (the “Dunlevie Living Trust”), and (iii) 15,052 shares held by Mr. Dunlevie. Benchmark Capital Management Co. VII, L.L.C. (“BCMC VII”) is the general partner of each of BCP AIV, BFF VII and BFF VII-B and may be deemed to have sole voting and dispositive power over the shares held by BCP AIV. Mr. Dunlevie is a managing member of BCMC VII and may be deemed to have shared voting and dispositive power over the shares held by BCP AIV, although Mr. Dunlevie disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein. Mr. Dunlevie is a trustee of the Dunlevie Living Trust. The address for each of these individuals and entities is c/o Benchmark, 2965 Woodside Road, Woodside, CA 94062.
(3)	Represents 30,431 shares over which Mr. Hurwitz has the right to acquire dispositive power upon the vesting of RSUs as of or within 60 days after March 20, 2023.
(4)

Represents (i) 14,659 shares over which Ms. Laury has dispositive power and (ii) 30,431 shares over which Ms. Laury has the right to acquire dispositive power upon the vesting of RSUs as of or within 60 days after March 20, 2023.

(5)

Represents (i) 4,519,074 shares held by Insight Partners XII, L.P. (“IP XII”), (ii) 6,476 shares held by Insight Partners XII (Co- Investors), L.P. (“IP Co-Investors”), (iii) 116,625 shares held by Insight Partners XII (Co- Investors) (B), L.P. (“IP Co-Investors B”), (iv) 6,365,864 shares held by Insight Partners (Cayman) XII, L.P. (“IP Cayman”), (v) 460,931 shares held by Insight Partners (Delaware) XII, L.P. (“IP Delaware”), (vi) 1,031,030 shares held by Insight Partners (EU) XII, S.C.Sp. (“IP EU”) and (vii) 14,659 shares over which Mr. Parekh has dispositive power. Mr. Parekh is a member of the board of managers of Insight Holdings Group, LLC (“Holdings”). Holdings is the sole shareholder of Insight Associates XII, Ltd. (“IVA XII Ltd”), which in turn is the general partner of Insight Associates XII, L.P. (“IVA XII LP”), which in turn is the general partner of each of IP XII, IP Co- Investors, IP Co-Investors B, IP Cayman and IP Delaware (collectively, the “Fund XII Entities”, and collectively with IP EU, “Fund XII”). Holdings is the sole shareholder of Insight Associates (EU) XII, S.a.r.l. (“IA EU XII”), which in turn is the general partner of IP EU. Mr. Parekh disclaims beneficial ownership of all shares held by Fund XII, except to the extent of his pecuniary interest therein. The address for each of these entities is c/o 1114 Avenue of the Americas, 36th Floor, New York, NY 10036.

(6)

Represents (i) 4,578,489 shares held by Mr. Ranadivé, (ii) 42,460 shares over which Mr. Ranadivé has the right to acquire dispositive power upon the vesting of RSUs as of or within 60 days after March 20, 2023, and (iii) 2,606,582 shares issuable to VIVEK RANADIVE TTEE VIVEK RANADIVE 2004 TRUST dated May 20, 2020, a trust for the benefit of Mr. Ranadivé, upon the exercise of warrants.

(7)

Represents (i) 120,934 shares over which Mr. DeMatteis has dispositive power and(ii) 120,183 shares over which Mr. DeMatteis has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after March 20, 2023.

(8)

Represents (i) 58,876 shares over which Ms. Catalano has dispositive power and (i) 8,260 shares over which Ms. Catalano has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after March 20, 2023.

(9)

Represents (i) 209,144 shares over which Mr. Yazbeck has dispositive power and (ii) 188,415 shares over which Mr. Yazbeck has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after March 20, 2023.

(10)

The group of directors and officers includes Ms. Swidler, WeWork’s Chief Legal Officer as of February 21, 2023, and does not include Mr. DeMatteis, WeWork’s former Chief Legal Officer. Mr. DeMatteis appears in the beneficial ownership table because he is one of WeWork’s named executive officers for fiscal year 2022.

(11)

Represents (i) 320,298,061 shares held by SVF II WW Holdings (Cayman) Limited (“SVF Cayman”), (ii) 28,948,838 shares issuable to SVF Cayman, or its designee, upon exercise of a warrant at a price per share equal to $0.01, subject to the terms set forth therein, (iii) 4,049,587 shares held by SVF II WW (DE) LLC (“SVF DE”), (iv) 5,057,306 shares issuable to SVF DE upon exercise of a warrant at a price per share equal to $0.01, subject to the terms set forth therein, and (v) 11,923,567 shares issuable to SVF DE upon exercise of a warrant at a price per share equal to $0.01, subject to the terms set forth therein. SoftBank Vision Fund II-2 L.P. (“SVF II LP”) is the sole limited partner of SVF II Aggregator (Jersey) L.P., which is the sole member of SVF II Holdings (DE) LLC, which is the sole member of SVF DE. SVF Cayman is a wholly owned subsidiary of SVF DE. SB Global Advisers Limited (“SBGA”) has been appointed as manager and is responsible for making all final decisions related to the acquisition, structuring, financing and disposal of SVF II LP’s investments, including as held by SVF DE and SVF Cayman. The address for SVF II is 69 Grosvenor Street, London, X0 W1K 3JP, United Kingdom.
(12)

Represents 81,077,918 shares held by SVF Endurance (Cayman) Limited (“SVFE”) and 10,184,811 shares issuable to SVFE, or its designee, upon exercise of a warrant at a price per share equal to $0.01, subject to the terms set forth therein. SVFE is a wholly owned subsidiary of SoftBank Vision Fund (AIV M1) L.P. (“SoftBank Vision Fund”). SB Investment Advisers (UK) Limited (“SBIA UK”) has been appointed as alternative investment fund manager (“AIFM”) and is exclusively responsible for managing SoftBank Vision Fund in accordance with the Alternative Investment Fund Managers Directive and is authorized and regulated by the UK Financial Conduct Authority accordingly. As AIFM of SoftBank Vision Fund, SBIA UK is exclusively responsible for making all decisions related to the acquisition, structuring, financing, voting and disposal of SoftBank Vision Fund’s investments. The address for SVFE is Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

(13)

Represents shares of Class A Common Stock and Class C Common Stock beneficially owned by Mr. Neumann. Mr. Neumann holds these shares through We Holdings LLC and Nazare Asset Management, L.P. Mr. Neumann controls these entities and has sole voting and dispositive power over all such shares. The address for Mr. Neumann, We Holdings LLC and Nazare Asset Management, L.P. is 1170 Kane Concourse, Suite 301, Bay Harbour, FL 33154.

(14)

Represents securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC, Fidelity Management Trust Company, and Strategic Advisers LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for these holders is 245 Summer Street, Boston, Massachusetts 02210.

ADDITIONAL INFORMATION

Annual Meeting Advance Notice Requirements and Stockholder Proposals

The Bylaws establish an advance notice procedure for stockholders wishing to directly nominate a director candidate or to present business to be conducted at the Company’s 2023 annual meeting of stockholders (“2023 Annual Meeting”). Among other things, in order for a stockholder to nominate a director candidate or to present a proposal at the 2023 Annual Meeting, the stockholder must have delivered written notice of the nomination or proposal to the Company, or such notice must have been mailed and received by the Company, no earlier than January 18, 2023, and no later than February 17, 2023, and the written notice must have complied with the requirements set forth in the Bylaws. However, if the date of the 2023 Annual Meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the Company’s 2022 annual meeting of stockholders, then notice must be delivered or mailed and received no later than the 90th day prior to the 2023 Annual Meeting, or if later, the 10th day following the day on which public announcement of the date of such annual meeting is first made. For the nomination of a director candidate, the notice must contain prescribed information about the candidate and about the stockholder proposing the candidate, in accordance with the requirements set forth in the Bylaws.

In addition to satisfying the requirements of the Bylaws, including the notice deadlines set forth above and therein, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

The Nominating and Corporate Governance Committee and the Board will consider director nominees properly recommended by stockholders and will evaluate each nominee based on the selection criteria listed in the Company’s corporate governance guidelines (subject to the Company’s stockholder agreement dated October 20, 2021, by and among the Company, BowX Sponsor, LLC, SB WW Holdings (Cayman) Limited, SVF Endurance (Cayman) Limited and Benchmark Capital Partners VII (AIV), L.P.).

Stockholder Proposals under Rule 14a-8

Stockholders wishing to include a proposal in the proxy statement for the 2023 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must have timely delivered such proposal in writing to the Company by no later than December 8, 2022. Any such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act.

Other Matters

According to our Bylaws, no business may be transacted at the Special Meeting other than the business specified in the notice of the Special Meeting.

Where You Can Find More Information

The Company files annual, quarterly, current reports and other information with the SEC. You may read and copy any document that the Company files with the SEC at the SEC’s website at www.sec.gov and on our website at investors.wework.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not a part of, or incorporated by reference in, this Proxy Statement. We are responsible for the information in this Proxy Statement and we have not authorized anyone else to provide you with information that is different or additional to the information provided in this Proxy Statement. You should not assume that the information in this Proxy Statement is accurate as of any date other than the mailing date of this Proxy Statement.

Incorporation by Reference

We are incorporating by reference specified documents that we file with the SEC, which means that incorporated documents are considered part of this Proxy Statement. We are disclosing important information to you by referring you to those documents. Information we subsequently file with the SEC will automatically update and supersede information contained in this Proxy Statement and in our other filings with the SEC. This Proxy Statement incorporates by reference the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 29, 2022.

ANNEX A

CERTIFICATE OF AMENDMENT TO THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WEWORK INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

[●], 2023

WEWORK INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.	The name of the Corporation is WeWork Inc.

2.

The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware (the “Delaware Secretary”) on May 19, 2020 under the name “BowXAcquisition Corp.” The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary on August 4, 2020. The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary on October 20, 2021.

3.	This Amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with Section 242 of the DGCL.

4.	This Amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation amends the Second Amended and Restated Certificate of Incorporation of the Corporation.

5.	The text of Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read in full as follows:

The Corporation is authorized to issue three classes of stock to be designated, respectively, “Class A Common Stock”, “Class C Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation shall have authority to issue is 5,000,000,000. The total number of shares of Class A Common Stock that the Corporation is authorized to issue is 4,874,958,334, having a par value of $0.0001 per share, the total number of shares of Class C Common Stock that the Corporation is authorized to issue is 25,041,666, having a par value of $0.0001 per share and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 100,000,000, having a par value of $0.0001 per share.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Second Amended and Restated Certificate of Incorporation to be duly executed by an authorized officer this [●] day of [●], 2023.

WEWORK INC.

By:
Name:	Sandeep Mathrani
Title:	Chief Executive Officer and Chairman

A-2

ANNEX B

Execution Version

THIS TRANSACTION SUPPORT AGREEMENT AND THE TERM SHEET ATTACHED TO THIS TRANSACTION SUPPORT AGREEMENT COLLECTIVELY DESCRIBE A PROPOSED RECAPITALIZATION OF WEWORK INC., A DELAWARE CORPORATION, AND CERTAIN OF ITS SUBSIDIARIES ON THE TERMS AND CONDITIONS SET FORTH ON EXHIBIT A ATTACHED TO THIS TRANSACTION SUPPORT AGREEMENT.

THIS TRANSACTION SUPPORT AGREEMENT IS NOT AN OFFER OR A SOLICITATION WITH RESPECT TO ANY SECURITIES OF THE COMPANY PARTIES (AS DEFINED BELOW). THIS TRANSACTION SUPPORT AGREEMENT IS A SETTLEMENT PROPOSAL PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS TRANSACTION SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS AND AGREEMENTS WITH RESPECT TO THE TRANSACTIONS DESCRIBED IN THIS TRANSACTION SUPPORT AGREEMENT, WHICH TRANSACTIONS WILL BE SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS AND CONDITIONS SET FORTH IN THIS TRANSACTION SUPPORT AGREEMENT AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS.

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 14.02, this “Agreement”) is made and entered into as of March 17, 2023 (the “Execution Date”), by and among the following parties (each of the following described in sub-clauses (i) through (iii) of this preamble, a “Party” and, collectively, the “Parties”):1

i.

WeWork Inc., a corporation incorporated under the Laws of Delaware (“WeWork”), WeWork Companies LLC, a limited liability company organized under the Laws of Delaware (the “Issuer” or “WeWork LLC”), WW Co-Obligor Inc., a corporation incorporated under the Laws of Delaware (the “Co-Issuer”), each “Guarantor” under each of the 5.00% Unsecured Notes Indenture and the 7.875% Unsecured Notes Indenture as of the date hereof, and the “WeWork Guarantors” under the Credit Agreement (the Entities in this sub-clause (i), collectively, the “Company Parties”);

ii.

SoftBank Vision Fund II-2, L.P., a limited partnership established in Jersey, acting by its manager SB Global Advisers Limited, a limited company incorporated under the Laws of England and Wales (together with its Affiliates, “SVF II”), StarBright WW LP, a Cayman Islands exempted limited partnership, acting by its general partner, StarBright Limited, a Cayman Islands exempted company (“StarBright”), SVF II WW Holdings (Cayman) Limited, a Cayman Island exempted company (“SVF Holdings”), and SVF II WW (DE) LLC, a Delaware limited liability company (“SVF WW,” and collectively with SVF II, StarBright, and SVF Holdings, “SoftBank”), each in its capacity as (a) a holder of Secured Notes Claims, Unsecured Notes Claims, or Equity Interests in WeWork or (b) “SVF II Obligor,” as defined in the Credit Agreement, as applicable; and

[1]	Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings given to them in Section 1.

iii.

the holders (or beneficial owners) of, or investment advisors, sub-advisors, or managers of funds or accounts in their capacities as holders of, Unsecured Notes Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties (the Entities in this sub-clause (iii), collectively, the “Consenting Noteholders”).

RECITALS

WHEREAS, the Parties have in good faith and at arm’s length negotiated or been apprised of certain transactions with respect to the Company Parties’ capital structure on the terms and conditions set forth in this Agreement and as specified in the term sheet attached as Exhibit A hereto (the “Term Sheet,” and such transactions as described in this Agreement and the Term Sheet, the “Transactions”); and

WHEREAS, the Parties have agreed to take certain actions in support of the Transactions on the terms and conditions set forth in this Agreement and the Term Sheet.

NOW, THEREFORE, in consideration of the promises, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1. Definitions and Interpretation.

1.01. Definitions. The following terms shall have the following definitions:

“5.00% Unsecured Notes, Series I” means the Issuer’s 5.00% Senior Notes due 2025, Series I, issued pursuant to the 5.00% Unsecured Notes Indenture in an aggregate principal amount outstanding of $1.65 billion.

“5.00% Unsecured Notes, Series II” means the Issuer’s 5.00% Senior Notes due 2025, Series II, issued pursuant to the 5.00% Unsecured Notes Indenture in an aggregate principal amount outstanding of $550 million.

“5.00% Unsecured Notes Indenture” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Amended and Restated Senior Notes Indenture, dated as of December 16, 2021, by and among the Issuer, as issuer, the Co-Issuer, as co-issuer, the guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee.

“7.875% Unsecured Notes” means the Issuer’s 7.875% Senior Notes due 2025 issued pursuant to the 7.875% Unsecured Notes Indenture in an aggregate principal amount outstanding of $669 million.

“7.875% Unsecured Notes Indenture” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Senior Notes Indenture, dated of April 30, 2018, by and among the Issuer, as successor to WeWork Companies Inc., as issuer, the Co-Issuer, as co-issuer, the guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association, as successor to Wells Fargo Bank, National Association), as trustee.

“Ad Hoc Group” means the ad hoc group of holders of Unsecured Notes Claims represented by the Ad Hoc Group Advisors.

“Ad Hoc Group Advisors” means, collectively, Davis Polk & Wardwell LLP and Ducera Partners LLC, as counsel and financial advisor, respectively, to the Ad Hoc Group.

“Advisors” means, collectively, the Ad Hoc Group Advisors and the SoftBank Advisors.

“Affiliate” means, with respect to any specified Person or Entity, any other Person or Entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or Entity. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person or Entity, shall mean the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such Person or Entity, whether through the ownership of voting securities, by agreement, or otherwise; provided that Parties with investments managed by separate Persons or Entities shall be deemed to be Affiliates of one another if the Persons or Entities who manage their investments are themselves under common control; provided, further, that notwithstanding anything to the contrary within the definition of “Affiliate,” WeWork, any of WeWork’s controlled Affiliates, SoftBank Vision Fund L.P. (“SVF”), SVF Endurance (Cayman) Limited (“SVF Endurance”),2 and any portfolio companies of SoftBank shall be deemed not to be Affiliates of SoftBank.

“Agents” means, collectively, any administrative agent, collateral agent, or similar Entity under the Credit Agreement or the Secured Notes Indenture, including any successors thereto.

“Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 14.02 (including the Term Sheet).

“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party.

“Alternative Transaction” means any dissolution, winding up, liquidation, receivership, assignment for the benefit of creditors, restructuring, reorganization, workout, exchange, extension, sale, disposition, merger, amalgamation, acquisition, consolidation, partnership, plan of arrangement, plan of reorganization, plan of liquidation, investment, debt investment, equity investment, tender offer, refinancing, recapitalization, share exchange, business combination, joint venture or similar transaction involving all or a material portion of the assets, debt, or equity of the Company Parties and their respective subsidiaries (taken as a whole), that, in each case, would reasonably be expected to materially interfere with, delay, or preclude consummation of, or is an alternative to, the Transactions; provided, however, that the Transactions shall not individually or collectively be considered an Alternative Transaction so long as such transactions are consistent with the terms of this Agreement, as it may be amended in accordance with Section 13.

“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of October 20, 2021, by and among WeWork, BowX Sponsor, LLC, SOF-X WW Holdings, L.P., SOF-XI WW Holdings, L.P., and certain other parties thereto.

“Backstop Commitment Agreement” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Backstop Commitment Agreement attached hereto as Exhibit D.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the Laws of the state of New York.

“Claim” means any (a) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) right to an equitable remedy for breach of performance if such breach gives rise to a right to

[2]	For the avoidance of doubt, neither SVF nor SVF Endurance shall be bound by the terms of this Agreement unless such party executes a Joinder.

payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, each as set forth in section 101(5) of title 11 of the United States Code.

“Closing Date” means the date of the satisfaction (or waiver, if applicable) of the closing conditions set forth in the Definitive Documents and the consummation of the Transactions.

“Commencement Date” means April 15, 2023, or such later date reasonably acceptable to the Company Parties, SoftBank, and the Required Consenting Noteholders.

“Company Claims/Equity Interests” means, collectively, any Claim against, or Equity Interest in, a Company Party or a wholly or partially owned direct or indirect subsidiary of any Company Party, including the Secured Notes Claims, the Unsecured Notes Claims, and the LC Facilities Claims.

“Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information agreement, in connection with any proposed Transactions.

“Consent Solicitations” means the Issuer and Co-Issuer soliciting consents from the Unsecured Noteholders for certain proposed amendments to the Unsecured Notes Indentures to eliminate substantially all of the restrictive covenants and certain of the default provisions contained in such indentures.

“Credit Agreement” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Credit Agreement, dated as of December 27, 2019, by and among WeWork LLC, SVF II, the issuing creditors and letter of credit participants from time to time party thereto, Goldman Sachs International Bank, as senior tranche administrative agent, Kroll Agency Services Limited, as junior tranche administrative agent, and the other parties thereto from time to time.

“Definitive Documents” means the documents described in Section 3.

“Entity” means any person, individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Body or any agency or political subdivision of any Governmental Body, or any other entity, whether acting in an individual, fiduciary, or other capacity.

“Equity Interests” means, collectively, shares of common stock, shares of preferred stock, limited liability company interests, and any other equity or ownership interests of any Company Party, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into or exercisable for shares of common stock, shares of preferred stock, limited liability company interests, or other equity or ownership interests of any Company Party.

“Event” means any event, development, occurrence, circumstance, effect, condition, result, state of facts or change.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offers” means the Issuer and Co-Issuer commencing offers to exchange any and all of the outstanding Series of Public Notes on the terms set forth in the Term Sheet.

“Existing Documents” means, collectively, the Indentures, the Credit Agreement, and all documents and agreements (including amendments and/or supplemental indentures) related thereto.

“First Lien/Second Lien/Third Lien Intercreditor Agreement” has the meaning set forth in the Backstop Commitment Agreement.

“Governmental Body” means any U.S. or non-U.S. federal, state, municipal, or other government, or other department, commission, board, bureau, agency, public authority, or instrumentality thereof, any other U.S. or non-U.S. court or arbitrator, or any self-regulatory organization (including the New York Stock Exchange).

“Indentures” means, collectively, the Secured Notes Indenture and the Unsecured Notes Indentures.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Joinder” means an executed joinder providing, among other things, that the signing holder of Company Claims/Equity Interests agrees to be bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit C.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is adopted, promulgated, issued, or entered by a Governmental Body of competent jurisdiction.

“LC Facilities Claims” means any Claim against a Company Party arising under, derived from, based on, or related to the Credit Agreement.

“Material Adverse Effect” means any Event after the date hereof which individually, or together with all other Events, has had or would reasonably be expected to have a material and adverse effect on (a) the business, operations, assets, properties, or financial condition of the Company Parties, taken as a whole, or (b) the ability of the Company Parties, taken as a whole, to perform their respective obligations under, or to consummate the Transactions, in each case, except to the extent such Event results from, arises out of, or is attributable to, the following (either alone or in combination): (i) any changes after the date hereof in applicable Law or GAAP, or in the interpretation or enforcement thereof; (ii) the execution, announcement, or performance of this Agreement, the Backstop Commitment Agreement, or the other Definitive Documents or the transactions contemplated hereby or thereby, including, without limitation, the Transactions; (iii) changes in the market price or trading volume of the claims or equity or debt securities of the Company Parties (but not the underlying facts giving rise to such changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (iv) any action taken at the express written request of SoftBank and the Required Consenting Noteholders or taken by such Parties, including any breach of this Agreement by SoftBank or any Consenting Noteholder; (v) any failure by the Company Parties to meet any internal or published projection for any period (but not the underlying facts giving rise to such failure unless such facts are otherwise excluded pursuant to other clauses contained in this definition); or (vi) any events or developments arising from or related to the breach of this Agreement or the Backstop Commitment Agreement by SoftBank or any Consenting Noteholder; provided that the exceptions set forth in clause (i) of this definition shall apply to the extent that such Event is disproportionately adverse to the Company Parties, taken as a whole, as compared to other companies comparable in size and scale to the Company Parties operating in the industries in which the Company Parties operate, but in each case, solely to the extent of such disproportionate impact.

“New Registration Rights Agreement” means that certain agreement documenting the registration rights contemplated by the Term Sheet.

“NPA” means, as each may be amended, supplemented, or otherwise modified from time to time, (a) that certain Master Senior Unsecured Notes Note Purchase Agreement, dated as of December 27, 2019, by and among the Issuer, the Co-Issuer, and StarBright and (b) that certain Amended and Restated Master Senior Secured Notes Note Purchase Agreement, dated as of October 20, 2021, by and among the Issuer, the Co-Issuer, and SVF II.

“Outside Date” means, with respect to the Consenting Noteholders, June 30, 2023, and, with respect to SoftBank, May 31, 2023, in each case as such date may be amended pursuant to Section 13.

“Pari Passu Intercreditor Agreement” has the meaning set forth in the Backstop Commitment Agreement.

“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, a government Entity, an unincorporated organization, a group or any legal Entity or association.

“Required Consenting Noteholders” means, as of the relevant date, Consenting Noteholders holding, in the aggregate, at least a majority of the aggregate outstanding principal amount of each Series of Public Notes that are held by the Consenting Noteholders.

“Rules” means Rule 501(a)(1), (2), (3), and (7) of the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Notes” means the Issuer’s Senior Secured Notes due 2025 issued pursuant to the Secured Notes Indenture.

“Secured Notes Claims” means any Claim against a Company Party arising under, derived from, based on, or related to the Secured Notes or the Secured Notes Indenture.

“Secured Notes Indenture” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Senior Secured Notes Indenture, dated as of January 3, 2023, by and among the Issuer, as issuer, the Co-Issuer, as co-issuer, the guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

“Securities Act” means the Securities Act of 1933, as amended.

“Series of Public Notes” means, individually, any of (a) the 5.00% Unsecured Notes, Series II, and (b) the 7.875% Unsecured Notes.

“SoftBank Advisors” means, collectively, Weil, Gotshal & Manges LLP and Houlihan Lokey, Inc., as counsel and financial advisor, respectively, to SoftBank.

“SoftBank Commitment Agreement” means that certain Purchase, Exchange and Sale Agreement to be entered into by WeWork, the Issuer, the Co-Issuer, and certain SoftBank Entities.

“Special Committee” means the special committee of the board of directors of WeWork in respect of “Project Landlord.”

“Stockholder Rights Plan” means a stockholder rights agreement designed to protect the Company’s U.S. tax attributes (including net operating loss carryforwards) and the dividend or distribution of rights to purchase equity securities (or securities convertible into equity securities) of the Company pursuant to such stockholder rights agreement and the transactions contemplated thereby, including the issuance of equity securities (or securities convertible into equity securities) of the Company pursuant to the exercise of such rights.

“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Section 12.

“Third-Party Commitment Agreement” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Securities Purchase and Commitment Agreement, dated as of the date hereof, by and among WeWork, WeWork LLC, and the Co-Issuer, and Cupar Grimmond, LLC.

“Transactions” has the meaning set forth in the recitals to this Agreement.

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hedge, hypothecate, participate, donate, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, or other transactions).

“Transfer Agreement” means an executed transfer agreement providing, among other things, that a transferee agrees to be bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit B.

“Trustees” means, collectively, any indenture trustee or other trustee or similar Entity under the Indentures.

“Unsecured Notes” means, collectively, the 5.00% Unsecured Notes, Series I, the 5.00% Unsecured Notes, Series II, and the 7.875% Unsecured Notes.

“Unsecured Notes Claims” means any Claim against a Company Party arising under, derived from, based on, or related to the Unsecured Notes or the Unsecured Notes Indentures.

“Unsecured Notes Indentures” means, collectively, the 5.00% Unsecured Notes Indenture and the 7.875% Unsecured Notes Indenture.

“Unsecured Noteholders” means the holders (or beneficial owners) of, or investment advisors, sub-advisors, or managers of funds or accounts in their capacities as holders of, Unsecured Notes Claims.

1.02. Interpretation. For purposes of this Agreement:

(a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

(b) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(d) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

(e) unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(f) the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(g) captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(h) references to “shareholders,” “directors,” or “officers” shall also include “members” or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

(i) the use of “include” or “including” is without limitation, whether stated or not; and

(j) the use of “or” shall not be exclusive.

Section 2. Effectiveness of this Agreement.

2.01. Agreement Effective Date. This Agreement shall become effective and binding upon each of the Parties as of the time and date on which all of the following conditions have been satisfied or waived in accordance with this Agreement (the “Agreement Effective Date”):

(a) each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties;

(b) SVF II and StarBright shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties;

(c) each of the Consenting Noteholders, holding or beneficially owning in the aggregate at least fifty percent (50%) of the aggregate outstanding principal amount of each of the 5.00% Unsecured Notes, Series II, and the 7.875% Unsecured Notes, shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties;

(d) the Backstop Commitment Agreement and the Third-Party Commitment Agreement shall each (i) have been agreed to and executed by the applicable parties thereto and (ii) be in full force and effect;

(e) counsel to the Company Parties shall have given notice to each of counsel to SoftBank and counsel to the Consenting Noteholders in the manner set forth in Section 14.10 hereof (by email or otherwise) that the other conditions to the Agreement Effective Date set forth in this Section 2.01 have occurred;

(f) the Company Parties shall have paid all invoiced, unpaid, and reasonable fees, costs, and out-of-pocket expenses of the Ad Hoc Group Advisors in accordance with the terms of their respective engagement letters or fee letters with the Company Parties; and

(g) the Company Parties shall have paid all invoiced, unpaid, and reasonable fees, costs, and out-of-pocket expenses of the SoftBank Advisors in accordance with the terms of their respective engagement letters or fee letters.

2.02. Without limiting any provision of Section 8, following the Agreement Effective Date, additional holders of Company Claims/Equity Interests may become parties to this Agreement with the consent of the Company Parties by executing a Joinder.

Section 3. Definitive Documents.

3.01. The Definitive Documents shall include all documents governing or otherwise relating to the Transactions, including the Backstop Commitment Agreement, the Pari Passu Intercreditor Agreement, the New Registration Rights Agreement, the First Lien/Second Lien/Third Lien Intercreditor Agreement, the SoftBank Commitment Agreement, the Third-Party Commitment Agreement, and the indentures and related security documents for the notes issued in connection with the Exchange Offers. The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation in good faith and completion. Upon completion or execution, each of the Definitive Documents and every other document, deed, agreement, indenture, filing, notification, form, letter, or instrument related to the Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, including the Term Sheet, as it may be modified, amended, or supplemented in accordance with Section 13, and consistent with the terms of the Term Sheet, as it may be modified, amended, or supplemented in accordance with Section 13. Notwithstanding anything to the contrary contained herein or in the Term Sheet, each of the Definitive Documents not executed or not in a form attached to this Agreement as of the Execution Date shall be negotiated in good faith by the applicable Parties thereto and, upon completion or execution, shall be in form and substance reasonably acceptable to the Company Parties, SoftBank, and the Required Consenting Noteholders.

Section 4. Commitments of SoftBank and the Consenting Noteholders.

4.01. Affirmative Commitments. During the Agreement Effective Period, each of SoftBank and each Consenting Noteholder agrees, in respect of all of its Company Claims/Equity Interests, to:

(a) support, approve, implement, reasonably cooperate with each of the Parties, and take all commercially reasonable actions reasonably necessary, or reasonably requested by any other Party to facilitate the implementation and consummation of the Transactions in accordance with this Agreement and the Term Sheet, including voting and exercising any powers or rights available to it (including in any board, shareholders’, creditors’, or noteholders’ meeting or in any process requiring voting, approval or any action to which they are legally entitled to participate, including, as applicable, tendering any Series of Public Notes and delivering irrevocable consents with respect to any Series of Public Notes in connection with the Transactions), in each case, in favor of any matter requiring voting, approval, or action to the extent reasonably necessary, or reasonably requested by any other Party to implement the Transactions, including the provision of any registration rights pursuant to the terms of the Amended and Restated Registration Rights Agreement;

(b) use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Transactions from the Company Parties’ other material stakeholders and the issuing creditors, letter of credit participants, and other applicable parties under the Credit Agreement, including, with respect to the SVF II Obligor, by entering into a credit support letter with respect to the maturity extension of the letter of credit facilities under the Credit Agreement as described in the Term Sheet;

(c) use commercially reasonable efforts to oppose any party or Person from taking any actions contemplated in Section 4.02;

(d) give any notice, order, instruction, consent, or direction to the Agents and Trustees applicable to SoftBank’s or such Consenting Noteholders’, as applicable, Company Claims/Equity Interests to the extent necessary to give effect to the Transactions;

(e) use commercially reasonable efforts to promptly obtain any and all regulatory, governmental, and third-party approvals that are necessary or advisable to effectuate and consummate the Transactions, as reasonably determined by the Company Parties, SoftBank, and the Required Consenting Noteholders;

(f) solely with respect to SoftBank, enter into a letter agreement with WeWork consistent with the terms attached hereto as Exhibit E (the “Governance Term Sheet”), which term sheet represents a binding commitment between WeWork (acting through the Special Committee) and SoftBank; provided, however, for the avoidance of doubt, any commitments or obligations pursuant to the Governance Term Sheet shall terminate if the Transactions contemplated hereunder are not consummated for any reason;

(g) solely with respect to each Consenting Noteholder, commit to (i) tender for exchange, and in each case not withdraw, (A) all Public Notes owned by such Consenting Noteholder on or before the Early Exchange Time (as defined in the Backstop Commitment Agreement) and (B) all Public Notes owned by such Consenting Noteholder on or before the Early Exchange Time not previously tendered pursuant to clause (A), in each case in accordance with the terms and procedures set forth in the Offering Memorandum (as defined in the Backstop Commitment Agreement), and, (ii) in connection with its tender of Public Notes, participate in the Consent Solicitations; provided that, notwithstanding anything to the contrary contained herein, the Early Exchange Time shall not occur until the later of (A) April 10, 2023 and (B) such time as there is no default under the Credit Agreement that has not been expressly waived or cured pursuant to the terms of the Credit Agreement as of the date hereof; provided, further, that no such waiver may be effected without the consent of the Required Consenting Noteholders;

(h) negotiate in good faith and use commercially reasonable efforts to execute, deliver, implement, and effectuate the Definitive Documents that are consistent with this Agreement and the Term Sheet and to which it is required to be a party;

(i) support and cooperate with the Company Parties and other Parties to consummate the Transactions in accordance with this Agreement, the Term Sheet, and the applicable Definitive Documents;

(j) if SoftBank has actual knowledge of a breach by SoftBank of SoftBank’s obligations, undertakings, representations, warranties, or covenants set forth in this Agreement or any other Definitive Document, furnish prompt written notice (and in any event within two (2) Business Days of such actual knowledge) to the other Parties hereto;

(k) if any Consenting Noteholder has actual knowledge of a breach by any Consenting Noteholder of such Consenting Noteholder’s obligations, undertakings, representations, warranties, or covenants set forth in this Agreement or any other Definitive Document, furnish prompt written notice (and in any event within two (2) Business Days of such actual knowledge) to the other Parties hereto; and

(l) to the extent any legal or structural impediments arise that would prevent, hinder, or delay the consummation of the Transactions, (i) take all reasonable steps necessary to eliminate any such impediment and (ii) negotiate, subject to applicable Laws and regulations, in good faith appropriate additional or alternative provisions to eliminate any such impediments; provided that (A) the material terms of the Transactions as contemplated herein and in the Term Sheet shall be substantially preserved and (B) the additional or alternative provisions cannot have a material and adverse impact on the consideration or economic treatment of SoftBank or the Consenting Noteholders.

4.02. Negative Commitments. During the Agreement Effective Period, each of SoftBank and each Consenting Noteholder agrees, in respect of all of its Company Claims/Equity Interests, that it shall not, directly or indirectly, and shall not direct or encourage any of its Affiliates or any third party to, directly or indirectly:

(a) object to, delay, impede, or take any other action to interfere or that would be inconsistent with acceptance, implementation, or consummation of the Transactions;

(b) solicit, participate in, negotiate, propose, support, deliver consents with respect to, tender any securities of the Company Parties in connection with, or vote for any Alternative Transaction or any other transaction other than the Transactions;

(c) initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Transactions or this Agreement against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Documents or as otherwise permitted under this Agreement;

(d) exercise, or direct any other Person to exercise, any right or remedy for the enforcement, collection, or recovery of any of its Company Claims/Equity Interests, including as such actions may relate to the Company Parties’ ownership and possession of their assets; or

(e) object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located.

Section 5. Additional Provisions Regarding SoftBank’s and the Consenting Noteholders’ Commitments. Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (a) affect the ability of SoftBank or any Consenting Noteholder to consult with any other Party or the Company Parties; (b) impair or waive the rights of SoftBank or any Consenting Noteholder to assert or raise any objection not prohibited under this Agreement in connection with the Transactions; (c) prevent SoftBank or any Consenting Noteholder from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or any other Definitive Document; (d) except as expressly contemplated in the Transactions and the Definitive Documents or, with respect to SoftBank, in Section 8.01, limit the ability of SoftBank or any Consenting Noteholder to purchase, sell, exchange, or enter into any other transactions regarding the Company Claims/Equity Interests; (e) constitute a waiver or amendment of any term or provision of any Existing Document, except as expressly contemplated in the Transactions and the Definitive Documents; (f) require SoftBank or any Consenting Noteholder to, other than as expressly set forth in this Agreement or any other Definitive Document, (i) incur, assume, become liable in respect of or suffer to exist any expenses, liabilities, or other obligations or (ii) agree to or become bound by any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses, liabilities, or other obligations to SoftBank or such Consenting Noteholder, in each case, except with respect to costs and expenses that a Company Party has agreed to reimburse on terms reasonably satisfactory to SoftBank or such Consenting Noteholder, in each case, except as contemplated in the Transactions and the Definitive Documents; or (g) prevent SoftBank or any Consenting Noteholder from taking any customary perfection step or other action as is necessary to preserve or defend the validity, existence, and priority of its Company Claims/Interests or any lien securing any such Claims/Interests.

Section 6. Commitments of the Company Parties.

6.01. Affirmative Commitments. Except as set forth in Section 7, during the Agreement Effective Period, each of the Company Parties agrees to:

(a) support, approve, implement, reasonably cooperate with each of SoftBank and each Consenting Noteholder, and take all commercially reasonable steps reasonably necessary, or reasonably requested by SoftBank or the Required Consenting Noteholders to consummate the Transactions in accordance with this Agreement and the Term Sheet;

(b) use best efforts to promptly obtain any and all regulatory, governmental, and third-party approvals that are necessary or advisable to effectuate and consummate the Transactions, including making timely filings in order to preserve the eligibility of the Company to use Form S-3 for registration under the Securities Act, as reasonably determined by the Company Parties, SoftBank, and the Required Consenting Noteholders;

(c) use commercially reasonable efforts to seek additional support for the Transactions from their other material stakeholders, and the issuing creditors, letter of credit participants, and other applicable parties under the Credit Agreement, to the extent the Company Parties deem it reasonably prudent to consummate the Transactions;

(d) negotiate in good faith and use commercially reasonable efforts to execute, deliver, implement, and effectuate the Definitive Documents and any other agreements that are necessary or advisable to effectuate and consummate the Transactions as contemplated by this Agreement;

(e) on or prior to the Commencement Date, distribute the documents for the Consent Solicitations and Exchange Offers to eligible holders of the Unsecured Notes and file a preliminary proxy statement seeking WeWork shareholders’ approval of the Transactions, in accordance with the provisions of this Agreement (including the Term Sheet) and applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC thereunder;

(f) promptly pay in full, in cash, when due all reasonable, documented, and invoiced fees, costs, and out-of-pocket expenses of the Ad Hoc Group Advisors in accordance with their respective engagement letters or fee letters with the Company Parties;

(g) promptly pay in full, in cash, when due all reasonable, documented, and invoiced fees, costs, and out-of-pocket expenses of the SoftBank Advisors in accordance with their respective engagement letters or fee letters;

(h) if the Company Parties receive an unsolicited proposal or expression of interest in writing with respect to an Alternative Transaction, within twenty-four hours of the receipt of such proposal or expression of interest, notify the Advisors of the receipt thereof, with such notice to include the material terms thereof to the extent in accordance with any applicable confidentiality obligations of the Company Parties;

(i) conduct its business in the ordinary course substantially consistent with past practice and in light of then-current market conditions, and use its commercially reasonable efforts to (i) preserve intact its material business organization, (ii) maintain in effect all of its material foreign, federal, state, and local licenses, permits, consents, franchises, approvals, and authorizations required to operate its business, and (iii) preserve relationships with its material landlords, customers, suppliers, and others having material business relationships with it to the extent practicable (it being understood that the Company Parties may modify or end any such relationships in the ordinary course of business as necessary); provided that, for the avoidance of doubt, the Company Parties may amend agreements in the ordinary course of business or in connection with, or as contemplated by, the Transactions;

(j) maintain its good standing under the Laws of the state or other jurisdictions in which they are incorporated or organized;

(k) inform counsel to SoftBank and counsel to the Consenting Noteholders as soon as reasonably practicable (and in any event within two (2) Business Days of such actual knowledge) after becoming aware of the following (to the extent not previously disclosed to counsel to SoftBank and counsel to the Consenting Noteholders prior to the Execution Date): (i) the occurrence, or failure to occur, of any event of which any Company Party has knowledge which the occurrence or failure to occur of any such event would be reasonably likely to permit any Party to terminate, or would result in the termination of, this Agreement; (ii) any matter or circumstance that exists which it knows, or reasonably believes is likely, to be a material impediment to the implementation of or preclude consummation of the Transaction, (iii) receipt of any written notice from any governmental, judicial, or regulatory body or any stock exchange regarding any approval necessary or advisable to consummate the Transactions; (iv) any notice or written threat of any commencement of any voluntary or involuntary insolvency proceedings, legal suit for payment of material debt, or securement of material security from or by any Person in respect of any Company Party; (v) any notice or written threat of any commencement of any proceeding commenced relating to the Transactions, including notifying the Advisors of any material governmental or third-party complaints, litigations, investigations, or hearings related to the Transactions; and (vi) provide the Advisors, SoftBank, or the Consenting Noteholders, as applicable, upon reasonable advance written notice to the Company Parties, timely and reasonable responses to all reasonable diligence requests and other information reasonably requested or reasonably necessary to consummate the Transactions, including “know your customer” and like materials, which documentation and information shall be subject to any applicable confidentiality restrictions to which SoftBank or any Consenting Noteholder may be subject; provided that the Company Parties shall not be required to distribute or share any portion of any document that is subject to work-product or other attorney-client privilege, where applicable Law prohibits such distribution, or is subject to confidentiality obligations of the Company Parties that prevent distribution;

(l) if any Company Party has actual knowledge of a breach by any Company Party of such Company Party’s obligations, undertakings, representations, warranties, or covenants set forth in this Agreement or any other Definitive Document, furnish prompt written notice (and in any event within two (2) Business Days of such actual knowledge) to the other Parties hereto;

(m) upon reasonable request of SoftBank or any Consenting Noteholder, inform the SoftBank Advisors or the Ad Hoc Group Advisors, respectively, as to (i) any material change in the business or financial (including liquidity) performance of the Company Parties (taken as a whole) and (ii) the status and progress of the Transactions, including any material changes thereto;

(n) on and subject to the terms and conditions of the Backstop Commitment Agreement, conduct the Exchange Offers and Consent Solicitations pursuant to, and in accordance with, the Offering Memorandum, this Agreement, the Term Sheet, and the Backstop Commitment Agreement; and

(o) to the extent any legal or structural impediments arise that would prevent, hinder, or delay the consummation of the Transactions, (i) take all commercially reasonable steps necessary to eliminate any such impediment, including notifying the Advisors of any material governmental or third-party complaints, litigations, investigations, or hearings related to the Transactions, and (ii) negotiate, subject to applicable Laws and regulations, in good faith appropriate additional or alternative provisions to eliminate any such impediments; provided that (A) the material terms of the Transactions as contemplated herein and in the Term Sheet shall be substantially preserved and (B) the additional or alternative provisions cannot have a material and adverse impact on the consideration or economic treatment of SoftBank or the Consenting Noteholders in the Transactions.

6.02. Negative Commitments. Except as (x) set forth in Section 7, or (y) expressly contemplated by this Agreement, during the Agreement Effective Period, each of the Company Parties shall not, directly or indirectly:

(a) object to, delay, impede, or take any other action to interfere or that would be inconsistent with the acceptance, implementation, or consummation of the Transactions, other than as permitted herein; or

(b) seek, solicit, participate in, negotiate, encourage, propose, support, or vote for any Alternative Transaction;

(c) take any action that is inconsistent in any material respect with or would have a material adverse impact upon, or that is intended to or reasonably likely to frustrate, impede, or delay approval, implementation, or consummation of, the Transactions described in this Agreement;

(d) consummate, or enter into a binding agreement to consummate, any Alternative Transaction;

(e) (i) form, designate, acquire, or otherwise create a “Unrestricted Subsidiary” as defined in the Existing Documents or (ii) enter into any transaction with (including by selling or transferring property or assets to, or purchasing or acquiring property or assets from) any “Unrestricted Subsidiary”; provided that the Company shall be permitted to do transactions contemplated in this Section 6.02(e), in addition to other customary investments and merger and acquisition transactions, in an aggregate amount not to exceed $100 million, in each case solely to the extent the proceeds of such transactions are reinvested in the Company Parties, and any such transactions shall not be deemed a breach of this Agreement if such cap is not exceeded;

(f) amend its organizational documents; provided that the Company Parties may increase their authorized shares in connection with the Transactions and take actions to effectuate the Governance Term Sheet;

(g) enter into any material merger, consolidation, disposition, recapitalization, acquisition, loan, investment, dividend, incurrence of indebtedness or liens, or other material transaction outside of the ordinary course of business, other than as contemplated by the Transactions; provided that (i) the Parties expressly acknowledge that the adoption and operation of a Stockholder Rights Plan, as delivered to Davis Polk & Wardwell LLP (as counsel to the Ad Hoc Group) on March 15, 2023 (subject to revisions that are (A) necessary to implement clause (b) of Section 8.05 or (B) not adverse to the Ad Hoc Group) shall not constitute a breach by any Company Party under this Agreement and (ii) the Company Parties may (A) incur up to $250 million of additional indebtedness (which indebtedness may be secured) provided that any draw request under the NPA must be made in accordance with the terms of the Term Sheet and (B) replace letters of credit under the Credit Agreement without violating this Agreement;

(h) incur any material liens, security interests, or encumbrances outside of the ordinary course of business, other than as contemplated by the Transactions or in connection with the incurrence of any permitted indebtedness under Section 6.02(g);

(i) make any payment in satisfaction of any existing funded indebtedness other than as required under the Existing Documents or as contemplated by the Transactions; or

(j) make any material investments, acquire any material assets, or dispose or sell any material assets outside of the ordinary course of business, other than as contemplated by the Transactions and Section 6.02(e).

Section 7. Additional Provisions Regarding Company Parties’ Commitments.

7.01. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require any Company Party or the board of directors, board of managers, or similar governing body of any Company Party, based on the advice of outside legal counsel, in good faith, to take any action or to refrain from taking any action with respect to the Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 7.01 shall not be deemed to constitute a breach of this Agreement. The Company Parties shall notify the Advisors of any determination to take any action or to refrain from taking any action pursuant to this Section 7.01 within twenty-four hours following such determination. This Section 7.01 shall not impede any Party’s right to terminate this Agreement pursuant to Section 12 hereof, including on account of any action or inaction any Company Party or a governing body of such Company Party may take pursuant to this Section 7.01.

7.02. Nothing in this Agreement shall: (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Transactions; or (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

Section 8. Transfer of Interests and Securities .

8.01. During the Agreement Effective Period and subject to Section 8.05, neither SoftBank nor any Consenting Noteholder shall Transfer any ownership (including any beneficial ownership as defined in Rule 13d-3 under the Exchange Act) in any Company Claims/Equity Interests to any non-Affiliate or any other Person that is not SoftBank or a Consenting Noteholder (with respect to SoftBank, the foregoing shall include any Transfer in connection with a resale of any 5.00% Unsecured Notes, Series I, or Secured Notes, in each case pursuant to the terms of the applicable NPA and, during the Agreement Effective Period, SoftBank agrees not to (a) request or initiate any resale transaction in respect of any 5.00% Unsecured Notes, Series I, or Secured Notes, in each case pursuant to the terms of the applicable NPA, or (b) exchange any 5.00% Unsecured Notes, Series I, for 5.00% Unsecured Notes, Series II, including pursuant to the terms of the 5.00% Unsecured Notes Indenture). Notwithstanding the foregoing sentence, during the Agreement Effective Period, SoftBank and any Consenting Noteholder may Transfer such ownership to any respective Affiliate, including any Affiliate in which it may hold a direct or indirect beneficial interest, or to any Consenting Noteholder or its Affiliate or any other entity (other than with respect to the Secured Notes, which may not be transferred by SoftBank to any Person who is not an Affiliate of SoftBank that is already, or by joinder becomes, a Party to this Agreement), if:

(a) in the case of any Company Claims/Equity Interests, the authorized transferee is either (i) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act, (ii) a non-U.S. person in an offshore transaction as defined under Regulation S under the Securities Act, (iii) an institutional “accredited investor” (within the meaning of the Rules), or (iv) SoftBank or a Consenting Noteholder; and

(b) either (i) the transferee executes and delivers to counsel to the Company Parties, no later than one Business Day after the proposed Transfer, a Transfer Agreement or (ii) the transferee is SoftBank or a

Consenting Noteholder and the transferee provides notice of such Transfer (including the amount and type of Company Claims/Equity Interests transferred) to counsel to the Company Parties no later than one Business Day after the proposed Transfer.

8.02. Upon compliance with the requirements of Section 8.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims/Equity Interests. Any Transfer in violation of Section 8 shall be void ab initio.

8.03. This Agreement shall in no way be construed to preclude SoftBank or the Consenting Noteholders from acquiring additional Company Claims/Equity Interests; provided, however, that (a) such additional Company Claims/Equity Interests shall automatically and immediately upon acquisition by SoftBank or a Consenting Noteholder, as applicable, be deemed subject to this Agreement, including the covenants set forth in Section 4 and Section 5 (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties, SoftBank, or the Consenting Noteholders), (b) SoftBank or such Consenting Noteholder, as applicable, must provide notice of such acquisition (including the amount and type of Company Claim/Interest acquired) to counsel to the Company Parties at or prior to such acquisition, and (c) any such acquisition shall be subject to the provisions of Section 8.05.

8.04. This Section 8 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling SoftBank or any Consenting Noteholder to Transfer any of its Company Claims/Equity Interests. Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements.

8.05. From the Agreement Effective Date until the earlier to occur of the Closing Date and the Termination Date, and except as described in the Term Sheet or Definitive Documents: (a) SoftBank shall not (i) claim any worthless stock deduction with respect to the Equity Interests of WeWork for any tax period including or prior to the Agreement Effective Period, (ii) acquire or pledge, encumber, assign, sell, or otherwise Transfer, offer, or contract to pledge, encumber, assign, sell, or otherwise Transfer, in whole or in part, directly or indirectly, any portion of its right, title, or interests in any of its shares, stock, or other Equity Interests in WeWork, or (iii) acquire any outstanding indebtedness of any Company Party, in the case of clause (a)(ii) of this Section 8.05, to the extent such acquisition or Transfer (including any such pledge, encumbrance, assignment, sale, or other transaction or event) could result in an “ownership change” of any Company Party for purposes of Section 382 of the Internal Revenue Code and, in the case of clause (a)(iii) of this Section 8.05, to the extent such acquisition would reasonably be expected to result in the application of Section 108(e)(4) of the Internal Revenue Code and (b) for purposes of the Stockholder Rights Plan, the Ad Hoc Group shall not be treated as a single “entity” as defined under U.S. Department of Treasury Regulations Section 1.382-3(a)(1) solely as a result of its members’ participation in the Transactions; provided, however, that, (1) with respect to clause (a)(ii) of this Section 8.05, the Company Parties shall evaluate in good faith any acquisition or Transfer that would otherwise violate the provisions of this Section 8.05 and, if the Company Parties reasonably determine that such Transfer would not result in an “ownership change” of any Company Party under Section 382 of the Internal Revenue Code when viewed in the aggregate with any other proposed Transfers, such Transfer shall be permitted upon written notice by the Company Parties, and (2) with respect to clause (a)(iii) of this Section 8.05, the Company Parties shall evaluate in good faith any acquisition of outstanding indebtedness that would otherwise violate the provisions of this Section 8.05 and, if the Company Parties reasonably determine that such acquisition would not result in the application of Section 108(e)(4) of the Internal Revenue Code; provided, further, that prior to any Company Party giving consent to any acquisition or Transfer pursuant to the foregoing proviso, such acquisition or Transfer shall be subject to the written consent, not to be unreasonably withheld, conditioned or delayed, of SoftBank and the Required Consenting Noteholders.

Section 9. Representations and Warranties.

(a) Each of SoftBank and each Consenting Noteholder severally, and not jointly, represents and warrants that, as of the date SoftBank and such Consenting Noteholder, respectively, executes and delivers this Agreement and as of the Closing Date (subject to any Transfers made pursuant to Section 8):

(i) it is the beneficial or record owner of the face amount of its respective Company Claims/Equity Interests or is the nominee, investment manager, or advisor for beneficial owners of such Company Claims/Equity Interests reflected on, and, having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Equity Interests other than those reflected on, SoftBank’s or such Consenting Noteholder’s, as applicable, signature page to this Agreement or a Transfer Agreement, as applicable (as it may be updated pursuant to Section 8);

(ii) it has the full power and authority to act on behalf of, vote, tender, and consent to matters concerning such Company Claims/Equity Interests;

(iii) such Company Claims/Equity Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way SoftBank’s or such Consenting Noteholder’s, as applicable, ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

(iv) it has the full power to vote, consent, approve changes to, and transfer all of its Company Claims/Equity Interests as contemplated by this Agreement subject to applicable Law;

(v) solely with respect to holders of Company Claims/Equity Interests, (i) it is either (A) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an institutional “accredited investor” (within the meaning of the Rules), and (ii) any securities acquired by SoftBank or such Consenting Noteholder, as applicable, in connection with the Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act;

(b) each of WeWork, the Issuer, the Co-Issuer, and each “Guarantor” under each of the 5.00% Unsecured Notes Indenture and the 7.875% Unsecured Notes Indenture as of the date hereof, severally, and not jointly, represents and warrants that, as of the Execution Date and as of the applicable date of the consummation of any of the Transactions, it is not, and after giving effect to the offering and sale of the securities pursuant to the Transactions as contemplated by this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder; and

(c) to the best of the Company Parties’ knowledge, the diligence materials and other information concerning the Company Parties that the Company Parties or their advisors provided to any other Party were true and correct in all material respects when such materials or information were provided.

Section 10. Mutual Representations, Warranties, and Covenants. Each of the Parties represents, warrants, and covenants to each other Party that, as of the date such Party executes and delivers this Agreement and as of the Closing Date:

(a) it is validly existing and in good standing under the Laws of the state of its organization, and has all requisite corporate, partnership, limited liability company, or other organizational power and authority to enter into this Agreement and to carry out the Transactions contemplated herein, and to perform its respective obligations under this Agreement and the Definitive Documents;

(b) this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(c) except as expressly provided in this Agreement (including the Term Sheet), no consent or approval is required by any other Person or Entity in order for it to effectuate the Transactions contemplated by, and perform its respective obligations under, this Agreement other than (i) those required by the New York Stock Exchange or such other applicable stock exchange on which WeWork’s Class A common stock, par value $0.0001 per share, is then listed, including with respect to obtaining stockholder approval, if applicable, and (ii) negotiation and entry into applicable intercreditor arrangements as contemplated by the Transactions with the applicable parties under the Credit Agreement;

(d) except as expressly provided in this Agreement (including the Term Sheet), the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, (i) violate any provision of Law, rule, or regulation applicable to it or any of its subsidiaries or conflict in any material respect with any Law or regulation applicable to it or its articles of association, memorandum of association, or other constitutional documents or those of any of its subsidiaries or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under its organizational documents or any material contractual obligations to which it or any of its subsidiaries is a party;

(e) except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Transactions contemplated by, and perform its respective obligations under, this Agreement;

(f) as of the Agreement Effective Date (or such later date that it delivers its signature page hereto to the other Parties), such Party has no actual knowledge of any event that, due to any fiduciary or similar duty to any other Person or entity, would prevent it from taking any action required of it under this Agreement; and

(g) except as expressly provided by this Agreement, it is not party to any restructuring support or similar agreements or arrangements regarding the equity or indebtedness of any of the Company Parties that have not been disclosed to all Parties to this Agreement.

Section 11. Indemnification.

11.01. Without limiting any Company Party’s obligations under the Existing Documents, the Definitive Documents, or any related guarantees, security documents, agreements, amendments, instruments, or other relevant documents, the Company Parties, jointly and severally, agree to indemnify, pay, and hold harmless each Consenting Noteholder and each of its Affiliates and SoftBank and all of their respective officers, directors, members, managers, partners, employees, shareholders, advisors, agents, and other representatives of each of the foregoing and their respective successors and permitted assigns (each, an “Indemnified Party”) from and against any and all losses, claims, damages, actions, obligations, penalties, judgments, suits, costs, expenses, disbursements, and liabilities, joint or several, of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel for any Indemnified Party, and including any out of-pocket costs associated with any discovery or other information requests), whether direct, indirect, special, or consequential and whether based on any federal, state, or foreign laws, statutes, rules, or regulations (including securities and commercial laws, statutes, rules, or regulations) on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any Indemnified Party, in any manner relating to or arising out of, in connection with, or as a result of (a) this Agreement, the Transactions, the Definitive Documents, or any related guarantees, security documents, agreements, instrument, or other documents, (b) the negotiation, formulation, preparation, execution, delivery, or performance of the foregoing, or (c) any actual claim, litigation, investigation, or proceeding relating to the foregoing, regardless of whether any Indemnified Party is a party thereto and whether or not the transactions contemplated hereby are consummated

(such foregoing amounts, “Losses,” and such Company Party obligation, the “Indemnification Obligations”). The Company Parties shall reimburse each Indemnified Party reasonably promptly upon written demand therefor (together with reasonable backup documentation supporting such reimbursement request). No Indemnified Party shall be entitled to indemnity hereunder in respect of any Losses to the extent that it is found by a final, non-appealable judgment of a court of competent jurisdiction that such Losses arise from (i) the bad faith, gross negligence, or willful misconduct by such Indemnified Party, (ii) the willful and material breach of this Agreement by such Indemnified Party, or (iii) any disputes solely among Indemnified Parties and not arising out of or related to any act or omission of any of the Company Parties.

11.02. Notwithstanding anything to the contrary contained in this Agreement, the Indemnification Obligations set forth herein (a) shall survive the expiration or termination of this Agreement, (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Consenting Noteholders, SoftBank, or any other Indemnified Party, and (c) shall be binding on any successor or assign of the Company Parties and the successors or assigns to any substantial portion of its business and assets.

Section 12. Termination Events.

12.01. SoftBank and Consenting Noteholder Termination Events. This Agreement may be terminated by SoftBank or the Required Consenting Noteholders by the delivery to the Company Parties and the other Parties (including the other Consenting Noteholders) of a written notice in accordance with Section 14.10 upon the occurrence of the following events:

(a) the breach in any material respect by a Company Party of any of the respective undertakings, representations, warranties, covenants, or obligations of the Company Parties set forth in this Agreement or any Definitive Document that (i) is materially adverse to SoftBank or the Consenting Noteholders, as applicable, seeking termination pursuant to this provision and (ii) remains uncured for five (5) Business Days after SoftBank or such terminating Consenting Noteholders transmit a written notice in accordance with Section 14.10 detailing any such breach;

(b) with respect to SoftBank, the breach in any material respect by one or more of the Consenting Noteholders of any of the respective undertakings, representations, warranties, covenants, or other obligations of the Consenting Noteholders set forth in this Agreement or any other agreement to be entered into by them in connection with the Transactions that (i) is materially adverse to SoftBank and (ii) remains uncured for five (5) Business Days after SoftBank transmits a written notice in accordance with Section 14.10 detailing any such breach;

(c) with respect to the Required Consenting Noteholders, the breach in any material respect by SoftBank of any of the respective undertakings, representations, warranties, covenants, or obligations of SoftBank set forth in this Agreement or any other agreement to be entered into by SoftBank in connection with the Transactions (it being understood, notwithstanding anything to the contrary in this Agreement, that a breach of SoftBank’s obligations pursuant to Section 4.01(f) will not give rise to any right for the Required Consenting Noteholders to terminate this Agreement) that (i) is materially adverse to the Consenting Noteholders seeking termination pursuant to this provision and (ii) remains uncured for five (5) Business Days after such terminating Consenting Noteholders transmit a written notice in accordance with Section 14.10 detailing any such breach;

(d) the issuance by any Governmental Body, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling, judgment, decision, determination, or order that (i) enjoins the consummation of a material portion of the Transactions or renders the Transactions illegal or impossible and (ii) remains in effect for ten (10) Business Days after SoftBank or the Required Consenting Noteholders, as applicable, transmit a written notice in accordance with Section 14.10 detailing any such issuance; provided, that this termination right shall not apply to or be exercised by SoftBank, the Required Consenting Noteholders, or

any individual Consenting Noteholder if such Party sought or requested such ruling, judgment, decision, determination, or order in contravention of any obligation or restriction set out in this Agreement;

(e) any Company Party (i) publicly announces its intention to pursue, consummates, or enters into a binding agreement to consummate an Alternative Transaction, (ii) exercises its rights, or provides notice under, Section 7.01, or (iii) publicly announces its intention to not pursue the Transactions;

(f) any Company Party has breached, in any material respect, any of its material obligations under the Existing Documents; provided that such breach has not been waived or cured pursuant to the relevant documents;

(g) the occurrence of a default set forth in any of the Existing Documents; provided that such default has not been expressly waived or cured pursuant to the relevant Existing Documents;

(h) the failure of the Company Parties to pay the documented and invoiced fees, costs, and out-of-pocket expenses of (i) the Ad Hoc Group Advisors in accordance with Section 6.01(f) and (ii) the SoftBank Advisors in accordance with Section 6.01(g);

(i) there shall have occurred any event or condition that has had, or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(j) with respect to the Required Consenting Noteholders, a Company Party or SoftBank agrees to a Definitive Document or makes an amendment, or modification to such Definitive Document and such document, amendment, or modification is not in form reasonably acceptable to the Required Consenting Noteholders to the extent required under Section 3.01, and, with respect to SoftBank, a Company Party or the Required Consenting Noteholders agree to a Definitive Document or makes an amendment, or modification to such Definitive Document and such document, amendment, or modification is not in form reasonably acceptable to SoftBank to the extent required under Section 3.01;

(k) the entry of an order for relief pursuant to section 303(h) of title 11 of the United States Code with respect to any involuntary bankruptcy proceeding against WeWork or any of its material subsidiaries;

(l) with respect to the Required Consenting Noteholders, the termination of this Agreement in accordance with its terms by SoftBank;

(m) with respect to SoftBank, the termination of this Agreement in accordance with its terms by the Required Consenting Noteholders;

(n) the termination of this Agreement in accordance with its terms by the Company Parties;

(o) the Backstop Commitment Agreement, the SoftBank Commitment Agreement, or the Third-Party Commitment Agreement shall cease to be in full force and effect with respect to all parties thereto; provided that, with respect to the Third-Party Commitment Agreement ceasing to be in full force and effect with respect to all parties thereto, the Company Parties shall have fifteen days to replace the related commitment thereunder in a manner satisfactory to SoftBank and the Required Consenting Noteholders before rights under this Section 12.01(o) may be exercised;

(p) with respect to the Required Consenting Noteholders, Goldman Sachs International Bank, the Ad Hoc Group, and the Company Parties shall have not agreed on the material terms of either or both of the Pari Passu Intercreditor Agreement or the First Lien/Second Lien/Third Lien Intercreditor Agreement, in each case, by the Commencement Date; or

(q) the Outside Date shall have occurred.

12.02. Company Party Termination Events. Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 14.10 upon the occurrence of any of the following events:

(a) the breach in any material respect by SoftBank or one or more of the Consenting Noteholders of any provision set forth in this Agreement or any other agreement to be entered into in connection with the Transactions that remains uncured for a period of five (5) Business Days after the receipt by the Company Parties of notice of such breach;

(b) the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with counsel, that proceeding with any of the Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law;

(c) the issuance by any Governmental Body, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling, judgment, decision, determination, or order that (i) enjoins the consummation of a material portion of the Transactions or renders the Transactions illegal or impossible and (ii) remains in effect for ten (10) Business Days after any Company Party transmits a written notice in accordance with Section 14.10 detailing any such issuance; provided, that this termination right shall not apply to or be exercised by any of the Company Parties if it sought or requested such ruling, judgment, decision, determination, or order in contravention of any obligation or restriction set out in this Agreement;

(d) the termination of this Agreement in accordance with its terms by either the Required Consenting Noteholders or SoftBank;

(e) the Backstop Commitment Agreement, the SoftBank Commitment Agreement, or the Third-Party Commitment Agreement shall cease to be in full force and effect with respect to all parties thereto;

(f) SVF Endurance shall have failed to sign a Joinder to this Agreement by March 23, 2023 or such later date as agreed by the Company Parties; or

(g) the Outside Date with respect to such terminating Party shall have occurred.

12.03. Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) each Company Party; (b) SoftBank; and (c) the Required Consenting Noteholders.

12.04. Automatic Termination. This Agreement shall terminate automatically as to all Parties upon:

(a) any Company Party or any of its respective material subsidiaries commencing insolvency proceedings, including (i) voluntarily commencing any case or filing any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, (ii) consenting to the institution of, or failing to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, (iii) filing an answer admitting the material allegations of a petition filed against it in any such proceeding, (iv) applying for or consenting to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official for a Company Party for a substantial part of its assets, or (v) making a general assignment or arrangement for the benefit of creditors; provided in each case that such insolvency proceeding is not dismissed, vacated, or otherwise closed within five (5) Business Days following notice thereof to the Company Parties by an Advisor;

(b) the entry of an order, judgment, or decree adjudicating the Company Parties or any of their respective material subsidiaries bankrupt or insolvent, including the entry of any order for relief with respect to any of the

Company Parties or any of their respective material subsidiaries under the Bankruptcy Code; provided that such order, judgment, or decree is not overturned or vacated within ten (10) Business Days following notice thereof to the Company Parties by an Advisor;

(c) the taking of any binding corporate action by any of the Company Parties or any of their respective material subsidiaries in furtherance of any action described in Section 12.04(a) or Section 12.04(b); or

(d) the occurrence of the Closing Date.

12.05. Effect of Termination. Except as set forth in Section 14.19, upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or causes of action. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against SoftBank or any Consenting Noteholder, (b) any right of SoftBank, or the ability of SoftBank, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or any Consenting Noteholder, or (c) any right of any Consenting Noteholder, or the ability of any Consenting Noteholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party, SoftBank, or any other Consenting Noteholder. No purported termination of this Agreement shall be effective under this Section 12.05 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, except a termination pursuant to Section 12.01(d), Section 12.02(b), or Section 12.02(c). Nothing in this Section 12.05 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 12.02(b).

Section 13. Amendments and Waivers.

(a) This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 13.

(b) This Agreement, including the Term Sheet, may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in writing signed by each Company Party, SoftBank, and the Required Consenting Noteholders; provided that to the extent such modification, amendment, or supplement has a material, disproportionate, and adverse effect on any Consenting Noteholder, then the consent of such affected Consenting Noteholder shall also be required, or if such consent cannot be obtained, such Consenting Noteholder can (upon the effectiveness of such modification, amendment, or supplement) terminate the Agreement as to itself only.

(c) Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 13 shall be ineffective and void ab initio.

(d) The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power, or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

Section 14. Miscellaneous.

14.01. Acknowledgement; Obligations Several. Notwithstanding any other provision herein, no securities of WeWork are being offered or sold hereby and this Agreement neither constitutes an offer to sell nor a solicitation of an offer to buy any securities of WeWork. The Consenting Noteholders are not intended to be, and shall not be deemed to be, a “Group” for purposes of Section 13(d) of the Exchange Act. Notwithstanding that this Agreement is being executed by multiple Consenting Noteholders, the obligations of the Consenting Noteholders under this Agreement are several and neither joint nor joint and several. No Consenting Noteholder shall be responsible in any way for the performance of the obligations or any breach of any other Consenting Noteholder under this Agreement, and nothing contained herein, and no action taken by any Consenting Noteholder pursuant hereto shall be deemed to constitute any Consenting Noteholders as a partnership, an association, or joint venture of any kind, or create a presumption that the Consenting Noteholders are in any way acting other than in their individual capacities. Without limiting the obligations set forth in this Agreement, none of the Consenting Noteholders shall have any fiduciary duty or other similar duties or responsibilities in any kind or form to each other, the Company Parties, or any of the lenders, noteholders, or stakeholders of any Company Party as a result of this Agreement or the transactions contemplated hereby. Each Consenting Noteholder acknowledges that no other Consenting Noteholder will be acting as agent of such Consenting Noteholder in connection with monitoring such Consenting Noteholder’s investment or enforcing its rights under this Agreement, the Definitive Documents, or any other documents to be entered into in connection with the consummation of the Transactions.

14.02. Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules, including the Term Sheet. Subject to Section 3.01, in the event of any inconsistency between this Agreement (without reference to the Term Sheet or the other exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, the exhibits, annexes, and schedules thereto (including the Term Sheet) shall govern; provided, however, that, in the event of any inconsistency between the Term Sheet and any of the Definitive Documents, the applicable Definitive Document shall govern.

14.03. Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the Transactions.

14.04. Complete Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement.

14.05. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any action, suit, or proceeding against it with respect to any matter arising under or out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding may be brought in either a state or federal court of competent jurisdiction in the State and County of New York, Borough of Manhattan. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit, or proceeding. By executing and delivering this Agreement, each of the Parties hereto irrevocably and unconditionally submits to the jurisdiction of each such court described in this Section 14.05, solely for purposes of any action, suit, or proceeding arising out of or relating to this Agreement or for the recognition or enforcement of any judgment rendered or order entered in any such action, suit, or proceeding.

14.06. TRIAL BY JURY WAIVER. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each Party (a) certifies that, as of the Execution Date, no representative, agent, or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 14.06.

14.07. Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

14.08. Rules of Construction. This Agreement is the product of negotiations among the Company Parties, SoftBank, and the Consenting Noteholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties, SoftBank, and the Consenting Noteholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

14.09. Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. With the exception of the Special Committee solely as it relates to Section 4.01(f), there are no third-party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Person or Entity other than as provided in Section 8. For the avoidance of doubt, the Special Committee is an express third-party beneficiary of Section 4.01(f) and may enforce the obligations in Section 4.01(f) against SoftBank.

14.10. Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)	if to a Company Party, to:

WeWork Inc.

75 Rockefeller Plaza, 10th Floor

New York, New York 10019

Attention: Chief Legal Officer

E-mail address: ####

with copies to (which shall not constitute notice hereof):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:	Josh Sussberg, P.C., Sophia Hudson, P.C., and
Sharon Freiman

E-mail address:	####
####
####

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Chad Husnick, P.C. and Joshua Altman

E-mail address:	####
####

(b)	if to SoftBank, to:

SoftBank Vision Fund II-2, L.P.

c/o SB Global Advisers Limited

69 Grosvenor Street

London, W1K 3JP

United Kingdom

Attention: Legal Department

E-mail address: ####

with a copy to:

1 Circle Star Way

San Carlos, CA 94070

Attention: Legal Department

E-mail address: ####

StarBright WW LP

c/o Walkers Corporate Limited

190 Elgin Avenue

George Town, Grand Cayman

KY1-9008, Cayman Islands

Attention: Legal Department

E-mail address: ####

with copies to (which shall not constitute notice hereof):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Kevin Bostel and Corey Chivers

E-mail address:	####
####

and

Weil, Gotshal & Manges LLP

700 Louisiana Street, Suite 1700

Houston, Texas 77002

Attention: Gabriel Morgan

E-mail address: ####

(c) if to a Consenting Noteholder, to the address and e-mail address set forth on such Consenting Noteholder’s signature page to this Agreement, with copies to (which shall not constitute notice hereof):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10166

Attention: Eli J. Vonnegut and Pedro J. Bermeo

E-mail address:	####
####

Any notice given by delivery, mail, or courier shall be effective when received.

14.11. Independent Due Diligence and Decision Making. Each of SoftBank and each Consenting Noteholder hereby confirms that its respective decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties.

14.12. Waiver. If the Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

14.13. Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of any court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

14.14. Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

14.15. Publicity; Non-Disclosure. The Company Parties shall deliver drafts to counsel to the Consenting Noteholders and counsel to SoftBank of any press releases and public documents that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement to the general public (each a “Public Disclosure”), to the extent reasonably practicable, at least two calendar days before making any such disclosure, and counsel to the Consenting Noteholders and counsel to SoftBank shall be authorized to share such Public Disclosure with their respective clients that have entered into a Confidentiality Agreement with a Company Party. Any Public Disclosure shall be reasonably acceptable to the Required Consenting Noteholders and SoftBank. Under no circumstances may any Party make any public disclosure of any kind that would disclose either: (a) the holdings of any Consenting Noteholder or the holding of Secured Notes Claims or Unsecured Notes Claims of SoftBank (including on the signature pages of the Consenting Noteholders or SoftBank, as applicable, which shall not be publicly disclosed or filed) or (b) the identity of any Consenting Noteholder without the prior written consent of such Consenting Noteholder unless required by applicable Law; provided, however, notwithstanding the foregoing, the Company Parties shall not be required to keep confidential the aggregate holdings of all Consenting Noteholders, and each Consenting Noteholder hereby consents to the disclosure of the execution of this Agreement by the Company Parties, and the terms hereof, in any filings by the Company Parties with the SEC, or as otherwise required by applicable Law.

14.16. Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

14.17. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

14.18. Capacities of SoftBank and the Consenting Noteholders. Each of SoftBank and each Consenting Noteholder have each entered into this agreement on account of all Company Claims/Equity Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Equity Interests.

14.19. Survival. Notwithstanding (a) any Transfer of any Company Claims/Equity Interests in accordance with this Agreement or (b) the termination of this Agreement in accordance with its terms, the agreements and obligations in Section 6.01(f), Section 6.01(g), Section 11, Section 12.05, Section 14 (other than Section 14.03), and the Confidentiality Agreements shall survive such Transfer or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof.

14.20. Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, including pursuant to Section 3.01, Section 13, or otherwise, including a written approval by the Company Parties, SoftBank, or the Required Consenting Noteholders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if it is conveyed in writing (including electronic mail) between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, in each case without representations or warranties of any kind on behalf of such counsel.

14.21. Fiduciary Duties. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require SoftBank, any of its respective Affiliates, or any of their respective directors, officers, managers, shareholders, or members (in such Person’s capacity as a director, officer, manager, shareholder, or member, as applicable) to take any action, or to refrain from taking any action, if taking such action or refraining from taking such action would violate such Person’s fiduciary duties to WeWork or any other obligations under applicable Law.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

[Signature pages immediately follow.]

Company Parties’ Signature Pages to

the Transaction Support Agreement

WEWORK INC.

WEWORK COMPANIES LLC

WW CO-OBLIGOR INC.

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer

[Signature Page to Transaction Support Agreement]

655 15TH STREET NW TENANT LLC
1701 RHODE ISLAND AVENUE NORTHWEST
TENANT LLC
80 M STREET SE TENANT LLC

By:	/s/ Pamela Swidler
Name: Pamela Swidler
Title: Secretary

[Signature Page to Transaction Support Agreement]

GUARANTORS:
1 BEACON STREET TENANT LLC
1 BELVEDERE DRIVE TENANT LLC
1 GLENWOOD AVE TENANT LLC
1 LINCOLN STREET TENANT LLC
1 MILK STREET TENANT LLC
1 POST STREET TENANT LLC
1 SOUTH DEARBORN STREET TENANT LLC
1 UNION SQUARE WEST HQ LLC
10 EAST 38TH STREET TENANT LLC
10 EAST 40TH STREET HQ LLC
100 BAYVIEW CIRCLE TENANT LLC
100 BROADWAY TENANT LLC
100 S STATE STREET TENANT LLC
100 SUMMER STREET TENANT LLC
10000 WASHINGTON BOULEVARD TENANT LLC
1001 WOODWARD AVE TENANT LLC
1003 EAST 4TH PLACE TENANT LLC
101 EAST WASHINGTON STREET TENANT LLC
101 MARIETTA STREET NORTHWEST TENANT LLC
101 NORTH 1ST AVENUE TENANT LLC
10250 CONSTELLATION TENANT LLC
1031 SOUTH BROADWAY TENANT LLC
10585 SANTA MONICA BOULEVARD TENANT LLC
10845 GRIFFITH PEAK DRIVE TENANT LLC
10885 NE 4TH STREET TENANT LLC
109 S 5TH STREET TENANT LLC
10900 STONELAKE BOULEVARD TENANT LLC
1099 STEWART STREET TENANT LLC
11 PARK PL TENANT LLC
110TH AVENUE NORTHEAST TENANT LLC
110 CORCORAN STREET TENANT LLC
110 WALL MANAGER LLC
1100 15TH STREET NW TENANT LLC
1100 LUDLOW STREET TENANT LLC
1100 MAIN STREET TENANT LLC
1111 BROADWAY TENANT LLC
1111 WEST 6TH STREET TENANT LLC
1114 W FULTON MARKET Q LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

1115 BROADWAY Q LLC
1115 HOWELL MILL ROAD TENANT LLC
1115 W FULTON MARKET Q LLC
115 BROADWAY TENANT LLC
115 EAST 23RD STREET TENANT LLC
1150 SOUTH OLIVE STREET TENANT LLC
1155 PERIMETER CENTER WEST TENANT LLC
1155 WEST FULTON STREET TENANT LLC
1156 6TH AVENUE TENANT LLC
117 NE 1ST AVE TENANT LLC
1175 PEACHTREE TENANT LLC
11801 DOMAIN BLVD TENANT LLC
12 EAST 49TH STREET TENANT LLC
12 SOUTH 1ST STREET TENANT LLC
120 WEST TRINITY PLACE TENANT LLC
1200 17TH STREET TENANT LLC
1200 FRANKLIN AVENUE TENANT LLC
1201 3RD AVENUE TENANT LLC
1201 WILLS STREET TENANT LLC
1201 WILSON BLVD TENANT LLC
12130 MILLENNIUM DRIVE TENANT LLC
1240 ROSECRANS TENANT LLC
125 S CLARK STREET TENANT LLC
125 WEST 25TH STREET TENANT LLC
12655 JEFFERSON BLVD TENANT LLC
128 SOUTH TRYON STREET TENANT LLC
130 5TH AVENUE TENANT LLC
130 MADISON AVENUE TENANT LLC
130 W 42ND STREET TENANT LLC
1305 2ND STREET Q LLC
1330 LAGOON AVENUE TENANT LLC
1333 NEW HAMPSHIRE AVENUE
NORTHWEST TENANT LLC
135 E 57TH STREET TENANT LLC
135 MADISON AVE TENANT LLC
1372 PEACHTREE STREET NE TENANT LLC
1389 PEACHTREE STREET NORTHWEST TENANT LLC
1400 LAVACA STREET TENANT LLC
1410 BROADWAY TENANT LLC
1411 4TH AVENUE TENANT LLC
142 W 57TH STREET TENANT LLC
1430 WALNUT STREET TENANT LLC
1440 BROADWAY TENANT LLC
1448 NW MARKET STREET TENANT LLC
1449 WOODWARD AVENUE TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

145 W 45TH STREET TENANT LLC

1450 BROADWAY TENANT LLC

1453 3RD STREET PROMENADE Q LLC

1455 MARKET STREET TENANT LLC

1460 BROADWAY TENANT LLC

148 LAFAYETTE STREET TENANT LLC

149 5TH AVENUE TENANT LLC

149 MADISON AVENUE TENANT LLC

15 WEST 27TH STREET TENANT LLC

150 4TH AVE N TENANT LLC

152 3RD STREET TENANT LLC

1525 11TH AVE TENANT LLC

1535 BROADWAY TENANT LLC

154 W 14TH STREET TENANT LLC

1547 9TH STREET HQ LLC

1557 WEST INNOVATION WAY TENANT LLC

1560 BROADWAY TENANT LLC

16 EAST 34TH STREET TENANT LLC

160 VARICK STREET TENANT LLC

160 W SANTA CLARA ST TENANT LLC

1600 7TH AVENUE TENANT LLC

1601 ELM STREET TENANT LLC

1601 MARKET STREET TENANT LLC

1601 VINE STREET TENANT LLC

161 AVENUE OF THE AMERICAS TENANT LLC

1615 PLATTE STREET TENANT LLC

1619 BROADWAY TENANT LLC

166 GEARY STREET HQ LLC

1660 LINCOLN STREET TENANT LLC

167 N GREEN STREET TENANT LLC

1700 LINCOLN STREET TENANT LLC

1725 HUGHES LANDING BOULEVARD TENANT LLC

1730 MINOR AVENUE TENANT LLC

17300 LAGUNA CANYON ROAD TENANT LLC

177 E COLORADO BLVD TENANT LLC

1775 TYSONS BOULEVARD TENANT LLC

18 WEST 18TH STREET TENANT LLC

180 GEARY STREET HQ LLC

180 SANSOME STREET TENANT LLC

1814 FRANKLIN ST Q LLC

18191 VON KARMAN AVENUE TENANT LLC

1825 SOUTH GRANT STREET TENANT LLC

1828 WALNUT ST TENANT LLC

183 MADISON AVENUE Q LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

1840 GATEWAY DR TENANT LLC
185 MADISON AVENUE TENANT LLC
18691 JAMBOREE ROAD TENANT LLC
1875 K STREET NW TENANT LLC
1881 BROADWAY HQ LLC
1900 MARKET STREET TENANT LLC
1900 POWELL STREET TENANT LLC
1910 NORTH OLA AVENUE TENANT LLC
1920 MCKINNEY AVE TENANT LLC
195 MONTAGUE STREET TENANT LLC
199 WATER STREET TENANT LLC
2 BELVEDERE DRIVE TENANT LLC
2 EMBARCADERO CENTER TENANT LLC
2 NORTH LASALLE STREET TENANT LLC
20 W KINZIE TENANT LLC
200 BERKELEY STREET TENANT LLC
200 MASSACHUSETTS AVE NW TENANT LLC
200 PORTLAND TENANT LLC
200 SOUTH BISCAYNE BLVD TENANT LLC
200 SOUTH ORANGE AVENUE TENANT LLC
200 SPECTRUM CENTER DRIVE TENANT LLC
201 SPEAR ST TENANT LLC
2031 3RD AVE TENANT LLC
205 HUDSON STREET TENANT LLC
205 NORTH DETROIT STREET TENANT LLC
21 PENN PLAZA TENANT LLC
210 N GREEN PARTNERS LLC
210 N GREEN PROMOTER LLC
2120 BERKELEY WAY TENANT LLC
21255 BURBANK BOULEVARD TENANT LLC
214 WEST 29TH STREET TENANT LLC
22 CORTLANDT STREET HQ LLC
2201 BROADWAY TENANT LLC
221 6TH STREET TENANT LLC
2211 MICHELSON DRIVE TENANT LLC
222 KEARNY STREET TENANT LLC
222 NORTH SEPULVEDA TENANT LLC
222 S RIVERSIDE PLAZA TENANT LLC
2221 PARK PLACE TENANT LLC
2222 PONCE DE LEON BLVD TENANT LLC
225 SOUTH 6TH ST TENANT LLC
225 W 39TH STREET TENANT LLC
229 WEST 36TH STREET TENANT LLC
231 11 TH AVE TENANT LLC
2323 DELGANY STREET TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

24 FARNSWORTH STREET Q LLC

2-4 HERALD SQUARE TENANT LLC

2401 ELLIOTT AVENUE TENANT LLC

2420 17TH STREET TENANT LLC

2425 EAST CAMELBACK ROAD TENANT LLC

245 LIVINGSTON ST Q LLC

25 WEST 45TH STREET HQ LLC

250 E 200 S TENANT LLC

250 PARK AVENUE TENANT LLC

255 GIRALDA AVENUE TENANT LLC

255 GREENWICH STREET TENANT LLC

255 S KING ST TENANT LLC

2600 EXECUTIVE PARKWAY TENANT LLC

2700 POST OAK BLVD. TENANT LLC

27-01 QUEENS PLAZA NORTH TENANT LLC

2755 CANYON BLVD WW TENANT LLC

28 2ND STREET TENANT LLC

28 WEST 44TH STREET HQ LLC

29 WEST 30TH STREET TENANT LLC

30 HUDSON STREET TENANT LLC

30 WALL STREET TENANT LLC

300 MORRIS STREET TENANT LLC

300 PARK AVENUE TENANT LLC

3000 OLYM BOULEVARD TENANT LLC

3000 S ROBERTSON BLVD Q LLC

3001 BISHOP DRIVE TENANT LLC

3090 OLIVE STREET TENANT LLC

31 ST JAMES AVE TENANT LLC

3101 PARK BOULEVARD TENANT LLC

311 W 43RD STREET TENANT LLC

3120 139TH AVENUE SOUTHEAST TENANT LLC

315 EAST HOUSTON TENANT LLC

316 W 36TH STREET TENANT LLC

316 WEST 12TH STREET TENANT LLC

3200 PARK CENTER DRIVE TENANT LLC

3219 KNOX STREET TENANT LLC

3280 PEACHTREE ROAD NE TENANT LLC

33 ARCH STREET TENANT LLC

33 EAST 33RD STREET TENANT LLC

33 IRVING TENANT LLC

330 NORTH WABASH TENANT LLC

3300 N. INTERSTATE 35 TENANT LLC

332 S MICHIGAN TENANT LLC

333 WEST SAN CARLOS TENANT LLC

3365 PIEDMONT ROAD TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

340 BRYANT STREET HQ LLC
345 4TH STREET TENANT LLC
345 WEST 100 SOUTH TENANT LLC
35 EAST 21ST STREET HQ LLC
353 SACRAMENTO STREET TENANT LLC
35-37 36TH STREET TENANT LLC
360 NW 27TH STREET TENANT LLC
3600 BRIGHTON BOULEVARD TENANT LLC
38 WEST 21ST STREET TENANT LLC
385 5TH AVENUE Q LLC
3900 W ALAMEDA AVE TENANT LLC
391 SAN ANTONIO ROAD TENANT LLC
40 WATER STREET TENANT LLC
400 CALIFORNIA STREET TENANT LLC
400 CAPITOL MALL TENANT LLC
400 CONCAR DRIVE TENANT LLC
400 LINCOLN SQUARE TENANT LLC
400 SPECTRUM CENTER DRIVE TENANT LLC 4005 MIRANDA AVE TENANT LLC
401 SAN ANTONIO ROAD TENANT LLC
404 FIFTH AVENUE TENANT LLC
4041 MACARTHUR BOULEVARD TENANT LLC
405 MATEO STREET TENANT LLC
408 BROADWAY TENANT LLC
410 NORTH SCOTTSDALE ROAD TENANT LLC
414 WEST 14TH STREET HQ LLC
415 MISSION STREET TENANT LLC
419 PARK AVENUE SOUTH TENANT LLC
420 5TH AVENUE Q LLC
420 COMMERCE STREET TENANT LLC
424-438 FIFTH AVENUE TENANT LLC
428 BROADWAY TENANT LLC
429 LENOX AVE TENANT LLC
430 PARK AVENUE TENANT LLC
4311 11TH AVENUE NORTHEAST TENANT LLC
433 HAMILTON AVENUE TENANT LLC
437 5TH AVENUE Q LLC
437 MADISON AVENUE TENANT LLC
44 EAST 30TH STREET HQ LLC
44 MONTGOMERY STREET TENANT LLC
44 WALL STREET HQ LLC
448 NORTH LASALLE STREET TENANT LLC
45 WEST 18TH STREET TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

450 LEXINGTON TENANT LLC
460 PARK AVE SOUTH TENANT LLC
460 WEST 50 NORTH TENANT LLC
475 SANSOME ST TENANT LLC
483 BROADWAY TENANT LLC
49 WEST 27TH STREET HQ LLC
490 BROADWAY TENANT LLC
50 W 28TH STREET TENANT LLC
500 11 TH AVE NORTH TENANT LLC
500 7TH AVENUE TENANT LLC
501 BOYLSTON STREET TENANT LLC
501 EAST KENNEDY BOULEVARD TENANT LLC
501 EAST LAS OLAS BLVD TENANT LLC
501 EASTLAKE TENANT LLC
5049 EDWARDS RANCH TENANT LLC
505 MAIN STREET TENANT LLC
505 PARK AVENUE Q LLC
50-60 FRANCISCO STREET TENANT LLC
511 W 25TH STREET TENANT LLC
515 FOLSOM STREET TENANT LLC
515 N STATE STREET TENANT LLC
5161 LANKERSHIM BOULEVARD TENANT LLC
5215 NORTH O’CONNOR BOULEVARD TENANT LLC
524 BROADWAY TENANT LLC
525 BROADWAY TENANT LLC
53 BEACH STREET TENANT LLC
540 BROADWAY Q LLC
545 BOYLSTON STREET Q LLC
546 5TH AVENUE TENANT LLC
550 7TH AVENUE HQ LLC
550 KEARNY STREET HQ LLC
57 E 11TH STREET TENANT LLC
575 5TH AVENUE TENANT LLC
575 LEXINGTON AVENUE TENANT LLC
5750 WILSHIRE BOULEVARD TENANT LLC
5960 BERKSHIRE LANE TENANT LLC
599 BROADWAY TENANT LLC
6 EAST 32ND STREET WW Q LLC
600 B STREET TENANT LLC
600 CALIFORNIA STREET TENANT LLC
600 H APOLLO TENANT LLC
6001 CASS AVENUE TENANT LLC
601 SOUTH FIGUEROA STREET TENANT LLC
606 BROADWAY TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

609 5TH AVENUE TENANT LLC
609 GREENWICH STREET TENANT LLC
609 MAIN STREET TENANT LLC
611 NORTH BRAND BOULEVARD TENANT LLC
615 S. TENANT LLC
625 MASSACHUSETTS TENANT LLC
625 WEST ADAMS STREET TENANT LLC
63 MADISON AVENUE TENANT LLC
65 EAST STATE STREET TENANT LLC
650 CALIFORNIA STREET TENANT LLC
6543 SOUTH LAS VEGAS BOULEVARD TENANT LLC
655 MONTGOMERY ST TENANT LLC
655 NEW YORK AVENUE NORTHWEST TENANT LLC
660 J STREET TENANT LLC
660 NORTH CAPITOL ST NW TENANT LLC
6655 TOWN SQUARE TENANT LLC
67 IRVING PLACE TENANT LLC
6900 NORTH DALLAS PARKWAY TENANT LLC
695 TOWN CENTER DRIVE TENANT LLC
7 WEST 18TH STREET TENANT LLC
700 K STREET NW TENANT LLC
700 SW 5TH TENANT LLC
708 MAIN ST TENANT LLC
71 5TH AVENUE TENANT LLC
71 STEVENSON STREET Q LLC
711 ATLANTIC AVENUE TENANT LLC
725 PONCE DE LEON AVE NE TENANT LLC
7272 WISCONSIN AVENUE TENANT LLC
729 WASHINGTON AVE TENANT LLC
7300 DALLAS PARKWAY TENANT LLC
731 SANSOME STREET TENANT LLC
75 ARLINGTON STREET TENANT LLC
75 E SANTA CLARA STREET TENANT LLC
75 ROCK PLZ TENANT LLC
750 LEXINGTON AVENUE TENANT LLC
750 WHITE PLAINS ROAD TENANT LLC
755 SANSOME STREET TENANT LLC
756 W PEACHTREE TENANT LLC
77 SANDS TENANT LLC
77 SANDS WW CORPORATE TENANT LLC
77 SLEEPER STREET TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

7761 GREENHOUSE RD TENANT LLC
777 6TH STREET NW TENANT LLC
78 SW 7TH STREET TENANT LLC
8 W 40TH STREET TENANT LLC
800 BELLEVUE WAY TENANT LLC
800 MARKET STREET TENANT LLC
800 NORTH HIGH STREET TENANT LLC
801 B. SPRINGS ROAD TENANT LLC
808 WILSHIRE BOULEVARD TENANT LLC
820 18TH AVE SOUTH TENANT LLC
821 17TH STREET TENANT LLC
83 MAIDEN LANE Q LLC
830 BRICKELL PLAZA TENANT LLC
830 NE HOLLADAY STREET TENANT LLC 8305 SUNSET BOULEVARD HQ LLC
8687 MELROSE AVENUE TENANT LLC
8687 MELROSE GREEN TENANT LLC
88 U PLACE TENANT LLC
880 3RD AVE TENANT LLC
881 PEACHTREE STREET NORTHEAST TENANT LLC
8910 UNIVERSITY CENTER LANE TENANT LLC
90 SOUTH 400 WEST TENANT LLC
901 NORTH GLEBE ROAD TENANT LLC
901 WOODLAND ST TENANT LLC
902 BROADWAY TENANT LLC
920 5TH AVE TENANT LLC
920 SW 6TH AVENUE TENANT LLC
9200 TIMPANOGOS HIGHWAY TENANT LLC
925 4TH AVENUE TENANT LLC
925 N LA BREA AVE TENANT LLC
9777 WILSHIRE BOULEVARD Q LLC
980 6TH AVENUE TENANT LLC
9830 WILSHIRE BOULEVARD TENANT LLC
99 CHAUNCY STREET Q LLC
99 HIGH STREET TENANT LLC
BIRD INVESTCO LLC
CITIES BY WE LLC
COMMON DESK DAYMAKER LLC
COMMON DESK HOLDINGS LLC
EUCLID LLC
FIELDLENS LLC
FIVE HUNDRED FIFTH AVENUE HQ LLC INSURANCE SERVICES BY WEWORK LLC LEGACY TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

MAILROOM BAR AT 110 WALL LLC
ONE GOTHAM CENTER TENANT LLC
ONE METROPOLITAN SQUARE TENANT LLC PARKMERCED PARTNER LLC
PLAY BY WEWORK LLC
POWERED BY WE LLC
PROJECT CAESAR LLC
PROJECT STANDBY I LLC
PROLIFIC INTERACTIVE LLC
PXWE FACILITY & ASSET MANAGEMENT
SERVICES LLC
SOUTH TRYON STREET TENANT LLC
SPACIOUS TECHNOLOGIES, LLC
THE HUB TENANT LLC
WALTZ MERGER SUB LLC
WE RISE SHELL LLC
WE WORK 154 GRAND LLC
WE WORK 349 5TH AVE LLC
WE WORK MANAGEMENT LLC
WE WORK RETAIL LLC
WEINSURE HOLDCO LLC
WELKIO LLC
WEWORK 156 2ND LLC
WEWORK 175 VARICK LLC
WEWORK 25 TAYLOR LLC
WEWORK 261 MADISON LLC
WEWORK 54 WEST 40TH LLC
WEWORK ASSET MANAGEMENT LLC
WEWORK COMMONS LLC
WEWORK COMPANIES PARTNER LLC
WEWORK CONSTRUCTION LLC
WEWORK HOLDINGS LLC
WEWORK INTERCO LLC
WEWORK LA LLC
WEWORK LABS ENTITY LLC
WEWORK LITTLE WEST 12TH LLC
WEWORK MAGAZINE LLC
WEWORK REAL ESTATE LLC
WEWORK SERVICES LLC
WEWORK SPACE SERVICES LLC
WEWORK WELLNESS LLC
WILDGOOSE I LLC
WW 1010 HANCOCK LLC
WW 107 SPRING STREET LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

WW 11 JOHN LLC
WW 110 WALL LLC
WW 111 WEST ILLINOIS LLC
WW 115 W 18TH STREET LLC
WW 1161 MISSION LLC
WW 120 E 23RD STREET LLC
WW 1328 FLORIDA AVENUE LLC
WW 1550 WEWATTA STREET LLC
WW 1601 FIFTH AVENUE LLC
WW 1875 CONNECTICUT LLC
WW 2015 SHATTUCK LLC
WW 205 E 42ND STREET LLC
WW 210 N GREEN LLC
WW 220 NW EIGHTH AVENUE LLC
WW 222 BROADWAY LLC
WW 2221 SOUTH CLARK LLC
WW 240 BEDFORD LLC
WW 25 BROADWAY LLC
WW 312 ARIZONA LLC
WW 350 LINCOLN LLC
WW 379 W BROADWAY LLC
WW 401 PARK AVENUE SOUTH LLC
WW 5 W 125TH STREET LLC
WW 500 YALE LLC
WW 51 MELCHER LLC
WW 520 BROADWAY LLC
WW 535 MISSION LLC
WW 555 WEST 5TH STREET LLC
WW 5782 JEFFERSON LLC
WW 600 CONGRESS LLC
WW 641 S STREET LLC
WW 718 7TH STREET LLC
WW 745 ATLANTIC LLC
WW 79 MADISON LLC
WW 81 PROSPECT LLC
WW 811 WEST 7TH STREET LLC
WW 85 BROAD LLC
WW 995 MARKET LLC
WW BROOKLYN NAVY YARD LLC
WW BUILDCO LLC
WW ENLIGHTENED HOSPITALITY INVESTOR LLC
WW ONSITE SERVICES AAG LLC
WW ONSITE SERVICES EXP LLC
WW ONSITE SERVICES LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

WW ONSITE SERVICES SFI LLC
WW ONSITE SERVICES SUM LLC
WW PROJECT SWIFT DEVELOPMENT LLC
WW PROJECT SWIFT MEMBER LLC
WW VENDORCO LLC
WWCO ARCHITECTURE HOLDINGS LLC
CD LOCATIONS, LLC
COMMON DESK DE, LLC
COMMON DESK OPERATIONS LLC
COMMON DESK OC, LLC
COMMON DESK WEST 7TH, LLC
COMMON COFFEE LLC
MISSIONU PBC
WEWORK SPACE SERVICES INC.

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

700 NORTH MIAMI TENANT LLC WEWORK WORKPLACE LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

SoftBank Vision Fund II-2, L.P. Signature Page

to the Transaction Support Agreement

SOFTBANK VISION FUND II-2, L.P.,

acting by its manager, SB Global Advisers Limited

/s/ Navneet Govil
Name:	Navneet Govil
Title:	Director

Address:

69 Grosvenor Street

London, X0 W1K 3JP

United Kingdom

E-mail address:

Legal@softbank.com

[Signature Page to Transaction Support Agreement]

StarBright WW LP Signature Page

to the Transaction Support Agreement

STARBRIGHT WW LP, acting by its general partner STARBRIGHT LIMITED

/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director

Address:

190 Elgin Avenue

George Town, Grand Cayman

KY1-9008, Cayman Islands

E-mail address:

Sbgi-legal@softbank.com

[Signature Page to Transaction Support Agreement]

SVF II WW Holdings (Cayman) Limited Signature Page

to the Transaction Support Agreement

SVF II WW HOLDINGS (CAYMAN) LIMITED

/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director

Address:

190 Elgin Ave

George Town, Grand Cayman KY1-9008

Cayman Islands

E-mail address:

Legal@softbank.com

[Signature Page to Transaction Support Agreement]

SVF II WW (DE) LLC Signature Page

to the Transaction Support Agreement

SVF II WW (DE) LLC

/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

Address:

251 Little Falls Drive

Wilmington, Delaware

United States 19808

E-mail address:

Legal@softbank.com

[Signature Page to Transaction Support Agreement]

Consenting Noteholder Signature Page to

the Transaction Support Agreement

[CONSENTING NOTEHOLDER]

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Senior Letter of Credit Tranche	N/A
Junior Letter of Credit Tranche	N/A
Secured Notes (principal amount)	N/A
5.00% Unsecured Notes, Series I (principal amount)	N/A
5.00% Unsecured Notes, Series II (principal amount)	[●]
7.875% Unsecured Notes (principal amount)	[●]
Equity Interests in WeWork (number of shares)	[●]
Warrants (number of warrants and underlying Equity Interests)	[●] ([●])

[Signature Page to Transaction Support Agreement]

EXHIBIT A

Term Sheet

Transaction Term Sheet > $675mm, including (i) $500mm New 1L Notes which will be offered to all non-SoftBank Public Noteholders and which is backstopped by the ad hoc group (the "AHG") and (ii) $175mm New 1L Notes or New 1L Delayed Draw Notes(1) from third-party, non-SoftBank investor(s) > SoftBank to roll its $250mm of drawn Secured Notes and $50mm Secured Notes into New 1L Notes or New 1L Delayed Draw Notes (at the Company's option; if Delayed Draw Notes option selected, then subject to SoftBank's drawn amounts being repaid in cash upon consummation of a transaction) New Money > Following the issuance of $500mm of New 1L Notes in connection with the exchange offers, 1L Delayed Draw Notes from third party and SoftBank may be drawn as follows: (i) the first $250m from SoftBank and $125m from third party shall be drawn ratably; (ii) the final $50m from SoftBank and $50m from third party shall be drawn ratably; SoftBank and third party shall be entitled to a 12.5% PIK fee with respect to the portion of any 1L Delayed Draw Notes amount issued and outstanding above $250mm and $125mm, respectively Implementation > Third-party, non-SoftBank Investors to purchase 35mm of primary shares of WeWork at $1.15/share at closing / > Public Noteholders exchange into (i) subject to a New Money commitment, New 2L Exchange Notes and equity, (ii) New 3L Exchange Notes Structure and equity, or (iii) equity ? Subject to minimum participation threshold of 90%, provided that such threshold may be waived or modified with the consent of the Exchange Offers Company > SoftBank has the option to exchange (i) $250mm of Unsecured Notes into New 2L Convertible Exchange Notes and equity and (ii) $359.5mm of Unsecured Notes into New 3L Convertible Exchange Notes and equity > SoftBank Unsecured Notes that do not exchange into either (i) New 2L Convertible Exchange Notes and equity or (ii) New 3L Convertible Equitization Exchange Notes and equity, exchange at 90% of par claims into common equity at a value established by the 20-day volume weighted average common stock price 10 trading days pre and 10 trading days post-announcement of the Exchange (the "Common Equity VWAP") (1) Delayed draw option for the third-party investor requires demonstration of fully-committed, unconditional and irremovable capital (e.g., letter of credit issued to WeWork) from third-party, non-SoftBank investor(s). 1

Transaction Term Sheet (Cont'd) > First lien notes ("New 1L Notes") from participating Public Noteholders Description > New 1L Notes or New 1L Delayed Draw Notes from SoftBank and third-party, non-SoftBank investors ? New 1L Delayed Draw Notes will be issued under the same indenture as the New 1L Notes, but under three separate series > $675mm, including (i) $500mm offered to all non-SoftBank Public Noteholders and backstopped by the AHG and (ii) $175mm New 1L Notes or New 1L Delayed Draw Notes(1) (at the Company's option) from third-party, non-SoftBank investors at the same terms (including call protection, if drawn) as New 1L Notes Size > SoftBank to roll its $250mm of drawn Secured Notes and $50mm Secured Notes into New 1L Notes or New 1L Delayed Draw Notes (at the Company's option; if Delayed Draw Notes option selected, then subject to SoftBank's drawn amounts being repaid in cash upon consummation of a transaction) at the same economic terms (including call protection, if drawn) as New 1L Notes Notes > Drawn: 15.0% (7.0% Cash / 8.0% PIK), payable semi-annually / Undrawn: None Interest Rate Draw > Default Rate: 2% Delayed Backstop Fee > 5.0% PIK to the AHG ($500mm backstopped from AHG) Maturity > August 15, 2027 1L New > Secured on a first lien basis by all assets (subject to exclusions customary for facilities of this nature and on terms satisfactory to the AHG and / SoftBank) consistent with the collateral securing the LC Facility Notes > Pledge of 100% of the equity interests of WW Worldwide C.V. Security / 1L New Guarantees > Guarantors to include each guarantor and each current "unrestricted subsidiary" (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 1L Notes of each applicable series separately (the "Required 1L Noteholders") CoC > Callable at 101% of par, "Change of Control" to be defined in a manner acceptable to the AHG and SoftBank > NC - 18 months from closing / par thereafter (subject to make-whole protection (to be defined in a manner acceptable to the AHG and Prepayment SoftBank) during non-call period) > Equity Claw: WeWork may repay 35% of outstanding principal at 115.0% during non-call period > At the signing date, a third-party, non-SoftBank investors will have committed to purchase 35mm of primary shares of WeWork at $1.15/share Equity Option at closing (1) Delayed draw option for the third-party investor requires demonstration of fully-committed, unconditional and irremovable capital (e.g., letter of credit issued to WeWork) from third-party, non-SoftBank investor(s). 2

Transaction Term Sheet (Cont'd) 111 Description > Second lien exchange notes ("New 2L Exchange Notes") > 7.875% Notes: 90% of par (comprised of 75 cents of New 2L Exchange Notes + 15 cents of equity at the Common Equity VWAP) Exchange Price > 5.000% Notes (Series II): 90% of par (comprised of 75 cents of New 2L Exchange Notes + 15 cents of equity at the Common Equity VWAP) > 11.0% (5.0% Cash / 6.0% PIK), payable semi-annually Interest Rate Convertible) > Default Rate: 2%-(Non > 101 equity claw for life Prepayment Notes > 101 refi call protection Maturity > August 15, 2027 Exchange > Secured on a second lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes and the LC Facility, (ii) pari passu with the New 2L Convertible Exchange Notes and (iii) senior to the New 3L 2L New Exchange Notes and the New 3L Convertible Exchange Notes Security / > Pledge of 100% of the equity interests of WW Worldwide C.V. Guarantees > Guarantors to include each guarantor and each current "unrestricted subsidiary" (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 2L Exchange Notes of each applicable series separately 3

Transaction Term Sheet (Cont'd) 111 Description > Second lien convertible exchange notes ("New 2L Convertible Exchange Notes") > $250mm principal amount of 5.000% Notes (Series I): 90% of par (comprised of 75 cents of New 2L Convertible Exchange Notes + 15 cents Exchange Price of equity at the Common Equity VWAP) > 11.0% (5.0% Cash / 6.0% PIK), payable semi-annually Interest Rate > Default Rate: 2% Prepayment > 101 equity claw for life Notes > 101 refi call protection Exchange Maturity > August 15, 2027 > Secured on a second lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes and the LC Facility, (ii) pari passu with the New 2L Exchange Notes and (iii) senior to the New 3L Exchange Convertible Notes and the New 3L Convertible Exchange Notes Security / > Pledge of 100% of the equity interests of WW Worldwide C.V. 2L New Guarantees > Guarantors to include each guarantor and each current "unrestricted subsidiary" (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 2L Convertible Exchange Notes of each applicable series separately > The holder has the option to convert its New 2L Convertible Exchange Notes into common equity at any time at a per share price equal to 1.3x Common Equity VWAP Conversion Option > 18 months after closing date, 2L Convertible Exchange Notes mandatorily convert into common equity at 1.3x Common Equity VWAP if (i) the non-JV, wholly owned liquidity is greater than $250mm and (ii) the daily VWAP is equal to or greater than 250% the Common Equity VWAP for at least 20 trading days in a 30-trading day period 4

Transaction Term Sheet (Cont'd) 111 Description > Third lien exchange notes ("New 3L Exchange Notes") > 7.875% Notes: 90% of par (comprised of 75 cents of New 3L Exchange Notes + 15 cents of equity at the Common Equity VWAP) Exchange Price > 5.000% Notes (Series II): 90% of par (comprised of 75 cents of New 3L Exchange Notes + 15 cents of equity at the Common Equity VWAP) > 12.0% PIK, payable semi-annually ertible) Interest Rate Conv > Default Rate: 2%-> 101 equity claw for life (Non Prepayment Notes > 101 refi call protection Maturity > August 15, 2027 Exchange > Secured on a third lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes, the LC Facility, the New 2L Exchange Notes and the New 2L Convertible Exchange Notes and (ii) pari passu 3L New with the New 3L Convertible Exchange Notes Security / > Pledge of 100% of the equity interests of WW Worldwide C.V. Guarantees > Guarantors to include each guarantor and each current "unrestricted subsidiary" (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 3L Exchange Notes of each applicable series separately 5

Transaction Term Sheet (Cont'd) 111 Description > Third lien convertible exchange notes ("New 3L Convertible Exchange Notes") > $359.5mm principal amount of 5.000% Notes (Series I): 90% of par (comprised of 75 cents of New 3L Convertible Exchange Notes + 15 Exchange Price cents of equity at the Common Equity VWAP) > 12.0% PIK, payable semi-annually Interest Rate > Default Rate: 2% > 101 equity claw for life Prepayment Notes > 101 refi call protection Exchange Maturity > August 15, 2027 > Secured on a third lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes, the LC Facility, the New 2L Exchange Notes and the New 2L Convertible Exchange Notes and (ii) pari passu Convertible with the New 3L Exchange Notes Security / > Pledge of 100% of the equity interests of WW Worldwide C.V. 3L New Guarantees > Guarantors to include each guarantor and each current "unrestricted subsidiary" (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 3L Convertible Exchange Notes > The holder has the option to convert its New 3L Convertible Exchange Notes into common equity at any time at a per share price equal to 1.3x Common Equity VWAP Conversion Option > 18 months after closing date, the 3L Convertible Exchange Notes mandatorily convert into common equity at 1.3x Common Equity VWAP if (i) the non-JV, wholly owned liquidity is greater than $250mm and (ii) the daily VWAP is equal to or greater than 250% the Common Equity VWAP for at least 20 trading days in a 30-trading day period 6

Transaction Term Sheet (Cont'd) 111 Senior Tranche > $960mm Junior Tranche > $470mm Rate > Senior LC Tranche: 6.0% > Junior LC Tranche: 3M SOFR + 9.90% Maturity > Senior LC Tranche: March 14, 2025 > Junior LC Tranche: March 7, 2025 > SVFII reimbursement obligations and LC commitments under the LC Facility dynamically reduce dollar-for-dollar with LC utilization burn down (as provided in the existing LC credit facility documents) Facility > SVFII shall only be obligated to reimburse existing LCs; credit support shall not be extended for new LCs; LCs shall not be issued to secure LC new leases SVFII > Subject to acceptable amendments to the LC Facility documents, SVFII shall continue to provide credit support under the existing credit facility until August 15, 2027 and shall work with Bank Lenders to continue to extend the maturity dates for the facility Obligations > Senior + Junior Upfront Fees payable May 2024 (150 bps) / August 2024 (50 bps)(1) > PIK Accrual Fees accrued through 2027 and payable at the earliest of maturity, acceleration and termination of the LC Facility ? 7.045% Senior LC Fee Accrual Start: February 10, 2024 ? 6.500% Junior LC Fee Accrual Start: November 30, 2023 Security/ > Existing collateral Guarantees > Pledge of 100% of equity interests of WW Worldwide C.V. > Subject to participation in pro rata share of New Money commitment, Public Noteholders have the option to exchange (i) at 90% of par into a New Money combination of (x) 75 cents of New 2L Exchange Notes and (y) 15 cents of common equity at the Common Equity VWAP or (ii) at 90% of par Participants into equity at a per share conversion price equal to the Common Equity VWAP Exchange ? Any and all accrued or deferred portion of coupon paid in cash at closing Non-New Money > Public Noteholders offered the ability to exchange (i) at 90% of par into a combination of (x) 75 cents of 3L Exchange Notes and (y) 15 cents Notes Participants of equity or (ii) at 90% of par into equity at a per share conversion price equal to the Common Equity VWAP Public Minimum > Subject to minimum participation threshold of 90%, provided that such threshold may be waived or modified with the consent of the Company Participation Negative Covenants > Participating Public Noteholders to consent to stripping substantially all restrictive covenants in 7.875% Notes and 5.000% Notes indentures (1) Reflects current agreed deferral terms. 7

Transaction Term Sheet (Cont'd) > SoftBank to roll its $250mm existing drawn Secured Notes and $50mm Secured Notes into New 1L Notes or New 1L Delayed Draw Notes (at the Company's option; if Delayed Draw Notes option selected, then subject to SoftBank being repaid in cash upon consummation of a transaction) at the same economic terms (including call protection, if drawn) as New 1L Notes > Any and all accrued or deferred portion of coupon and fees paid in cash at closing > Remaining $200mm of $500mm Senior Secured Notes commitment to be canceled at closing > Prior to closing, the remaining $250mm Senior Secured Notes commitment may be drawn by the Company in separate draws, each subject to Secured Notes the terms of the NPA and subject to the following schedule: a request of no more than $50mm which may be made no earlier than April 1, 2023; a subsequent request of no more than $75mm which may be made no earlier than May 1, 2023; another subsequent request of no more than $75mm which may be made no earlier than June 1, 2023 and, if applicable, $50mm thereafter (provided all outstanding Senior Secured Notes, including any accrued but unpaid interest thereon, shall be repaid in cash to SoftBank at closing, except that a principal amount of up to $300mm of then outstanding Senior Secured Notes may, at the Company's election, either (i) be repaid in cash at closing in consideration for the issuance of up to $300mm of New 1L Delayed Draw Notes or (ii) remain outstanding and be exchanged for up to $300mm of New 1L Notes at closing) SoftBank > SoftBank has the option to exchange (i) $250mm of Unsecured Notes into (x) 75 cents of New 2L Convertible Exchange Notes and (y) 15 cents of equity at the Common Equity VWAP and (ii) $359.5mm of Unsecured Notes into (x) 75 cents of New 3L Convertible Exchange Notes and (y) 15 cents of equity at the Common Equity VWAP ? Delayed Draw option shall not impair the ability to uptier SoftBank's Unsecured Notes into New 2L Convertible Exchange Notes and New 3L Unsecured Notes Convertible Exchange Notes > No Unsecured Notes to remain outstanding; SoftBank Unsecured Notes that do not exchange into either (i) New 2L Convertible Exchange Notes and equity or (ii) New 3L Convertible Exchange Notes and equity, exchange at 90% of par claims into common equity at a value established by the Common Equity VWAP > Any and all accrued or deferred portion of coupon paid in cash at closing > Documentation to provide that, in the event WeWork commences a case under chapter 11 of the Bankruptcy Code, all new first lien notes and Pro Rata Sharing new second lien notes held by SoftBank must be classified with and receive the same treatment as the new first lien notes and new second lien notes held by non SoftBank investors, as applicable 8

Transaction Term Sheet (Cont'd) > The Issuers, the 1L Notes Collateral Agent (as representative for the New Money 1L Noteholders), and Goldman Sachs International Bank (as representative for the "Secured Parties" (as defined in the L/C Credit Agreement)) ("GSIB"), shall enter into an intercreditor agreement based on the existing pari passu intercreditor agreement between the Issuers, GSIB, and the collateral agent under the existing Senior Secured Notes, subject to the below changes and additional technical changes to permit the addition of additional series of pari passu debt > The intercreditor agreement shall provide that (i) (x) prior to the occurrence of an LC Discharge Event (as defined below), GSIB shall be the "controlling agent", including in any insolvency or liquidation proceeding (the "1L Controlling Agent") and (y) after the occurrence of an LC Discharge Event, the 1L Notes Collateral Agent shall be 1L Controlling Agent and shall take direction on a majority vote basis with the full principal amount of each applicable series of New 1L Notes deemed to vote as directed by the majority of the holders of the New 1L Notes in such series and (ii) the parties to the intercreditor agreement shall not raise any objection to any debtor(s)-in-possession financing provided by or use of cash collateral under Section 363 of the Bankruptcy Code (or similar or equivalent provision of any other bankruptcy law) by the 1L Controlling Agent > The holders of the New 1L Notes and New 1L Delayed Draw Notes acknowledge and agree that: (i) the first lien secures all obligations under Pari Intercreditor the LC Facility, the New 1L Notes and the New 1L Delayed Draw Notes (collectively, the "First Lien Obligations") and (ii) to the extent that the Agreement(1) SVF Obligor or any other person funds, pays, prepays, reimburses or cash collateralizes the LC Facility, (a) the SVF Obligor or such other person shall be subrogated to the rights of the Secured Parties and (b) the claims arising from such funding, payment, prepayment, reimbursement or cash collateralization shall rank pari passu in payment and security with the New 1L Notes and the New 1L Delayed Draw Notes. The holders of the New 1L Notes and New 1L Delayed Draw Notes agree that they shall not challenge the validity, enforceability or priority of claims, whether arising from subrogation or otherwise, of the SVF Obligor or such other person or the validity, enforceability or priority of any liens securing such claims of the SVF Obligor or such other person > "LC Discharge Event" means (i) the "Date of Full Satisfaction" under the LC Credit Agreement, (ii) the funding, payment, prepayment, reimbursement, or cash collateralization of the obligations of the WeWork Obligors and the SVF Obligor under the LC Credit Agreement (whether by the WeWork Obligors, the SVF Obligor or any other person), in each case, in full and in cash, including any funding, payment, prepayment, reimbursement or cash collateralization or prepayment in accordance with Sections 11.1 or 11.2 of the LC Credit Agreement or the Parent Indemnity, in each case, in full and in cash, or (iii) the SVF Obligor being subrogated to the rights of the Secured Parties as a result of the funding, payment, prepayment, reimbursement, or cash collateralization of the obligations of the WeWork Obligors and the SVF Obligor pursuant to Sections 11.1 or 11.2 of the LC Credit Agreement, in each case, in full and in cash > Affiliates of the Company shall only be entitled to vote their New 2L Notes in a dollar amount up to their respective amount of New 2L Notes held as of the Closing Date (inclusive of all subsequent PIK accruals) for purposes of voting on any plan of reorganization proposed in the Voting bankruptcy proceedings of the Company or any Guarantor; provided, that such plan treats the New 2L Notes owned by Affiliates in the same manner in which it treats the New 2L Notes held by non-Affiliates > Customary for facilities of this nature and to be on terms satisfactory to the AHG and SoftBank Events of Default > To include cross-default (without additional grace period) provisions for any Event of Default following the expiration of a grace period under the LC Facility or other material indebtedness(2) (1) Capitalized terms used in this section but not defined herein shall have the meanings ascribed to them in the LC Credit Agreement. (2) This Event of Default shall apply only to the New 1L Indenture. 9

Transaction Term Sheet (Cont'd) > Customary resale registration rights for each party receiving equity securities pursuant to the transactions herein (including for the avoidance of doubt, the participating Public Noteholders), including: ? The filing of registration statements on Form S-3 (or such other form if the Company is not then eligible to use such form (provided, that the Company shall use its reasonable best efforts to remain eligible to use Form S-3 in all circumstances for so long as the Company has obligations hereunder)) as follows: o For members of the AHG, no later than the first Business Day following the settlement of the Exchange Offers described herein o For all other Public Noteholders who participate in any Exchange Offer and who provide the notice and questionnaire set forth in the Offering Memorandum relating to the Exchange Offers no later than the 15th Business Day after the settlement of the Exchange Offers, such initial registration statement shall be filed no later than the 20th Business Day after the date of settlement of the Exchange Offers, Registration Rights ? Using commercially reasonable efforts to obtain effectiveness of such registration statements as soon as possible under applicable U.S. securities laws and maintaining the effectiveness of (i) the registration statement covering the resale of shares held by the AHG until the date on which all such shares of Class A Common Stock have been sold and (ii) the registration statement covering the resale of shares held by other Public Noteholders until the earliest of: (1) two years after the first date of original issuance of the New 1L Notes and (2) the date on which all such shares of Class A Common Stock have been sold. ? Customary piggyback registration rights for the AHG in the case of any primary offering of equity securities by the Company within 2 years of the settlement of the notes issued from the Exchange Offers ? Registration rights will be subject to customary blackout periods ? Customary expenses and indemnification provisions will be included as part of the registration rights > Without limiting any rights currently held, SoftBank will be granted registration rights comparable to those granted to the AHG Fees and Expenses & > The fees and expenses incurred by Covered 1L Noteholders and Covered 2L Noteholders (each, defined below)(1) in administering and enforcing Indemnification their respective notes will be paid by the Issuers and/or the Guarantors. Ratings > Company to use best efforts to obtain a rating for the New 1L Notes and New 2L Exchange Notes (1) "Covered 1L Noteholders" shall mean a group of holders of New 1L Notes (other than SoftBank and certain third-party, non-SoftBank investors) who hold at least 25% of the outstanding aggregate principal amount of New 1L Notes at any time. "Covered 2L Noteholders" shall mean a group of holders of New 2L Exchange Notes (other than SoftBank and certain third-party, non-SoftBank investors) who hold at least 25% of the outstanding aggregate principal amount of New 2L Exchange Notes at any time. 10

EXHIBIT B

Provision for Transfer Agreement

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Transaction Support Agreement, dated as of [●], 2023 (the “Agreement”),1 by and among the Company Parties, SoftBank, and the Consenting Noteholders, including the transferor to the Transferee of any Company Claims/Equity Interests (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof, and shall be deemed a [“Consenting Noteholder” under the terms of the Agreement][SoftBank entity for purposes of Sections [●] only of the Agreement].2

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of the Transfer, including the agreement to be bound by the vote, tender, or consent, as applicable, of the Transferor if such vote, tender, or consent was cast before the effectiveness of the Transfer discussed herein.

Date Executed:

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Senior Letter of Credit Tranche
Junior Letter of Credit Tranche
Secured Notes (principal amount) 5.00% Unsecured Notes, Series I (principal amount) 5.00% Unsecured Notes, Series II (principal amount) 7.875% Unsecured Notes (principal amount)
Equity Interests in WeWork (number of shares)
Warrants (number of warrants and underlying Equity Interests)

[1]	Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.
[2]	Joinder to be revised as appropriate for SoftBank entity.

EXHIBIT C

Form of Joinder

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Transaction Support Agreement, dated as of [●], 2023 (the “Agreement”),3 by and among the Company Parties, SoftBank, and the Consenting Noteholders and agrees to be bound by the terms and conditions thereof to the extent the other Parties are thereby bound, and shall be deemed a [“Consenting Noteholder” under the terms of the Agreement][SoftBank entity for purposes of Sections [●] only of the Agreement].4

The Joinder Party specifically agrees to be bound by the terms and subject to the conditions of the Agreement and makes all representations and warranties contained therein as of the date hereof and any further date specified in the Agreement.

Date Executed:

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Senior Letter of Credit Tranche
Junior Letter of Credit Tranche
Secured Notes (principal amount) 5.00% Unsecured Notes, Series I (principal amount) 5.00% Unsecured Notes, Series II (principal amount) 7.875% Unsecured Notes (principal amount)
Equity Interests in WeWork (number of shares)
Warrants (number of warrants and underlying Equity Interests)

[3]	Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.
[4]	Joinder to be revised as appropriate for SoftBank entity.

EXHIBIT D

Backstop Commitment Agreement

EXHIBIT E

Governance Term Sheet

ANNEX C

Confidential	March 17, 2023

Board of Directors or Managers and

any committee of such Boards, as applicable

WeWork Inc.

WeWork Companies LLC

75 Rockefeller Plaza, 10th Floor

New York, NY 10019

Members of the Boards:

Lincoln International LLC (“Lincoln”) has been retained by the special committee of the board of directors of WeWork Inc. (“WeWork”) and WeWork Companies LLC (the “Company” and, collectively with its subsidiaries, the “WeWork LLC Parties” and the WeWork LLC Parties collectively with WeWork, the “Clients”), to act as a financial advisor for the purpose of delivering this opinion (this “Opinion”) as to whether the Transactions (defined below), taken as a whole, are fair, from a financial point of view, to the Company, WeWork and holders (such holders in their capacity as holders of Common Stock (as defined below), the “Public Stockholders”) of shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) and shares of Class C Common Stock, par value $0.0001 per share (“Class C Common Stock” and, together with Class A Common Stock, “Common Stock”), in each case of WeWork, other than (i) SoftBank Group Corp., StarBright WW LP (“StarBright”), SVF Endurance (Cayman) Limited, SoftBank Vision Fund II-2 L.P. (“SVF II”), SVF II WW Holdings (Cayman) Limited, SB Investment Advisers (UK) Limited, SoftBank Vision Fund L.P., SB Global Advisors Limited and SVF II GP (Jersey) Limited (collectively with any their respective affiliates that may hold or beneficially hold shares of Common Stock, the “SoftBank Holders”) and (ii) the investor named in the Investor Purchase Agreement (as defined below) (such investor, together with its affiliates, the “Investor”) that may hold or beneficially hold shares of Common Stock.

Description of the Transactions and the Opinion

Lincoln understands that WeWork and certain of its subsidiaries intend to consummate the transactions described below (collectively, the “Transactions”):

(i) the Company and We Co-Obligor Inc. (together with the Company, the “Issuers”) commencing separate offers to exchange any and all of the outstanding 7.875% Senior Notes due 2025 and 5.00% Senior Notes due 2025, Series II (collectively, the “Old Notes”) issued by the Issuers for, at the election of each eligible holder, (a) in the case of any eligible holder that concurrently purchases its pro rata portion of $500.0 million in aggregate principal amount of 15.00% First Lien Senior Secured PIK Notes due 2027 (“First Lien Notes”) issued by the Issuers either (x) per $1,000 in principal amount of the Old Notes being exchanged (I) $750 in principal amount of 11.00% Second Lien Senior Secured PIK Notes due 2027 of the Issuers and a number of shares of Class A Common Stock, to be delivered by the Issuers or WeWork, equal to $150 calculated at the 20-day volume weighted average price for shares of Class A Common Stock during the period starting 10 trading days prior to the announcement of the Exchange Offers and ending 10 trading days after the announcement of the Exchange Offers (as defined below)) (the “Common Equity VWAP”) or (II) a number of shares of Class A

Lincoln International LLC 110 North Wacker Drive Floor 51 Chicago, Illinois 60606	www.lincolninternational.com

Common Stock, to be delivered by the Issuers or WeWork, equal to $900 calculated at the Common Equity VWAP or (b) in the case of any eligible holder that does not concurrently purchase its pro rata portion of First Lien Notes either (x) per $1,000 in principal amount of the Old Notes being exchanged (I) $750 in principal amount of 12.00% Third Lien Senior Secured PIK Notes due 2027 of the Issuers and a number of shares of Class A Common Stock, to be delivered by the Issuers or WeWork, equal to $150 calculated at the Common Equity VWAP or (II) a number of shares of Class A Common Stock, to be delivered by the Issuers or WeWork, equal to $900 calculated at the Common Equity VWAP (such exchange offers, the “Exchange Offers”);

(ii) the Issuers soliciting consents from holders of the Old Notes for certain proposed amendments to the indentures governing the Old Notes to eliminate substantially all of the restrictive covenants and certain of the default provisions contained in such indentures (the “Consent Solicitations”);

(iii) the exchange (the “SoftBank Exchange”) of (a) up to $250.0 million in aggregate principal amount outstanding of Series I Notes held by StarBright for consideration consisting of a combination of (x) up to $187.5 million in aggregate principal amount 11.00% Second Lien Senior Secured PIK Exchangeable Notes due 2027 that may be exchanged into shares of Class A Common Stock to be delivered by the Issuers or WeWork and (y) a number of shares of Class A Common Stock, to be delivered by the Issuers or WeWork, equal to $150 per $1,000 in principal amount of Series I Notes being exchanged calculated at the Common Equity VWAP; and (b) up to $359.5 million in aggregate principal amount outstanding of Series I Notes held by StarBright for consideration consisting of a combination of (x) up to $269.625 million in aggregate principal amount of 12.00% Third Lien Senior Secured PIK Exchangeable Notes that may be exchanged into shares of Class A Common Stock to be delivered by the Issuers or WeWork and (y) a number of shares of Class A Common Stock, to be delivered by the Issuers or WeWork, equal to $150 per $1,000 in principal amount of Series I Notes being exchanged calculated at the Common Equity VWAP;

(iv) the sale by StarBright of up to $1.65 billion of Series I Notes, less any Series I Notes exchanged in the SoftBank Exchange, to WeWork or the Issuers for consideration consisting of a number of shares of Class A Common Stock equal to $900 per $1,000 in principal amount of Series I Notes being sold calculated at the Common Equity VWAP;

(v) the rollover of up to $300.0 million in aggregate principal amount of the Issuers’ Senior Secured Notes due 2025 currently held or that may be issued to SVF II into up to $300.0 million in aggregate principal amount of 15.00% First Lien Senior Secured Delayed Draw PIK Notes due 2027 (the “SoftBank Delayed Draw Notes”) of the Issuers having substantially similar terms as the First Lien Notes;

(vi) the SoftBank Holders entering into a credit support letter to provide additional credit support until 2027 with respect to the Company’s existing letter of credit facilities and certain other changes with respect thereto;

(vii) certain holders of the Old Notes (the “Backstop Parties”) entering into a backstop agreement (the “Backstop Agreement”) with the Issuers whereby such parties will agree to backstop up to $500.0 million of the First Lien Notes to the extent such amount notes are not funded by the eligible holders in the Exchange Offers, subject to the consummation of the Exchange Offers, and in exchange for a fee payable to the Backstop Parties in the form of First Lien Notes;

(viii) WeWork and the Issuers entering into a securities purchase and commitment agreement (the “Investor Purchase Agreement”) with the Investor and the Issuers, pursuant to which, among other things: (a) WeWork will agree to issue and sell, and the Investor will agree to purchase, 35.0 million shares of Class A Common Stock in a private placement for a purchase price of $1.15 per share and (b) the Investor will commit to purchase $175.0 million in aggregate principal amount of 15.00% First Lien Senior Secured PIK Delayed Draw Notes due 2027 (the “Investor Delayed Draw Notes”) having substantially similar terms as the SoftBank Delayed Draw Notes;

(ix) the payment of a 12.5% PIK fee with respect to the portion of any SoftBank Delayed Draw Notes issued and outstanding above $250 million and any Investor Delayed Draw Notes issued and outstanding above $125 million;

(x) WeWork entering into one or more registration rights agreements in connection with the registration of the shares of Class A Common Stock issued in connection with the Transactions; and

(xi) the other transactions and agreements contemplated by the Transaction Support Agreement (as defined below) and the Term Sheet (as defined below) or referred to in such agreements.

Lincoln is acting as financial advisor to the Clients in connection with the Transactions for the purpose set forth above and, pursuant to an engagement letter with the Clients, dated as of March 15, 2023 (the “Engagement Letter”), and will receive customary fees from the Clients for its services, including fees which became payable upon execution of the Engagement Letter and fees which became payable upon Lincoln’s indicating that it was prepared to render (or Lincoln’s actual rendering of) its opinion to the Boards (and any committees thereof). No portion of Lincoln’s fees is contingent upon either the conclusion reached herein or the consummation of all or a portion of the Transactions or any other transaction. In addition, the Clients have agreed to indemnify Lincoln and certain related parties against certain liabilities, and to reimburse Lincoln for certain expenses, arising in connection with or as a result of Lincoln’s engagement. Lincoln has also been previously retained by the Clients to provide financial advisory services and fairness opinions in connection with other transactions consummated by WeWork and the Company for which Lincoln has received customary fees and indemnification. Lincoln and its affiliates provide a range of investment banking and financial services and, in that regard, Lincoln and its affiliates may in the future provide investment banking and other financial services to the Clients, and their respective affiliates, including the SoftBank Holders, and the Investor and its affiliates, for which Lincoln and its affiliates would expect to receive customary compensation.

Scope of Analysis

In arriving at this Opinion, Lincoln has, among other things:

1)	Reviewed the following documents:

a.	The Company’s Credit Agreement, dated as of December 27, 2019 (as amended and supplemented from time to time);

b.	The Company’s Amended and Restated Reimbursement Agreement, dated as of December 20, 2022 (as amended and supplemented from time to time);

c.	Indenture, dated as of April 30, 2018 (as amended and supplemented from time to time) relating to the Issuers’ 7.875% Senior Notes due 2025;

d.

Amended and Restated Senior Notes Indenture, dated as of December 16, 2021 (as amended and supplemented from time to time) relating to the Issuers’ 5.00% Senior Notes due 2025, Series I and 5.00% Senior Notes due 2025, Series II;

e.	Senior Secured Notes Indenture, dated as of January 3, 2023 (as amended and supplemented from time to time) relating to the Issuers’ Senior Secured Notes due 2025;

f.

Amended and Restated Master Senior Secured Notes Note Purchase Agreement, dated as of October 20, 2021 (as amended and supplemented from time to time) relating to the Issuers’ Senior Secured Notes due 2025;

g.	Draft of the Transaction Support Agreement (the “Transaction Support Agreement”) relating to the Transactions, including the Transactions Term Sheet attached as Exhibit A thereto (the “Term Sheet”);

h.	Draft of the Backstop Agreement;

i.	Draft of the Investor Purchase Agreement;

j.	Form of the Support Agreements to be entered into WeWork and certain stockholders;

k.	Project Landlord Discussion Materials presentation dated February 8, 2023;

l.	WeWork’s Investor Presentation dated February 2023;

m.	WeWork’s 8-K filed on February 16, 2023;

n.	WeWork’s 10-K filed on March 17, 2022;

o.	WeWork’s 10-Q filed on November 14, 2022;

p.	The quarterly financial projections for WeWork and the Company for the periods ending March 31, 2023 through December 31, 2027 provided to us by management of the Clients;

q.	A letter addressed to us by management of WeWork, dated March 17, 2023 (the “Management Rep Letter”); and

r.	Other documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company and WeWork, provided to Lincoln by the management of the Clients.

2)	Discussed the terms and circumstances surrounding the Transactions with certain representatives of Kirkland & Ellis LLP (the Clients’ legal counsel) and the management of WeWork and the Company.

3)	Spoke with the management of WeWork and the Company regarding the business, financial outlook, liquidity and balance sheet management, and prospects of WeWork and the Company.

4)

Reviewed the financial terms of the Transactions as described in the Term Sheet and compared those terms with the publicly available financial terms of certain other transactions and securities that Lincoln deemed relevant.

5)

Reviewed certain financial and other information for WeWork and the Company, and compared that data and information with certain security trading, financial and corresponding data and information for companies with publicly traded securities as of the date hereof, none of which is directly comparable to WeWork or the Company, that Lincoln deemed relevant.

6)

Considered such other information, financial studies, credit quality assessment, market yield, valuation and other financial analyses and investigations and financial, economic, and market criteria that Lincoln deemed relevant.

In preparing this Opinion, Lincoln has relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax, and other information Lincoln reviewed, and Lincoln has not assumed any responsibility for the independent verification of (and has not independently verified) any of such information. With respect to the financial forecasts and the unaudited financial statements and other financial information provided to Lincoln by the Clients, Lincoln has assumed that they were reasonably prepared in good faith on a basis reflecting the currently available estimates and judgments of the applicable parties who prepared them. Lincoln assumes no responsibility for, and expresses no opinion with respect to, the reasonableness of the assumptions, estimates and judgments on which such forecasts and interim financial statements and other financial information were based. In addition, Lincoln has not conducted a physical inspection of any assets or facilities of any party. Lincoln was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Clients or any of their respective subsidiaries or affiliates, nor was Lincoln furnished with any such evaluations or appraisals. Lincoln has not evaluated the solvency or fair value of WeWork, the Company or any of their respective subsidiaries (or the impact of the Transactions thereon) under any law relating to bankruptcy, insolvency, or similar matters. With regard to the information provided to Lincoln by the Clients, Lincoln has relied upon the assurances of the management of the Clients that they are unaware of any facts or circumstances that would make such information materially incomplete or misleading in any material respect. Lincoln has also assumed that there has been no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations, or prospects of WeWork, the Company and their respective subsidiaries since the date of the most recent financial statements made available to Lincoln, other than as set forth in the Management Rep Letter. With your consent, Lincoln has also assumed that in the course of obtaining any necessary regulatory and third-party consents, approvals and agreements for the Transactions, no modification, delay, limitation, restriction, or condition will be imposed that will have an adverse effect on the Clients or the consummation of the Transactions. Solely for the purposes of this Opinion, Lincoln assumed a Common Equity VWAP that was calculated using the 10-day historical volume weighted average price of WeWork’s Class A Common Stock as of March 16, 2023, given this Opinion is being delivered prior to date as of which the actual Common Equity VWAP can be calculated. Lincoln’s Opinion is as of the date hereof and does not address or incorporate the actual Common Equity VWAP that will be calculated based, in part, on the price of WeWork’s Class A Common Stock following the delivery of this Opinion. With your consent, Lincoln has assumed that the definitive documents relating to the Transactions will contain terms and conditions that are materially consistent with the Term Sheet and the Transaction Support Agreement.

Lincoln was not requested to, nor did Lincoln, participate in the negotiation or structuring of the Transactions. Lincoln was not requested to, nor did Lincoln, seek alternative candidates for the Transactions. Lincoln has relied upon the fact that the Transactions will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules, and regulations.

This Opinion is necessarily based on financial, economic, market, and other conditions as they exist on and the information made available to Lincoln as of the date hereof. Although subsequent developments may affect this Opinion, Lincoln does not have any obligation to update, revise, or reaffirm this Opinion.

This Opinion (i) does not address the underlying business decision of the Boards or the Clients to proceed with or effect the Transactions or the effect of any other transaction in which the Clients might engage, and does not address whether the terms of the Transactions are the best possibly attainable under the circumstances and (ii) does not constitute advice or a recommendation to any security holder as to how they should act or vote with respect to any matter relating to the Transactions. The decision as to whether to proceed with the Transactions or any related transaction depends on an assessment of various factors, many of which are unrelated to the financial analyses on which this Opinion is based and as to which Lincoln is not providing any advice or opinion.

This Opinion is addressed to, and is for the use and benefit of the Boards and any committees thereof, including any special committee established to evaluate the Transactions. This Opinion addresses only the fairness, from a financial point of view, to the Company, WeWork and the Public Stockholders of the Transactions, taken as a whole, and does not address any other terms, aspects or implications of the Transactions or any agreements, arrangements or understandings entered into or to be entered into in connection with the Transactions. Lincoln analyzed the fairness of the Transactions to WeWork and the Company on a consolidated basis, as well as to the Public Stockholders. This opinion does not address the fairness of the Transactions, taken as a whole, to the holders (other than the Public Stockholders) of any class of securities, creditors or other constituencies of any party. This Opinion is limited to the fairness, from a financial point of view, of the Transactions taken as a whole to WeWork and the Company on a consolidated basis, as well as to the Public Stockholders and does not address the terms of any individual component of the Transactions or the terms of any specific security issued in connection with the Transactions. In addition, this Opinion does not address the relative merits of the Transactions (or any component thereof) as compared to other transaction structures, transactions, or business strategies that may be available to the Clients or the Boards, nor does it address or constitute a recommendation regarding the decision of the Boards to authorize the execution of any agreement or to engage in the transactions contemplated therein. We do not express any opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of the officers, directors or employees of any party to the Transaction, or any class of such persons, in connection with the Transitions, whether relative to the terms of the Transactions or otherwise. This opinion does not in any manner address what the value of any security will be when issued or the prices at which any security will trade at any time.

Conclusion

Based on and subject to the foregoing, and in reliance thereon, Lincoln is of the opinion that, as of the date hereof, the Transactions, taken as a whole, are fair to the Company, WeWork and the Public Stockholders from a financial point of view.

This Opinion has been authorized for issuance by the Opinion Review Committee of Lincoln.

Very truly yours,

/s/ Lincoln International LLC

LINCOLN INTERNATIONAL LLC

PRELIMINARY - SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week

WEWORK INC.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR AT THE MEETING.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [ ], 2023.

INTERNET –
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual Special Meeting, you will need your 12 digit control number to vote electronically at the virtual Special Meeting. To attend the virtual Special Meeting, visit: https://www.cstproxy.com/wework/sm2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PROXY	▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲	Please mark
your votes
like this

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

Proposal 1 – To adopt an amendment to the WeWork Inc.’s Second Amended and Restated Certificate of Incorporation to increase the total number of shares of Class A Common Stock that WeWork Inc. will have authority to issue from 1,500,000,000 shares to 4,874,958,334 shares.	FOR	AGAINST	ABSTAIN	Proposal 3 – To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve Proposal No. 1 and/or Proposal No. 2 at the time of the Special Meeting.	FOR	AGAINST	ABSTAIN

Proposal 2 – To approve, for purposes of the rules of the New York Stock Exchange, the potential issuance of more than 19.99% of the outstanding shares, including more than one percent of the outstanding shares to a Related Party, of Class A Common Stock and Class C Common Stock in the Transactions.	FOR	AGAINST	ABSTAIN

CONTROL NUMBER

Signature________________________________________ Signature, if held jointly_________________________________________ Date________________2023.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. This proxy card is only valid when signed and dated.

To view the Proxy Statement Online and to

Attend the Special Meeting, please go to:

https://www.cstproxy.com/wework/sm2023

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WeWork Inc.

The undersigned appoints Sandeep Mathrani, Pam Swidler, and Bruce Dunlevie as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A Common Stock and Class C Common Stock of WeWork Inc. held of record by the undersigned at the close of business on April 7, 2023 at the Special Meeting of Stockholders of WeWork Inc. to be held on [                ], 2023, or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)